As filed with the Securities and Exchange Commission on May 23, 2007
Registration No. 333-135510

United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM S-1
POST EFFECTIVE AMENDMENT NUMBER 2

Registration Statement
Under The Securities Act of 1933
HYPERDYNAMICS CORPORATION
(Exact name of small business issuer in its charter)
Delaware	1311	87-0400335
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial code)	(I.R.S. Employer Identification Number)
HYPERDYNAMICS CORPORATION
One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
voice: (713) 353-9400        fax: (713) 353-9421
(Address and telephone number of principal executive offices and principal place of business)

Kent Watts, CEO and President
One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
Voice: (713) 353-9400        fax: (713) 353-9421
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a Copy to:

With a Copy to:
 Joel Seidner, Esq.
880 Tully Road, Suite 50
Houston, Texas 77079
voice: (281) 493-1311         fax: (281) 667-3292
Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock par value $0.001 underlying warrants	2,100,000 shares	$2.21	$4,641,000.00	$500.00

Common Stock par value $0.001 underlying convertible debentures	3,000,000 shares	$2.21	$3,105,000.00	$710.00

TOTAL REGISTRATION FEE				$1,210.00	(3)

__________________________

(1)           The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. This fee computation is based on the closing price of the common stock on the American Stock Exchange under the stock symbol “HDY” on June 23, 2006 when the original Form S-1 was filed.

(2)           In accordance with Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also registers an indeterminate number of shares of common stock to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)           Previously Paid

                THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. THE SECURITIES COVERED BY THIS PROSPECTUS CANNOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

EXPLANATORY NOTE

This post-effective amendment on Form S-1 relates to the sale of up to 5,100,000 shares of our common stock by Cornell Capital Partners, LP which is the Selling Stockholder.

The purpose of this post-effective amendment on Form S-1 is to update financial information.

FORM S-1
POST EFFECTIVE AMENDMENT NUMBER 2

PART I
INFORMATION REQUIRED IN A PROSPECTUS

WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion  May 23, 2007

 PROSPECTUS
HYPERDYNAMICS CORPORATION
One Sugar Creek Blvd., #125
Sugar Land, Texas 77478 voice: (713) 353-9400       fax: (713) 353-9421
5,100,000 Shares of Common Stock
This prospectus relates to the sale of up to 5,100,000 shares of our common stock by Cornell Capital Partners, LP, the Selling Stockholder. We will not receive proceeds from the sale of our shares by the Selling Stockholder. However, we may receive proceeds of up to $6,610,000 from the exercise of the warrants overlying some of the common stock only if Cornell Capital Partners, LP utilizes the cash method exercise.

        Our common stock is traded on the American Stock Exchange under the trading symbol “HDY.”

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 21 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is __ __ , 2007

Dealer Prospectus Delivery Obligation

Until __ __ , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AVAILABLE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the “Commission”). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Kent Watts, Hyperdynamics Corporation, One Sugar Creek Center Blvd., #125, Sugar Land, Texas 77478, voice: (713) 353-9400, fax: (713) 353-9421. Our Web site is www.hypd.com .

We provide free of charge on our Web site our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable.

We have filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington , D.C. 20549, tel. 1-800-SEC-0330. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington , D.C. 20549.

The Web site of the Commission is www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission's Web site may access such information by searching the EDGAR database.

PROSPECTUS SUMMARY

We explore for and produce oil and gas. We are active in onshore exploration, drilling and production in Louisiana. We have an offshore production sharing contract with the Republic of Guinea upon which we have conducted extensive geophysical seismic testing and geochemical testing.

Our growth is dependent on our attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to operate at a profit or sell our stock or debt. Our stock is traded on the American Stock Exchange under the symbol “HDY.” Our Web site is www.hypd.com. Our executive offices are located at Hyperdynamics Corporation, One Sugar Creek Blvd, #125, Sugar Land, Texas 77478, voice: (713) 353-9400, fax: (713) 353-9421. In this prospectus, we refer to ourselves and our subsidiaries as “Hyperdynamics,” “HDY, “We,” Us,” “Our” and the “Company.”

The number of shares subject to registration is based on the American Stock Exchange rules for maximum amount of shares that we can register without stockholder approval.

CORNELL FINANCING

This offering relates to a financing arrangement we have with Cornell Capital Partners, LP.

In June 2006, we entered into a financing arrangement with Cornell Capital Partners, LP in the gross amount of $6,000,000 which we have already received. We paid 9% of the gross proceeds of the three debentures to an affiliate of Cornell.

In connection with the Cornell transaction, we issued 2,100,000 warrants to Cornell. We may receive proceeds of up to $6,610,000 from the exercise of the warrants if Cornell utilizes the cash method exercise.

Impact of Cornell transaction on share price. The Cornell transactions consist of 3 convertible debentures each maturing three years from each issue date and 3 warrants that Cornell purchased from us. The debentures have a fixed conversion price of $2.00 per share of our common stock. If Cornell subsequently converts the three debentures at the fixed conversion price of $2.00 per share of common stock, we will have issued an aggregate of 3,000,000 shares of common stock. If Cornell exercises all of the warrants, we will issue 2,100,000 shares of common stock. The warrants expire in 2011 and are in three tranches consisting of:

(a)	one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share;

(b)	one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share; and

(c)	one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share.

If Cornell converts all of the debentures and exercises all of the warrants, we will issue an aggregate of 5,100,000 shares to Cornell. As of May 16, 2007, Cornel has converted approximately $4 million of the debentures (for which we issued approximately 2 million shares) and has not exercised any of the warrants.

The Agreements with Cornell.

On June 22, 2006, a condition subsequent to an agreement signed on June 19, 2006 occurred, allowing the financing transaction with Cornell to proceed. The condition subsequent was the approval of the transaction by the American Stock Exchange. We are sometimes called the "Obligor" or the "Company," and Cornell is sometimes called the "Holder" or the "Investor" or "Buyer," in the contracts described below.

The financing transaction is between us and Cornell Capital Partners, LP. Pursuant to the transaction we received the net cash amount of $1,800,000 from Cornell which is the net sale proceeds of the first debenture in the face amount of $2,000,000 less fees of 9% which we pay to an affiliate of Cornell. We received an additional net amount of $1,820,000 pursuant to the second debenture. We anticipate receiving further additional proceeds in the net amount of $1,820,000 from yet another debenture upon the effectiveness of the registration statement. Each of the three convertible debentures has a face amount of $2,000,000. Each convertible debenture is convertible into our common stock at a fixed price of $2.00 per share. If Cornell ultimately converts all three debentures in full, we will have issued an aggregate of 3,000,000 shares of common stock to Cornell in connection with the conversion of the debentures. The registration statement will register the 3,000,000 shares of common stock underlying the convertible debentures. Until the debentures are fully repaid or converted into common stock, they bear interest at the rate of 10% per annum. The aggregate monthly cash repayment is $175,000 for all of the 3 debentures less offsets from conversion amounts.

As further consideration, we issued to Cornell three warrants to purchase an aggregate of 2,100,000 shares of our common stock. The registration statement will also register 2,100,000 shares of common stock underlying the warrants. The warrants expire on June 19, 2011. The terms of the three warrants are: (a) one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share; (b) one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share; and (c) one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share. If Cornell ultimately exercises all three warrants in full, then we will have issued 2,100,000 shares of common stock to Cornell in connection with the warrants, and we will have received an additional $6,610,000 in cash proceeds from the warrant exercises.

We are filing this registration statement to register 5,100,000 shares of common stock (3,000,000 shares underlying the debentures and 2,100,000 shares underlying the warrants). Since only the Commission can order a Form S-1 effective, we do not know when or if the Form S-1 will become effective. The Form S-1 will register the number of shares of common stock underlying the convertible debentures and the warrants.

The debentures have customary default, notice and cure provisions. If we default, receive notice from Cornell and fail to cure the default during the allotted time for cure (which varies depending on the type of default), then the conversion price of the debentures will become variable depending on our stock price at the time of conversion (a so called "market" conversion price, or a so called "future price" conversion price). If an uncured default occurs, we may have to issue more shares than the number of shares in the Form S-1 and in such a case we would have to file a new Form S-1. Pursuant to the rules of the American Stock Exchange, we cannot issue more that 9,215,406 shares of common stock in this transaction with Cornell unless we obtain shareholder approval.

The Agreements with Cornell:

1.	THE FIRST DEBENTURE.

We sold the first convertible debenture to Cornell at the first closing which occurred on June 22, 2006. Pursuant to the terms of the first convertible debenture, we promise to pay to Cornell or its successors and assigns the principal sum of $2,000,000 together with accrued but unpaid interest on or before June 19, 2009 (the "Maturity Date"). Interest accrues on the outstanding principal balance at the annual rate of 10%. Interest is calculated on the basis of a 365-day year and the actual number of days elapsed. Interest is to be paid to Cornell or its assignee. We will make monthly scheduled payments ("Scheduled Payments") on the Debenture and all other debentures issued in connection with the Securities Purchase Agreement consisting of a total of $175,000 of principal plus accrued and unpaid interest, commencing with the first Scheduled Payment which shall be due and payable on the earlier of (a) September 1, 2006 or (b) three days after the date that the Registration Statement is declared effective and continuing on the first business day of each calendar month until paid in full. The Debenture shall become due and immediately payable, including all accrued but unpaid interest, upon an Event of Default. If the Holder converts a portion of the principal amount outstanding under this Debenture or any other debenture issued in connection with the Securities Purchase Agreement prior to a Scheduled Payment due date, the Obligor shall be entitled to an off-set of the amount due pursuant to such Schedule Payment equal to the amount converted (the "Off-Set Amount"). In such event we are still obligated to make a Scheduled Payment reduced by the Off-Set Amount. At our option we have the right to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date, which are not otherwise due pursuant to a Scheduled Payment, provided that the Closing Bid Price of the of the our Common Stock is less than $2.00 at the time of the Redemption Notice. We will pay an amount equal to the principal amount being redeemed plus a redemption premium ("Redemption Premium") equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the "Redemption Amount"). In order to make a redemption, we must first provide written notice to Cornell. After receipt of the Redemption Notice, Cornell will have three business days to elect to convert all or any portion of this Debenture.

The Debenture is secured by a Security Agreement dated June 19, 2006 between the Holder and Trendsetters Production Company the "Security Agreement") and a Subsidiary Security Agreement dated June 19, 2006.

An "Event of Default" means any one of the following events:

(i)       Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination (whether on a Scheduled Payment due date, a Conversion Date or the Maturity Date or by acceleration or otherwise), which is not cured within three (3) business days of notice of such breach;

(ii)       The Obligor or any material subsidiary of the Obligor shall commence, or there shall be commenced against the Obligor or any material subsidiary of the Obligor under any applicable bankruptcy or insolvency laws as now or later in effect or any successor, or the Obligor or any material subsidiary of the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or later in effect relating to the Obligor or any material subsidiary of the Obligor or there is commenced against the Obligor or any material subsidiary of the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any material subsidiary of the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any material subsidiary of the Obligor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any material subsidiary of the Obligor makes a general assignment for the benefit of creditors; or the Obligor or any material subsidiary of the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any material subsidiary of the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any material subsidiary of the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any material subsidiary of the Obligor for the purpose of effecting any of the foregoing. The term "material subsidiary" shall mean any subsidiary with total assets in excess of $100,000;

(iii)      The Obligor shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor in an amount exceeding $500,000, whether such indebtedness now exists or shall later be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, except those being contested in good faith;

(iv)      The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board ("OTC") (each, a "Subsequent Market") and shall not again be quoted or listed for trading on any Subsequent Market within five (5) Trading Days of such delisting;

(v)       The Obligor shall fail to file the Underlying Shares Registration Statement within the time periods set forth in the Investor Registration Rights Agreement ("Registration Rights Agreement") of even date herewith between the Obligor and the Holder, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission within forty five (45) days of the Scheduled Effective Deadline as set forth in the Registration Rights Agreement, provided however, that a default shall not occur if a delay in the effectiveness is the result of the SEC commenting that a specific part of the Transaction Document is adverse to the SEC ordering effectiveness and the Obligor has used its best efforts to respond to, and resolve such comment, which shall be determined in the reasonable discretion of the Holder;

(vi)      If the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Shares Registration Statement, in either case, for more than ten (10) consecutive Trading Days or an aggregate of thirty (30) Trading Days (which need not be consecutive Trading Days);

(vii)     The Obligor shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date or the Obligor shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Debenture such breach is not cured within three (3) days of notice of such breach;

(viii)    The Obligor shall fail for any reason to deliver the payment in cash pursuant to a Buy-In within five (5) days after notice is claimed delivered;

(x)        The Obligor shall fail to observe or perform in any material respect any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture or any Transaction Document which is not cured within twenty (20) business days after the Obligor is provided with written notice from the Holder.

(b)    During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect (including, without limitation, the Default Conversion Price).

Conversion of Debenture

The Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by $2.00. The Obligor shall deliver Common Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date.

However, if on any Conversion Date (and subject to notice by the Debenture holder to us and subject to cure by us):

(1)
The number of shares of our Common Stock that are at that time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest on the Debenture in shares of Common Stock; or,

(2)	Our Common Stock is not listed or quoted for trading on our trading market; or

(3)	We have failed to timely satisfy conversion of the Debentures,

then, at the option of the Debenture Holder, we shall, in lieu of delivering shares of Common Stock to the Debenture Holder, deliver to the Debenture Holder, within three trading days of each conversion date, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due therein divided by the Conversion Price, and multiplied by the highest closing price of the stock from date of the conversion notice till the date that such cash payment is made.

However, if we have not delivered any cash due in respect of conversion of the Debenture or as payment of interest by the fifth trading day after the conversion date, the Debenture holder may, by notice to us, require us to issue shares of Common Stock except that for such purpose the Conversion Price shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand.

Conversion Restrictions

A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate, beneficially owning in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture held by such Holder.

The Total Transaction Shares shall not be greater than 9,215,406 shares (which does not exceed 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of the Securities Purchase Agreement), until the Obligor's shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares. "Total Transaction Shares" shall mean, in the aggregate, any shares of Common Stock issued under (a) this Debenture to the Holder, or its affiliates, and transferees, subsequent transferees, or any other debenture issued pursuant to the Securities Purchase Agreement (b) the Warrant Shares (as defined in the Securities Purchase Agreement), and (c) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement).

Conversion Price and Adjustments to Conversion Price.

The conversion price (the "Fixed Conversion Price" or "Conversion Price") in effect on any Conversion Date shall be equal to $2.00, subject to anti-dilution adjustments.

1A.	THE SECOND DEBENTURE.

We sold the second debenture to Cornell in 2006. The second debenture matures in June 2009 and has the same terms as the first debenture.

1C.	THE THIRD DEBENTURE.

We sold the third debenture to Cornell in August 2006 and it matures in August 2009. It has the same terms as the first debenture.

2.	THREE WARRANTS.

Pursuant to the Securities Purchase Agreement, we issued three warrants to Cornell, all issued on June 19, 2006, with similar terms except for the exercise price and number of underlying shares of common stock. The unique terms of each of the three warrants are: (a) one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share; (b) one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share; and (c) one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share. The three warrants expire in 2011

The material terms of each of the Warrants are as follows:

Cornell, is entitled to purchase from the Company upon surrender of the Warrants the number of shares of common stock at the applicable exercise price or as subsequently adjusted. However, in no event shall the holder be entitled to exercise this Warrant or be forced to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within 60 days of the Expiration Date (however, such restriction may be waived by Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company).

Exercise of Warrant

Each Warrant may be exercised by the holder (i) on a cash basis or (ii) if an Event of Default has occurred, or if at the time of exercise, one year has elapsed from the Issuance Date and the Warrant Shares are not subject to an effective registration statement, then on a cashless exercise.

Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock.

If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities, (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan, or (iii) the Other Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product by the Warrant Exercise Price resulting from such adjustment.

The number of shares of Common Stock issuable upon exercise of this Warrant shall in no event be increased to an amount such that the Total Transaction Shares shall be greater than 9,215,406 shares (which no more than 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of Securities Purchase Agreement), until the Company's shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares. "Total Transaction Shares" shall mean, in the aggregate, any shares of Common Stock issued under (a) the Convertible Debentures issued in connection with the Securities Purchase Agreement to the Holder, or its affiliates, and transferees, subsequent transferees, or any other debenture issued pursuant to the Securities Purchase Agreement (b) the Warrant Shares (as defined in the Securities Purchase Agreement), and (c) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement).

Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.

Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

Limitations. Notwithstanding the above warrant provisions, the number of shares of Common Stock issuable upon exercise of this Warrant shall in no event be increased to an amount such that the Total Transaction Shares shall be greater than 9,215,406 shares (which no more than 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of Securities Purchase Agreement), until the Company's shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares. "Total Transaction Shares" shall mean, in the aggregate, any shares of Common Stock issued under (a) the Convertible Debentures issued in connection with the Securities Purchase Agreement to the Holder, or its affiliates, and transferees, subsequent transferees, or any other debenture issued pursuant to the Securities Purchase Agreement (b) the Warrant Shares (as defined in the Securities Purchase Agreement), and (c) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement).

Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the Exercisability of this Warrant).

3.	REGISTRATION RIGHTS AGREEMENT.

We filed a registration statement in 2006 to register the shares underlying the debentures and the warrants and it was declared by the SEC effective in 2006. We will cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. The Company shall use its best efforts to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. If after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise) then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the "Liquidated Damages") to the holder, at the holder's option, either a cash amount or shares of the Company's Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Convertible Debentures outstanding as Liquidated Damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be.

The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company's filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

All expenses incurred in connection with registrations, filings or qualifications shall be paid by the Company.

4.	SECURITIES PURCHASE AGREEMENT.

The Company and Cornell entered into the Securities Purchase Agreement on June 19, 206, pursuant to which the First Closing of the purchase and sale of the Convertible Debentures took place on June 22, 2006. The Second Closing of the purchase and sale of the Convertible Debentures took place prior to the date the Registration Statement was filed with the SEC, and the Third Closing of the purchase and sale of the Convertible Debentures to place in August 2006.

We have agreed to take all steps necessary in our control to maintain the effectiveness and availability of an equity credit line that we already have with Dutchess Private Equities Fund, II, LP. We are limited in the number and value of puts we may make against the equity credit line to aggregate gross proceeds of up to $500,000 per sixty (60) day period. However, if (a) the Registration Statement has been filed, (b) no Event of Default has occurred, (c) the Closing Bid Price of the Common Stock is above $5 for five consecutive Trading Days, (d) the Closing Bid Price remains above $5.00 on the day a put is made, then the Company may exceed the limitation set forth above and instead make up to two puts per 30 day period using a volume matrix price formula, the result of which is based on future stock volume and stock prices and it not determinable at this time.

We have reserved for issuance to the Cornell 6,000,000 shares for issuance upon conversions of the Convertible Debentures and 2,100,000 shares for issuance upon exercise of the Warrants

The Company has paid Yorkville Advisors, LLC a fee of $180,000 of the first Debenture Purchase Price, a fee of $180,000 of the second Debenture Purchase Price, and a fee of $180,000 of the third Debenture Purchase Price. The Company paid a structuring fee to Yorkville Advisors, LLC of $15,000. The Company paid Yorkville Advisors, LLC a due diligence fee of $5,000.

We issued to the Cornell: (a) a warrant to purchase 955,000 shares of Common Stock at an exercise price of $2.50 per share, (b) a warrant to purchase 715,000 shares of Common Stock at an exercise price of $3.50 per share, and (c) a warrant to purchase 430,000 shares of Common Stock at an exercise price of $4.00 per share (collectively, the "Warrants").

Cornell has represented and agreed that neither it nor any of its affiliates had an open short position in the Common Stock of the Company, and that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding

So long as any Convertible Debentures are outstanding, except with respect to the Excluded Securities (as defined below), the Company shall not, without the prior written consent of the Buyer(s), (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price determined immediately prior to it's issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8, except to register up to 1,000,000 shares of common stock issued in connection with the Company's employee stock option plan. Notwithstanding the forgoing, the Company may issue and sell shares pursuant to its equity line of credit. The term "Excluded Securities" shall mean up to 300,000 shares per 90 day period issued at any time as compensation to employees or consultants, provided such shares are issued at current market prices at the time of issuance.

5.	THE AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT.

At the request of the American Stock Exchange we added explicit language to the Securities Purchase Agreement to set forth that the aggregate number of shares that could be issued in the transaction with Cornell shall not exceed 9,215,406 shares (which does not exceed 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of the Securities Purchase Agreement), unless our shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of any additional shares to Cornell.

6.	TWO SECURITY AGREEMENTS.

We and two of our subsidiaries gave Cornell a security interest in some of our assets.

Parent Security Agreement.

In consideration of the debentures and warrant transactions, we granted to Cornell a security interest in:

(a)    All goods including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description owned by the Company or in which the Company may have.

(b)    All inventory including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c)    All contract rights and general intangibles, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts;

(d)    All documents, warehouse receipts, instruments and chattel paper of the Company;

(e)    All accounts and other receivables, instruments or other forms of obligations and rights to payment.

(f)    to the extent assignable, all rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities

(g)   except with respect to SCS Corporation and SCS Guinea SARL or any other interest, direct or indirect, that the subsidiaries may have or acquire in connection with Guinea, all equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled); and;

(h)    all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

(i)    The Pledged Property shall specifically exclude any and all interests in SCS Corporation and SCS Guinea SARL and any other interest, direct or indirect, now or in the future in connection with Guinea, and nothing herein shall be deemed to encumber any assets of either SCS Corporation or SCS Guinea SARL or any other interest, direct or indirect, that the subsidiaries may have or acquire in connection with Guinea.

Subsidiary Security Agreement.

In consideration of the debenture and warrant transactions, two of our subsidiaries, Trendsetter Production Company and HYD Resources Corporation, granted to Cornell a security interest in effectively all of their assets.

7.	IRREVOCABLE TRANSFER AGENT INSTRUCTIONS.

We gave our transfer agent irrevocable instructions on the procedure to follow when issuing shares to Cornell whereby the transfer agent will issue shares to Cornell upon delivery to the transfer agent of a conversion notice or an exercise notice. The shares to be issued will have no restricted legend. We have appointed an escrow agent to deliver the notices from Cornell to the transfer agent. Acts, errors, commissions or omission of the escrow agent shall not cause a default of the irrevocable transfer agent instructions, nor a default of any related agreement. The transfer agent shall rely exclusively on the notice and shall have no liability for relying on such notice. Any notice constitutes an irrevocable instruction to the transfer agent to process such notices. We agreed that it shall we will not replace the transfer agent without the prior written consent of Cornell.

DUTCHESS FINANCING

Our financing through Dutchess is not part of this offering

We also may receive up to $20 million pursuant to an equity line of credit with Dutchess Private Equities Fund, II, LP. We are not obligated to request the entire $20,000,000. The actual number of shares that we may issue pursuant to the equity line of credit is not determinable as it is based on the market price of our common stock from time to time and the number of shares we desire to put to Dutchess.

As an example, based on our closing stock price of $3.59 on February 2, 2006, and by applying the 5% discount, the maximum number of shares that could be issued under the equity line of credit would be 5,866,102 shares. However, we would have to obtain shareholder approval before issuing more than 6,400,000 shares. We previously issued 500,000 shares when Dutchess exercised its warrants. We previously issued 1,500,000 shares when Dutchess converted its debenture.

We have made 5 puts on the equity line of credit since February 2006 in the aggregate amount of $967,100. As of May 16, 2007, the remaining amount available for us to draw down on the Dutchess equity line of credit was $19,032,900.

Impact of equity line funding on share price. As we draw down on the equity line of credit, more shares will sold into the market by Dutchess. This "new supply" of shares may cause our stock rice to drop. In turn, as the stock price drops and we make more draw downs on the equity line of credit, even more stock will come into the market which may cause yet a further drop in stock price. You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued pursuant to the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. However, at this time we are registering a limited number of shares to comply with the American Stock Exchange rules for maximum amount of shares that we can register without stockholder approval. We are not required to draw down or use the full amount available of the equity line of credit.

  Examples of share issuances under the equity line of credit:

Purchase Price:	(1)	$2.00	$1.00	$0.80	$0.50
Shares Purchased:	(2)	10,000,000	20,000,000	25,000,000	40,000,000
_______________________

(1)	Represents recent market prices or lower than recent market prices that may apply to the equity line of credit.

(2)	Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $20 million in gross proceeds from the equity line of credit.

The Agreements with Dutchess:

1.	Investment Agreement.

The nature of the investment agreement with Dutchess is commonly known as an equity line of credit. The maximum amount of money that we would be able to raise is $20,000,000. Over a time period of 36 months that began on February 9, 2006, we may periodically deliver new issue shares of our common stock to Dutchess which then delivers cash to us based on a fluctuating price per share. We are not obligated to request the entire $20,000,000. The actual number of shares that we may issue subject to the investment agreement is not determinable as it is based on the market price of our common stock from time to time.

Pursuant to the equity line of credit, Dutchess may purchase the common stock from us at a 5% discount which is calculated as the price of 95% of the lowest closing bid during the period of 5 trading days commencing on the day that Dutchess receives a fax request from us if the fax is received by Dutchess before 9 AM EST, or, beginning with the trading day after Dutchess receives the funding request if the request is delivered otherwise. No request for funding may be deemed delivered if received by Dutchess on a day that is not a trading day. The amount of draw down from the equity line of credit that we may request from Dutchess is, at our election, either: (i) 200% of the average daily U.S. market volume of our common stock for the 20 trading days prior to the request, multiplied by the average of the 3 daily closing bid prices immediately preceding our request, or (ii) $500,000.

We are not entitled to request a draw down of the equity line of credit unless each of the following conditions are satisfied:

(i)	a registration statement is and remains effective for the resale of securities in connection with the equity line of credit;

(ii)
at all times during the period between our request for a draw down and its subsequent funding, our common stock is listed on its principal market and shall not have been suspended from trading thereon for a period of 2 consecutive trading days through February 9, 2009 (the “Open Period”);

(iii)	we have complied with our obligations and are otherwise not in breach or default of any agreement related to the equity line of credit;

(iv)
no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of securities in connection with the equity line of credit;

(v)	the issuance of the securities in connection with the equity line of credit will not violate any shareholder approval requirements of the principal market;

If any of the events described in clauses (i) through (v) above occurs after we make a draw down request then Dutchess shall have no obligation to fund that draw down. The equity line of credit terminates when Dutchess has purchased an aggregate of $20,000,000 of our common stock, or, on February 9, 2009. The equity line of credit shall be suspended and shall remain suspended until such event is rectified, upon the event of,: (x) the trading of our common stock is suspended by the SEC, the principal market or the NASD for a period of 2 consecutive trading days during the Open Period; or, (y) our common stock ceases to be registered under the 1934 Act or listed or traded on the principal market.

We may request a draw down of the equity line of credit by delivering, from time to time during the 36 month period, a "put notice" to Dutchess that states the dollar amount (the "put amount"),which we intend to sell to Dutchess. The amount that we are entitled to put to Dutchess shall be equal to, at the company's election, either: (a) two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the twenty (20) trading days prior to the applicable put notice date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date, or (b) five hundred thousand dollars ($500,000). This agreement contemplates that shares will issued with no legends.

Following Dutchess's receipt of a put notice, Dutchess is required to purchase from us that number of shares having an aggregate purchase price equal to the lesser of (i) the put amount set forth in the put notice, and (ii) 20% of the aggregate trading volume of the common stock during the applicable pricing period multiplied by the lowest closing bid price of our common stock during the specified pricing period, but only if the shares bear no restrictive legend, are not subject to stop transfer instructions.

2.	Equity Line of Credit Registration Rights Agreement.

This is a registration rights agreement whereby Dutchess has registration rights for the common stock underlying the equity line of credit.

3.	Irrevocable Transfer Agent Instructions.

Pursuant to the agreements, we were required to deliver irrevocable instructions to our transfer agent in connection with shares issuable pursuant to the debenture agreement and the warrant agreement establishing the procedure by which Dutchess notifies the transfer agent of desired new issuances of common stock. This agreement contemplates that shares will issued with no legends.

4.	Global Amendment.

The global amendment further clarifies that we are not obligated to register more than an aggregate of 8,400,000 shares of common stock for all shares issuable under the Dutchess agreements unless we have obtained shareholder approval.

Dutchess Private Equities Fund, II, LP, and any broker-dealers or agents that are involved in selling shares issued to Dutchess pursuant the equity line of credit are underwriters within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

DILUTION RELATED TO DUTCHESS EQUITY LINE OF CREDIT

Our net tangible book value, based on our unaudited financial statements for the fiscal quarter ended March 31, 2007, was approximately $5,600,000, or, approximately $0.12 per share based on approximately 48,950,000 shares of common stock outstanding on that date.

Our net tangible book value will be impacted by the common stock to be issued to Dutchess under the Investment Agreement. The amount of dilution resulting from share issuances to Dutchess will be determined by our stock price at the time that we put shares to Dutchess.

The following example shows the dilution to new investors assuming the issuance of 100%, 50%, 25% and 10% of the 6,400,000 shares of common stock to be issued to Dutchess based on the common stock closing price of $1.91 on April 9, 2007 that has been adjusted for the 5% discount at which we will issue shares under our agreement with Dutchess. The discount is defined as 95% of the lowest closing bid price of our common stock during the five consecutive trading day period immediately following our notice to Dutchess of our election to exercise our put rights.

Using the above assumptions, less $25,000 of offering expenses and 5% cash commission, our pro forma net tangible book value as of December 31, 2006 would have been as follows:

Pro Forma Effects of Dilution from Dutchess Financing:

Assumed percentage of shares issued	100%	50%	25%	10%

Number of shares issued (in millions)	6,400,000	3,200,000	1,600,000	640,000

Assumed public offering price per share	$1.80	$1.80	$1.80	$1.80

Stock discount recognized as interest expense	$57,600	$28,000	$14,400	$5,760

Net tangible book value per share before:	$0.12	$0.12	$0.12	$0.12

Net tangible book value after:	$17,190,000	$11,430,000	$8,550,000	$6,822,000

Net tangible book value per share after :	$0.36	$0.23	$0.18	$0.14

Dilution of net tangible book value per share to new investors	$0.24	$0.11	$0.06	$0.02

Increase in net tangible book value per share to existing shareholders	$0.12	$0.12	$0.12	$0.12

THE OFFERING

Outstanding Common Stock Before This Offering	48,925,204 (as of May 16, 2007).

Common Stock Offered	Up to 5,100,000 shares of common stock (3,000,000 shares underlying the 3 convertible debentures and 2,100,000 shares underlying the three warrants issued to Selling Stockholder).

Outstanding Common Stock After This Offering	52,025,204 shares (if all offered shares are sold). This includes the approximately 2 million shares already converted by the Selling Stockholder.

Offering Price	Determined at the time of sale by the Selling Stockholder.

Proceeds
We will not receive any proceeds from the sale of the common stock offered by the Selling Stockholder that may be sold pursuant to this prospectus. However, we may receive proceeds of up to $6,610,000 from the exercise of the warrants overlying some of the common stock only if Cornell utilizes the cash method of exercise.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 19.

RISK FACTORS

You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the risk factors that might cause those differences.

Risks about the Oil and Gas Industry

OIL AND GAS PRICES ARE VOLATILE.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on the prices that we receive for oil and gas production. Declines in oil and gas prices may adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. High oil and gas prices could preclude acceptance of our business model. Depressed prices in the future could have a negative effect on our future financial results. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

-	the domestic and foreign supplies of oil;

-	the level of consumer product demand;

-	weather conditions;

-	political conditions in oil producing regions, including the Middle East;

-	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

-	the price of foreign imports;

-	actions of governmental authorities;

-	domestic and foreign governmental regulations;

-	the price, availability and acceptance of alternative fuels;

-	overall economic conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect our profitability.

INVESTMENT IN THE OIL AND GAS BUSINESS IS RISKY.

Oil and gas exploration and development are inherently speculative activities. There is no certain method to determine whether or not a given lease will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production. There is always the risk that development of a lease may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce. There is no guarantee that a producing asset will continue to produce. Because of the high degree of risk involved, there can be no assurance that we will recover any portion of our investment or that our investment in leases will be profitable.

THERE ARE DRILLING AND OPERATIONAL HAZARDS.

The oil and gas business involves a variety of operating risks, including:

-	blowouts, cratering and explosions;

-	mechanical and equipment problems;

-	uncontrolled flows of oil and gas or well fluids;

-	fires;

-	marine hazards with respect to offshore operations;

-	formations with abnormal pressures;

-	pollution and other environmental risks;

-	natural disasters.

Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have an adverse effect on our financial position and results of operations.

WE ARE SUBJECT TO GOVERNMENTAL REGULATIONS.

Oil and gas operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources. Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress. It is impossible to predict future proposals that might be enacted into law and the effect they might have on us. Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have an adverse effect on us.

THE OIL AND GAS INDUSTRY IS SUBJECT TO HAZARDS RELATED TO POLLUTION AND ENVIRONMENTAL ISSUES.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases. Although it is anticipated that insurance will be obtained by third party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons. Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

Our operations are subject to numerous stringent and complex laws and regulations at the Federal, state and local levels governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

The Oil Pollution Act of 1990 and its implementing regulations impose a variety of requirements related to the prevention of oil spills, and liability for damages resulting from such spills in United States waters. OPA 90 imposes strict joint and several liability on responsible parties for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a Federal safety, construction or operation regulation. If a party fails to report a spill or to cooperate fully in a cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. For onshore facilities, the total liability limit is $350 million. OPA 90 also requires a responsible party at an offshore facility to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

The Comprehensive Environmental Response, Compensation, and Liability Act, also known as the “Superfund” law, and analogous state laws impose joint and several liability on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These parties include the owner or operator of the site where the release occurred, and those that disposed or arranged for the disposal of hazardous substances found at the site. Responsible parties under CERCLA may be subject to joint and several liability for remediation costs at the site, and may also be liable for natural resource damages. Additionally, it is not uncommon for neighboring landowners and other third parties to file tort claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

State and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

Risks About Our Business

GEOPOLITICAL INSTABILITY.

We conduct business in Guinea, which is in a region of the world where there have been recent civil wars, revolutionary wars, and internecine conflicts. Although Guinea is a peaceful nation, external or internal political forces could potentially create a political or military climate that might cause a change in political leadership or the outbreak of hostilities. Such a change could result in our having to cease our Guinea operations and result in the loss or delay of our rights under the PSA.

GEOPOLITICAL POLITICS.

We recently entered into a 2006 Production Sharing Contract with the Republic of Guinea. The government of the Republic of Guinea could unlawfully terminate this new contract.

WE MAY HAVE WRITE DOWNS OF OUR ASSETS DUE TO PRICE VOLATILITY.

SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves. Capital costs in excess of the ceiling must be permanently written down. A decline in oil and natural gas prices could cause a write down which would negatively affect our net income.

ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND MAY VARY SUBSTANTIALLY FROM ACTUAL PRODUCTION.

We do not have any reserve reports or geology or petroleum engineering reports related to our foreign property. We do have a third-party reserve report for our Louisiana properties. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. A reserve report is the estimated quantities of oil and gas based on reports prepared by third party reserve engineers. Reserve reporting is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data and the precision of engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

THE UNAVAILABILITY OR HIGH COST OF DRILLING RIGS, EQUIPMENT, SUPPLIES, PERSONNEL AND OILFIELD SERVICES COULD ADVERSELY IMPACT US.

Drilling activity offshore Guinea will require that we have access to an offshore drilling rig. Either unavailability, shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our Guinea operations. There can be no assurance that we will be able to obtain the necessary equipment or that services will be available at economical prices.

FAILURE TO FIND OIL AND GAS.

We may not be able to find oil and gas in commercial quantities, and if not, our future revenue potential would be substantially reduced.

WE MAY BE UNABLE TO ACQUIRE OIL AND GAS LEASES.

To engage in oil and gas exploration, we must first acquire rights to conduct exploration and recovery activities on identified prospects. We may not be successful in acquiring farmouts, permits, lease options, leases or other rights to explore for or recover oil and gas. Other major and independent oil and gas companies with financial resources significantly greater than ours may bid against us for the purchase of oil and gas leases. If we or our subsidiaries are unsuccessful in acquiring these leases, permits, options and other interests, our prospect inventory for exploration and drilling could be significantly reduced, and our business, results of operations and financial condition could be substantially harmed.

EXPANSION OF OUR EXPLORATION PROGRAM WILL REQUIRE CAPITAL FROM OUTSIDE SOURCES.

We do not currently have the financial resources to explore and drill all of our currently identified prospects. Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate. This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

Additional capital could be obtained from a combination of funding sources, many of which could have an adverse effect on our business, results of operations and financial condition. These potential funding sources, and the potential adverse effects attributable thereto, include:

-	cash flow from operating activities, which is sensitive to prices we receive for oil and natural gas and the success of current and future operations;

-	borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

-
debt offerings, which would increase our leverage and add to our need for cash to service such debt (which could result in additional assets being pledged as collateral and which could increase our debt service requirements);

-	additional offerings of equity securities, which would cause dilution of our common stock;

-	sales of prospects generated by the exploration program, which would reduce future revenues from that program;

-	additional sales of interests in our projects, which could reduce future revenues.

Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Capital may not become available to us from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to us. Failure to obtain additional financing on acceptable terms may have an adverse effect on our business, results of operations and financial condition.

WE HAVE COMPETITION FROM OTHER COMPANIES.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our gas and oil production. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations, and price limitations imposed by Federal and state regulatory agencies.

WE DEPEND ON OIL AND GAS INDUSTRY VENDORS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE SERVICES.

We are and will continue to be dependent on industry vendors for the success of our oil and gas exploration projects. These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisition (landmen), operations, legal, investor relations/public relations, and prospect generation. We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we identify or if our industry vendors do not perform satisfactorily. We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

WE RELY ON THIRD PARTIES FOR PRODUCTION SERVICES AND PROCESSING FACILITIES.

The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could adversely affect our financial condition. In addition, Federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

OUR APPROACH TO TITLE ASSURANCE COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

We intend to purchase oil and gas interests and leases from third parties or directly from the mineral fee owners as the inventory upon which we will perform our exploration activities. The existence of a title deficiency can render a lease worthless and can result in a large expense to us. Title insurance covering the mineral leaseholds is not generally available and in all instances, we forego the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease until the drilling block is assembled and ready to be drilled. We rely upon the judgment of oil and gas lease brokers or experienced landmen who perform the field work in examining records in the appropriate governmental office before attempting to acquire or place under lease a specific mineral interest. This is customary practice in the oil and gas industry. However, if there is a defect in title, the amount that we paid for such oil and gas leases or interests is generally lost. If the defective lease covers acreage which is critical to the success of a particular project, the loss could have an adverse effect by making the target area potentially not drillable.

PRICE OF OIL AND GAS MARKET RISK

Our functional currency is the US dollar. Our revenue is directly related to the price of oil and gas. Assuming that we sell one barrel of oil, then a one dollar decrease in the price that we get for that barrel of oil will lower our revenue by one dollar, and correspondingly so for a one dollar increase in price. The same is true for changes in the price of natural gas. We intend to sell oil and gas immediately upon lifting to the wellhead. We do not contemplate retaining any oil and gas inventory. We do not hedge any market risk. Although the prices of oil and gas have recently increased substantially, there is no assurance that the price of oil and gas will not fall dramatically in the future.

RISKS RELATED TO OUR FINANCIAL OPERATIONS

WE HAVE A HISTORY OF LOSSES.

We have experienced substantial operating losses. We expect to incur significant operating losses until sales increase. We will also need to raise sufficient funds to finance our activities. We may be unable to achieve or sustain profitability.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES.

We have a substantial accumulated deficit. We may not be able to meet our debts as they become due. If we are unable to generate sufficient cash flow or obtain funds to pay debt, we will be in default.

WE MAY EXPERIENCE POTENTIAL FLUCTUATIONS IN RESULTS OF OPERATIONS.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to attract new independent professionals with prospects in a timely and effective manner; and (e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our financial statements reflect recurring, ongoing and substantial yearly net losses, and negative cash flows from operations. These conditions require sufficient additional funding or alternative sources of capital to meet our working capital needs. We have raised capital by selling common stock, issuing convertible debentures and our equity line of credit which will also requires us to issue common stock. However, future financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, or achieve positive cash flow, we may be forced to curtail operations or may ultimately cease to exist.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS; EQUITY LINE OF CREDIT.

We may require additional capital resources in order to conduct our operations. If we cannot obtain additional funding, we may make reductions in the scope and size of our operations. In order to grow and expand our business, and to introduce our services to the marketplace, we will need to raise additional funds. We have an equity line of credit. We have made 5 puts on the equity line of credit since February 2006 in the aggregate amount of $967,100. At May 16, 2007, the remaining amount available for us to draw down on the equity line of credit is $19,032,900. The equity line of credit expires in February 2009, after which we will not be able to draw down on the equity line of credit even if has not been fully utilized by us. The Cornell agreements limit our use of the equity line of credit. Whether as a result of the Cornell Agreements or as a result of our discretion, between now and February 2009, we may not have drawn down the full $19,032,900 currently available in the equity line of credit.

RISKS ABOUT OUR SECURITIES

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.

We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE REMOVAL OF THE LEGEND ON A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, OR THE EXERCISE OF OPTIONS AND WARRANTS.

As of May 16, 2007, approximately 7,590,731 shares of our common stock were restricted shares, and we have outstanding warrants and options to purchase 9,054,025 shares of our common stock. If these options and warrants are exercised, the underlying shares will ultimately become subject to resale pursuant to Rule 144. We do not know when or if these options will be exercised. In the event that a substantial number of these shares are offered for sale in the market by several holders, the market price of our common stock could be adversely affected.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK; THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

Our Directors and Executive Officers and their affiliates collectively and beneficially own or control approximately 25% of our voting power (including stock, warrants, options and Series B Preferred Stock). This concentration of voting control gives our Directors and Executive Officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have an adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

IF WE ISSUE COMMON STOCK PURSUANT TO THE EQUITY LINE OF CREDIT, THEN EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION.

We utilize an equity line of credit. The sale of shares pursuant to equity line of credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise draw down on the equity line of credit, the more shares we will have to issue. If our stock price decreases, then our existing stockholders would experience greater dilution.

IMPACT OF THE EQUITY LINE OF CREDIT

As we draw down on the equity line of credit, our common stock will be purchased at a discount to the then market price. Sales of such common stock could cause the market price of our common stock to decline. The lower our stock price at the time we exercise draw down on the equity line of credit, the more shares we will have to issue. If our stock price decreases, then our existing stockholders would experience greater dilution.

IF WE ISSUE COMMON STOCK PURSUANT TO CORNELL'S CONVERSION OF DEBENTURES OR EXERCISE OF WARRANT, THEN EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION.

The conversion into shares pursuant to Cornell debentures and warrants will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline.

OUR STOCK PRICE IS HIGHLY VOLATILE AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

Trading prices of our common stock may fluctuate in response to a number of events and factors, such as:

-	general economic conditions changes in interest rates;

-	conditions or trends in the oil and gas business;

-	fluctuations in the stock market in general and market prices for oil and gas companies in particular;

-	quarterly variations in our operating results;

-	new products, services, innovations, and strategic developments by our competitors or us, or business combinations and investments by our competitors or us;

-	changes in environmental regulation;

-	changes in our capital structure, including issuance of additional debt or equity to the public;

-	additions or departures of our key personnel;

-	corporate restructurings, including layoffs or closures of facilities;

-	stock market analyst reports, news and speculation.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR COMMON STOCK WILL ONLY REALIZE A GAIN ON THEIR INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

We have never paid, and do not intend to pay, any cash dividends on our common Stock for the foreseeable future. An investor in this offering, in all likelihood, will only realize a profit on their investment if the market price of our common stock increases in value.

MATERIAL RISKS RELATED TO OUR CORPORATE GOVERNANCE

OUR DIRECTORS AND OFFICERS HAVE RIGHTS TO INDEMNIFICATION.

The Delaware General Corporation Law provides that we will indemnify our directors and officers if they are a party to any civil or criminal action. This may discourage claimants from making claims against the directors and officers even if the claims have merit. The cost of indemnification could be high.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION ABOUT
FORWARD-LOOKING STATEMENTS

                Some of the statements contained in this prospectus, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” and other words of similar import, are “forward-looking statements.” Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.

SELECTED FINANCIAL DATA

The selected historical consolidated financial data set forth below for each of the years in the five-year period ended June 30, 2006 has been derived from our audited consolidated financial statements. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

	Years Ended June 30,
	2006	2005	2004	2003	2002
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Sales	$656	$173	$38	$468	$356
Loss before interest and income taxes	(5,041)	(4,900)	(3,117)	(2,415)	(3,013)
Net loss chargeable to common shareholders	(7,253)	(5,344)	(3,678)	(2,645)	(3,181)

Basic and diluted loss per common share	$(0.17)	$(0.13)	$(0.12)	$(0.12)	$(0.18)
Weighted average shares outstanding	43,318,773	41,646,844	31,938,926	22,580,526	17,426,561

Balance Sheet Data:
Working capital (deficit)	142	$(1,413)	$1,625	$(1,267)	$(724)
Capital expenditure	517	1,517	2,030	357	26
Long-term liabilities	67	135	726	256	183
Stockholders' equity	4,608	3,146	4,660	(317)	367
Total Assets	8,679	5,209	7,283	1,480	1,425

SUPPLEMENTARY FINANCIAL INFORMATION

The following supplemental information regarding the oil and gas activities of the Hyperdynamics is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Standards (“SFAS”) No. 69, Disclosures About Oil and Gas Producing Activities. Since there were no proved reserves the oil and gas properties located in the Republic of Guinea, the following supplemental information only include the oil and gas activities in Louisiana, USA.

The following estimates of reserve quantities and related standardized measure of discounted net cash flows are estimates only, and are not intended to reflect realizable values or fair market values of the Hyperdynamics' reserves. The Hyperdynamics emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than producing oil and gas properties. Additionally, the price of oil has been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and these changes may be significant.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on a year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.

OIL AND GAS RESERVE DATA

Proved Reserves

The following reserve schedule summarizes the Hyperdynamics' net ownership interests in estimated quantities of proved oil reserves and changes in proved reserves, all of which are located in the continental United States. Reserve estimates for crude oil contained below were prepared by Ryder Scott Company, L.P., independent petroleum engineers. Disclosure of our proven petroleum reserves are included in this prospectus in reliance on the report of Michael F. Stell, PE, SVP, Ryder Scott Company, L.P. of Houston, Texas, given on the authority of that firm as petroleum consultant experts.

Our estimates of proved reserves are based on quantities of oil and gas reserves which current engineering data indicates are recoverable from known reservoirs under existing economic and operation conditions. Estimates of proved reserves are key elements in determining our depreciation, depletion and amortization expense and our full-cost ceiling limitation. Estimates of proved reserves are inherently imprecise because of uncertainties in projecting rates of production and timing of developmental expenditures, interpretations of geological, geophysical, engineering and production data and the quality and quantity of available data. Changing economic conditions also may affect our estimates of proved reserves due to changes in developmental costs and changes in commodity prices that may impact reservoir economics. We utilize independent reserve engineers to estimate our proved reserves. See Note 20 - “Oil and Gas Disclosures” in the Notes to the Consolidated Financial Statements.

	JUNE 30, 2006
PROVED RESERVES AS OF:	OIL (BARRELS)	GAS (MMCF)
Beginning of the period (1)	-	-
Revisions of previous estimates	-	-
Extensions, discoveries and other additions	57,514	-
Production	(13,869)	-
Purchase (Sales) of minerals in place	(2,040)	-
End of the year	41,605	-

Oil and Gas Operations

Costs Incurred in Oil and Gas Activities

Costs incurred in connection with the Hyperdynamics' crude oil and natural gas acquisition, exploration and development activities for each of the years are shown below:

USA	YEAR ENDED JUNE 30, 2006	YEAR ENDED JUNE 30, 2005
Property acquisition costs:
Proved	$2,000	$-
Unproved	17,000	17,000
Total acquisition costs	19,000	17,000
Exploration costs	261,000	568,000
Development costs	141,000	90,000
Purchase of reserves	-	65,000
Cost Recovery (sales of working interests)	(421,000)	(740,000)
Total US operations	$-	$-

REPUBLIC OF GUINEA	YEAR ENDED JUNE 30, 2006	YEAR ENDED JUNE 30, 2005
Property acquisition costs:
Proved	$-	$-
Unproved	-	-
Total acquisition costs	-	-
Exploration costs	66,000	590,000
Development costs	-	-
Purchase of reserves	-	-
Cost Recovery (sales of working interests)	-	-
Total Republic of Guinea operations	$66,000	$590,000

Aggregate Capitalized Costs

Aggregate capitalized costs relating to the Hyperdynamics' crude oil and natural gas producing activities, including asset retirement costs and related accumulated DD&A, as of June 30 are shown below.

USA	2006	2005
Unproved oil and gas properties	$738,000	585,000
Proved oil and gas properties	423,000	155,000
Oilfield equipment	467,000	615,000
Cost Recovery (sales of working interests)	(1,161,000)	(740,000)
Total oil and gas properties	467,000	615,000
Accumulated DD&A	(169,000)	(124,000)
Net capitalized costs in the US	298,000	491,000

REPUBLIC OF GUINEA
Unproved oil and gas properties	$4,139,000	4,073,000
Proved oil and gas properties	-	-
Oilfield equipment	-	-
Cost Recovery (sales of working interests)	-	-
Total oil and gas properties	4,139,000	4,073,000
Accumulated DD&A	-	-
Net capitalized costs in the Republic of Guinea	4,139,000	4,073,000
Total net capital costs	4,437,000	4,564,000

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the standardized measure of future net cash flows from proved oil reserves in accordance with SFAS No. 69. All components of the standardized measure are from proved reserves, all of which are located within the continent of the United States. As prescribed by this statement, the amounts shown are based on prices and costs at June 30, 2006 and 2005, and assume continuation of existing economic conditions. Future income taxes are based on year-end statutory rates, adjusted for tax credits. A discount factor of 10 percent was used to reflect the timing of future net cash flows. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred through the remaining lives of the fields. Accordingly, the estimates of future net revenues from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimated to be incurred in developing and producing the estimated proved oil reserves, the results are not necessarily indicative of the fair market value of estimate proved reserves, and the results may not be comparable to estimates by other oil producers.

JUNE 30, 2006

Future cash inflows	$2,963,000
Future production costs	(1,690,00)0
Future development costs	-
Future income tax expenses	(339,000)
Future net cash flows	934,000
10% annual discount for estimated timing of cash flows	(80,000)
Standardized measure of discounted future net cash flows at the end of the year	$854,000

The standardized measure of discounted future net cash flows as of June 30, 2006 and 2005 was calculated using prices in effect as of that date. See the following table for average prices.

JUNE 30, 2006

Average crude oil price per Barrel	$69.44

Sources of Changes in Discounted Future Net Cash Flows

Principal changes in the aggregate standardized measure of discounted future net cash flows attributable to the Hyperdynamics' proved crude oil reserves, as required by SFAS No. 69, at year end are set forth in the table below (in thousands). Since there were no productions or proved reserves for the year ended 2004 and minimal oil production volume for the year ended June 30, 2005, no data is available to compute the changes in discounted future cash flows for year ended June 30, 2005.

YEAR ENDED JUNE 30, 2006
Standardized measure of discounted future net cash flows at the beginning of the year	$-
Net changes in prices and production costs	(55,000)
Changes in estimated future development costs	-
Sales of oil and gas produced, net of production costs	222,000
Extensions, discoveries and improved recovery, less related costs	364,000
Purchases (sales) of minerals in place	(9,000)
Revisions of previous quantity estimates	261,000
Previously estimated development costs incurred	-
Net change in income taxes	(72,000)
Accretion of discount	143,000
Standardized measure of discounted future net cash flows at the end of the year	$854,000

USE OF PROCEEDS

We will pay for the cost of registering the shares of common stock in this offering. We will not receive proceeds from the sale of our shares by the Selling Stockholder. However, we may receive proceeds of up to $6,610,000 from the exercise of the warrants overlying some of the common stock only if Cornell utilizes the cash method exercise. We will use such proceeds for general corporate purposes and working capital in connection with our oil and gas operations. We will use the proceeds of the debenture for general corporate purposes and working capital in connection with our oil and gas operations.

Examples of the Use of Proceeds:

		Warrant Proceeds (if any)(**)
Source:	Debenture Proceeds (*)	Minimum Proceeds	Maximum Proceeds	Use

Debenture #1	$1,800,000			General corporate
Debenture #2	$1,820,000			purposes and
Debenture #3	$1,820,000			working capital

Warrant #1		-0-	$2,387,500	General corporate
Warrant #2		-0-	$2,502,500	purposes and
Warrant #3		-0-	$1,720,000	working capital
___________________________

(*)	Net of a 9% fee we pay to an affiliate of Cornell.

(**)	There is no assurance than any warrants will be exercised.

DESCRIPTION OF BUSINESS

Descriptors

HDY	“Hyperdynamics Corporation” is the company listed on the American Stock Exchange.

HYDR	“HYD Resources” is the name of a business segment of HDY that is composed of our oil and gas operations in Louisiana.

HYD	“HYD Resources Corporation” owns drilling rigs, a workover rig and drilling equipment. HYD is in our HYDR business segment. We own HYD.

TPC	“Trendsetter Production Company” is an authorized oil and gas operator in Louisiana. TPC is in our HYDR business segment. We own TPC.

SCS
“SCS Corporation” is engaged in oil and gas exploration activities located offshore Guinea, West Africa. We own SCS. SCS is also the name of a business segment of HDY that is composed of our oil and gas exploration activity in Guinea.

SCSG
“SCS Guinea SARL” is a Guinea limited liability Oil and Gas company located in Conakry, Guinea. We own 65% of SCSG, which was formed to manage the business associated with SCS's farmed out 2002 Oil and Gas Production and Sharing Contract with the government of the Republic of Guinea.

Introduction

Hyperdynamics Corporation (“Hyperdynamics”) is a Delaware corporation. At inception we were a value added reseller of computer hardware and software. Our business plan was to develop into a complete service provider of integrated information technology services. During the fiscal year ended June 30, 2001, we began to offer our Integrated Technology Service Provider (ITSP) product, a bundled service offering for clients who wished to outsource their information technology department in addition to receiving Internet service. We discontinued this integrated service beginning in fiscal year 2002, about a year after acquiring our subsidiary, SCS Corporation (“SCS”). When we acquired SCS, we decided to implement a dramatic change in our business plan. SCS quickly became our only operating subsidiary. In the summer of 2001, months after the SCS acquisition, we began offering products and services targeted specifically to the oil and gas industry such as seismic data management services, customized geological workstations, and data transcription services. SCS's management had years of experience which included both oil and gas exploration and the provision of seismic data management services to the oil and gas industry. In 2002, SCS got the opportunity to become involved in an exploration project offshore of the Republic of Guinea, West Africa (“Guinea”). Additionally in 2004, we began exploration and production activities in Louisiana, USA through our business segment HYD Resources (“HYDR”).

In 2004, we started a new subsidiary, HYD Resources Corporation (“HYD”) which owns drilling rigs, a workover rig and drilling equipment. We engage in crude oil exploration and production within the United States. Thus far all of our drilling activity has occurred in Louisiana. Our primary goal for HYDR is to cost effectively generate domestic production revenues.

In 2005 a misunderstanding arose in connection with our Guinea exploration project. During this past fiscal year we have worked to resolve all issues. These efforts resulted in a new 2006 Production Sharing Contract (the “2006 PSC”) being signed on September 22, 2006. The new agreement gives the company exclusive rights to approximately 33,000 square miles offshore the Republic of Guinea for exploration, development, and production. The company is now updating its entire business plan and moving forward with extensive exploration work programs.

We continue to use our seismic data management or NuData (sm) services in house. In fiscal 2005, we copied all the vintage data of the Republic of Guinea from nine track data tapes to DVD. This software continues to meet our in-house data management requirements. Our seismic data management capabilities facilitate the further analysis and use of the data acquired pursuant to the needs of our exploration work programs.

Our current business focuses are offshore oil and gas exploration and, in the future, exploitation in Guinea, and onshore oil production in Louisiana. Thus the company's direction is to emerge as a uniquely targeted oil and gas exploration and production company. The company's corporate mission is:

To provide energy for the future by exploring and developing new, and re-developing residual, sources of energy worldwide.

History of The Company's Concession Offshore The Republic of Guinea, West Africa

In early 2002, SCS management, in association with USOil Corporation of Houston, Texas (“USOil”) began to evaluate the viability of USOil's oil and gas concession off the coast of The Republic of Guinea, West Africa (“Guinea”). After SCS's review of older seismic data collected from that concession, we decided that the concession provided a good business opportunity. We negotiated an agreement with USOil to revitalize the then dormant 1995 Production and Sharing Agreement that USOil still had in effect with Guinea. We proposed to perform a regional seismic data acquisition across the concession using modern digital technology. USOil agreed to the proposal and the Government of Guinea was amenable to our proposal and issued permits. SCS proceeded in 2002 to acquire one thousand kilometers of regional two dimensional (“2D”) seismic lines. In December 2002 USOil negotiated a new Production and Sharing Agreement (“2002 PSA”) with Guinea. USOil farmed out 100% of the rights and obligations of this agreement to SCS. The 2002 PSA gave us rights for exploration and production across a concession of approximately sixteen million (16,000,000) acres. During fiscal 2004 we accomplished critical exploration work: a 4000 kilometer 2D seismic data shoot, the processing of the seismic data acquired, and the evaluation of that data and data that had been acquired in the past.

Until SCS began the exploration program, the geological information relating to offshore Guinea was scant. The first exploration activity in our concession area occurred in the 1970s. The technology available for data acquisition and processing at that time did not reveal geological information with great precision. The area was not considered as attractive as other areas which more clearly evidenced hydrocarbon systems using contemporaneous technology and which were easier to explore and develop. Accordingly, very little additional exploration work occurred on the concession until we began our work in 2002. The general economic environment has changed dramatically since the 1970s. Today, oil is more scarce and the price of oil is the highest it has ever been. Exploration and development is occurring in certain areas around the world that were previously not explored because the cost was perceived to exceed the potential benefits, and offshore Guinea had been viewed as an area such as this for many years based on old geological and geophysical data. We conducted our surveys using modern technology which more accurately depicts the geological character of the area. The geological work that we and our vendors have performed supports our plan to begin drilling exploration wells.

The regional 2D seismic acquired in 2002 included about 1,000 kilometers of new data, which we reevaluated during 2004. We used the information from this regional data shoot to design a more detailed 2D coverage of a 4,000 kilometer grid and we acquired the additional data. During 2004, we completed the processing and interpretation of this additional 4,000 kilometers of seismic data. This fulfilled our work obligation under the initial exploration phase of the 2002 PSA. The interpretation and analysis of this data kept us in full compliance with our required work under the 2002 PSA and began our strategy to exceed minimum requirements in support of our commitment to a hydrocarbon discovery. We continued our analyses with new and better methods into 2005. This work continues to provide us with growing evidence in the form of documented direct hydrocarbon indicators.

In 2004, after completion of the initial processing and reprocessing of our newly acquired 4,000 kilometers of digital 2D data, we were able to determine, through intense detailed analysis and mapping procedures, the existence of direct hydrocarbon indicators, including many noted gas seeps sourcing from the ocean floor in our coverage area. Based on this and the other geological and geophysical analysis, we contracted TDI-Brooks International (“TDI”) to perform an extensive geochemical analysis. In 2004 we obtained a permit from the government of Guinea and the geochemical work program began offshore Guinea in 2004. A total of 57 core samples were acquired and delivered back to TDI's laboratory at College Station, Texas and an analysis was completed in August 2004. The results of the coring program added additional evidence supporting our plan to drill our first exploration wells.

In addition to the geochemical analysis, we had originally planned to implement a three dimensional (“3D”) survey in early 2004. We decided to defer the 3D survey because we desired to first perform further analysis of our data in order to design a more efficient program which would concentrate our efforts on the most prospective areas in the concession. We contracted with internationally known Petroleum Geo-Services (“PGS”) to perform a third party detailed and comprehensive analysis and interpretation of all our seismic data which PGS began in July 2004, and PGS presented its preliminary report to us in August 2004 revealing significant corroborating evidence of hydrocarbons, but most importantly it clearly expressed agreement with our view that there is a well defined working petroleum system across the concession in Guinea. PGS gave us their completed report in December 2004. This report supported our work, giving us additional corroborating evidence to go forward with drilling in Guinea. One of the main issues with regard to determining the next step was the corroborating evidence of the size of the drilling targets. This confirmed our belief that the next step should be drilling our first exploration wells as opposed to spending any more time and money on 3D seismic. Due to the size of the structures, we determined that we would gain much more by simply spending the money to drill. In January 2005, we began looking at ways to put together drilling operations. Additionally, we stepped up our communications and negotiations with potential oil company working interest partners and drilling companies, and we began work to contract drilling platforms to use to drill our exploration wells.

We refined our work during the first half of 2005 and focused on four targets in shallow to medium depth water. We also developed a multi channel strategy to drill wells faster. The first channel is to partner with oil companies on a working interest basis. The second is to raise significant private funds and to contract directly with a drilling company and drilling platform vendors ourselves. The third strategy was to contract with turn key offshore drilling companies whereby we would direct the drilling operations of the contractor. We made progress toward this goal and in June 2005, we sent a request for a drilling permit to Guinea, through USOil. The request was to obtain a permit to drill as many as four exploration wells offshore Guinea.

History of Administrative Delays with Guinea Concession Beginning in 2005

In July 2005 we received a notice from USOil which alleged that the 2002 PSA had been canceled by the government of Guinea. We disagreed totally with that and filed suit against USOil on July 29, 2005. We immediately began working diligently to clear up this misunderstanding with the Government of Guinea.

In August 2005, we hired Mr. Famourou Kourouma as our new Vice President of Guinea Affairs. Mr. Kourouma was born and raised in Guinea. He began his work for us in Guinea in August 2005 with the goal being to get us back into a position to begin our Guinea drilling program. Through Mr. Kourouma's many meetings and contacts with business and government officials, including two separate meetings with the Head of State, support for our issues was sincerely expressed by the government. In September 2005, Kent Watts, our president, arrived in Guinea to meet with government officials who told Kent Watts that the government of Guinea had not terminated the PSA. The Minister Secretary General of the private office of the president of Guinea, Mr. Fode Bangoura, told us that he was pleased to discuss our issues and that he was very encouraged and believed that we were the right company for the work. Mr. Bangoura then said that he will begin by reviewing everything in detail and he would discuss the information with the ministerial committee and a proposal from the President will be submitted to the National Assembly for approval.

In the last few months of 2005 and the first months of 2006, based on months of effort by our Chief Executive and our Vice President for Guinea Affairs, including trips to Guinea, numerous meetings with government officials, and consistent in-country efforts of our new subsidiary, SCS Guinea SARL, the government of Guinea began to communicate with us on a very positive basis. The Guinea government explained to us that they want to continue working with us and they desired to develop an open and transparent business relationship going forward. This resulted next in an invitation from the Prime Minister for our Chief Executive, Kent Watts to join our VP of Guinea Affairs, Mr. Famourou Kourouma and hold a series of meetings held in January 2006. The two executives met with the Head of State, President Lansana Conté. During our meeting with him, he arranged for an immediate meeting with the then Minister of the Mines and of the Geology, Minister Ahmed Tidiane Souaré . The President further stated that we were his guests there in Guinea and he wanted action taken on our case. The two executives had several meetings with Minister Souaré . We explained that we could continue our work under the 2002 Production and Sharing Agreement. It was suggested by Souaré that a better approach would be to execute a new 2006 Production Sharing Agreement, so we began working on it while, at the same time, we maintained the assertion of our rights under the 2002 Agreement. Based on the Minister's desires to move forward we brought our Executive Vice President, Harry Briers and Robert Bearnth, the Vice President and Chief Geologist for SCS Corporation to Guinea for a technical review. Dr. Bangoura and Mr. Diallo headed up the technical team for the government and we had two lengthy meetings with them, updating them on our work since we began in 2002. It was discovered that Mr. Diallo had been on the platform of the offshore well drilled in 1977. We had plenty of discussion surrounding our evaluation of the well logs from that well and explained the significance of it to our work. In short, the technical team gave us a very positive review. At that time, we continued to work to finalize a new agreement.

Kent Watts returned to Guinea in March 2006 upon a written request of the then Minister of the Mines and of the Geology, Minister Ahmed Tidiane Souare to finalize negotiations. In previous meetings with him we had resolved all technical issues and completed most of the negotiations. We also met again with the US Ambassador to Guinea, Jackson McDonald and brought him up to date on our work and meetings with the government. He expressed a strong willingness to continue to help us succeed in Guinea. When Mr. Watts left Guinea, he returned with a protocol letter agreement to follow through with the execution of the newly negotiated 2006 Production Sharing Agreement between the Republic of Guinea and SCS Corporation; to receive a decree regarding such new contract from President Lansana Conté ; and to pass a supporting bill for our contract through the National Assembly of Guinea.

Subsequent to Mr. Watts return from his March trip, the Guinea government experienced a major change with the resignation of Prime Minister Diallo. In April Mr. Harry Briers, our Executive Vice President and Mr. Michael Watts, Hyperdynamics' consultant and brother of Kent Watts, traveled to Guinea to join Mr. Kourouma to continue the steady focused process of completing a new contract. During their visit several meetings were held with the President, ministers, advisors, and new government officials including the Director General of the National Assembly. Three additional meetings were held with President Conté . One of the meetings included President Lansana Conté , a presidential advisor, Madame Chantal Colle, U.S. Ambassador Jackson McDonald, and Michael Watts. In this meeting the development of U.S. commercial and diplomatic interests in Guinea was significantly discussed. The ambassador expressed the United States' continued desire to strengthen relations with the Republic of Guinea, including through commercial projects such as those advanced by Hyperdynamics. He reiterated continued U.S. support for security and stability in Guinea and West Africa. In that meeting, President Conté again expressed a desire for us to continue our work.

After Michael Watts and Harry Briers return from their April trip, Mr. Famourou Kourouma remained in Guinea, working towards a completely approved and signed contract.

By May 2006 our Guinea operations were firmly entrenched with our office and personnel in Guinea working in our behalf and our contacts throughout the government have been fully educated to the fact of our work and that we are the only company ready to drill offshore Guinea. Additionally, we consistently kept U.S. Department of State Ambassador to Guinea, Amb. Jackson McDonald fully informed of each and every development as things materialized along the way and we quickly learned to solicit his assistance whenever it made sense. Through the Ambassador's guidance, we have used a great deal of diplomacy and patience in allowing Guinea to determine exactly what needs to happen on their end to complete this task so we can move ahead with our drilling programs.

New Contract Executed and Exploration Work Resumed

The company and the Republic of Guinea signed an oil and gas production sharing contract (2006 PSC) on September 22, 2006. The contract was filed as an exhibit attached to the company's 8K, filed on September 28, 2006.

The 2006 PSC, signed by two ministers of Guinea with proper authority, is a binding agreement and currently gives us the exclusive rights for exploration, development, and production of approximately 33,000 square miles offshore the Republic of Guinea in West Africa. We have now resumed our exploration work based on this newly signed contract.

We have exclusive rights that we will continue to maintain in 100 % of the original contract area that is approximately 33,000 square miles in size. There is no requirement for the company to give up all of its rights to all or any portion of the contract area. There is a provision of the 2006 PSC regarding conditions that once met by the Guinea government, would require us to surrender a portion of our exclusive rights which will convert to priority rights of participation that we will then maintain going forward. Regarding this, the company anticipates that a bill will be passed by the National Parliament (representing the people of Guinea), the Supreme Court will give an affirmation, and a Guinea Presidential decree will be issued. Our understanding is that this process takes the already legally binding contract and registers it as part of Guinea law.

Should the contract be registered as part of Guinea law through these actions specified, 64% of the original contract area (approximately 22,000 square miles) will become an area that we no longer have exclusive rights to but in which we will maintain priority participation rights and 36% (approximately 11,000 square miles) will remain under exclusive rights as specified by the 2006 PSC.

Our minimum rights that we will maintain going forward include:

a)
Exclusive rights for exploration, development, and production for approximately 11,000 square miles of our choosing from the total contract area consisting of 33,000 square miles. All benefits and obligations surrounding these minimum exclusive rights are determined by the provisions of the 2006 PSC.

and,

b)
Non-exclusive right to participate in any other development of the area not chosen by us in (a) above or in the area which exclusive rights are surrendered and which totals approximately 22,000 square miles from the original contract area of 33,000 square miles. The benefits to us regarding these rights could be controlled by several factors. We could negotiate additional contracts on a priority basis or participate with others on an equal basis, both of which could be controlled by new agreements that we negotiate.

Thus, if and when any surrender occurs as explained above, the non-exclusive priority participation rights do not prevent us from acquiring additional exclusive rights in the surrendered area directly from Guinea on a priority basis through additional contracts. Short of entering into any additional exclusive contracts, we will have the priority right to participate on an equal basis with anyone else within the 22,000 square mile nonexclusive area.

The Exclusive Rights allow us to develop the exclusive contract area at our discretion and expense subject to the terms and conditions of the 2006 PSC. Some of the major terms to the 2006 PSC are that the Royalty to the Government will be 10%. The cost recovery percentage available to us will be 75%. The exploitation period(s) for each area specified as an exploitation area will be for 25 years with two ten year automatic extensions available for a total of 45 years. Each well in the exploitation area will have its own exploitation period.

Management is now working on an update of Hyperdynamics entire business plan to incorporate the objectives and related strategies required to maximize our return on our renewed and most unique oil and gas property offshore West Africa. We believe that our ability to generate revenues on an increasing and steady basis has been greatly enhanced by the accomplishment of entering into the new 2006 PSC with the Republic of Guinea. We now are contemplating as part of our business plan a multi-channel approach to developing our extensive contract area. We are working now to attract top drilling subcontractors to help us drill the targets we had pinpointed in June of 2005. We are also marketing our area to oil companies as possible partners for joint development and we are talking with the leaders of the largest industries in Guinea, such as the aluminum industry that have a need to have access to hydrocarbon based fuels to support their multi-billion dollar refining plants that are being built there.

Accordingly, we are now doing an assessment of the drilling infrastructure, the support services and the offshore operating environment in Guinea.

Seismic Data Management Services.

In August 2004, we entered into a contract with Texas Geophysical Company (“TGC”) relating to its data from Northern Alaska covering an offshore area of the Alaska National Wildlife Refuge (“ANWR”). Under this contract, SCS became the sales agent and seismic data management provider for TGC's ANWR data. TGC has the rights to the only 2D seismic data known to cover this area. Should oil companies license this data, SCS will perform the data processing and will earn associated service revenues and a percentage of the license fees. The contract continues to be in force; however, we have had no revenues related to this contract as yet because the United States government has not opened the area to oil exploration.

Development of SCS NuData(TM) Management System.

In September 2002, we acquired the copyrights and all rights to the source code of the ONYX and ONYXII related conversion and transcription software. The software is instrumental in providing the technical capabilities to handle virtually any type of tape transcription and data conversion service. The ONYX software establishes a major competitive advantage for us as a primary component for our SCS NuData Management System. The ONYX software has been developed over the last five years and we are in the process of completing the latest version of the software to take full advantage of Microsoft's 32 bit Operating Systems such as Windows XP and future 64 bit operating systems. ONYX facilitates over 120 different tape formats including such common formats like SEG A, B, C, or D, Western Code 4.2 and 1, Geocore 4, and Tempest. These formats are converted to the more standard SEG-Y format and then consolidated to DVD. Features of the NuData Management System in addition to the ONYX based conversion capabilities include:

-
A custom and unique tape tracking system tightly monitoring and managing the transcription process and database to organize and keep track of all the data associated with a particular line or area of seismic data. Bundled services to scan well logs, maps and other related information to PDF format and consolidate such related data on the same disk or DVD as the converted seismic data.

-	Strong quality assurance procedures. Data sets are catalogued in the NuData database and then compared to client's database and reconciled to NuData database.

-
 Once consolidated on DVD, there are many different data management and backup solutions available, for example, online virtual private network (VPN) access established privately or high speed transmission from Hyperdynamics transcription facility to remote sites across high bandwidth capacity connection.

-	While we maintain the ability to service third party companies, the primary benefit of our NuData capability is to make our exploration activities significantly more efficient.

When coupled with our extensive industry experience, the NuData Management System allows us to consolidate our seismic data in ways that save substantial amounts in future data maintenance expenses. We can dramatically enhance our accessibility and utility of our seismic data, thereby enhancing our ability to find new oil and gas reserves faster and at a lower cost. In summary, the NuData Management System makes the data we manage more secure, accessible, manageable, and portable all while saving us significant time and money.

HYDR's Domestic Oil Field Service and Production

In April 2004, we acquired our subsidiary, HYD Resources Corporation. It is our second operating subsidiary with corporate offices located at our home office in Sugar Land, Texas and one field office located in La Salle Parish in Louisiana. At the time of the acquisition, HYD Resources Corporation had approximately $375,000 worth of assets, the bulk of which was oil field equipment. HYD Resources Corporation also had no prior history of operations. HYD Resources Corporation engages in crude oil exploration and production within the United States. Thus far, all of our drilling activity is in Louisiana.

In January 2005, Hyperdynamics acquired an inactive company from the former owners of HYD Resources Corporation named Trendsetter Production Company (“TPC”). TPC is an authorized operator in the state of Louisiana. This immediately made us an oil and gas operator.

We evaluate the performance of these two companies (HYD Resources Corporation and Trendsetter Production Company) as a single business unit through our business segment named HYD Resources (“HYDR”).

One of HYDR's past activities was the acquisition and repair of oil field equipment. We use this equipment to drill for our own oil and gas production, establish production facilities, and maintain our producing wells. Because of our capabilities to drill and operate, we acquired the working interest on 518 acres in Louisiana. We intend to continue to acquire oil leases in known producing areas and drill these leases to increase our own production revenues. We can acquire onshore producing leases with a very low risk and we can enhance the production of wells by working over existing wells. We sometimes sell a portion of the working interest in our onshore wells.

In the last fiscal year, we have drilled 2 oil wells and completed some field improvements on two leases. In fiscal 2005, while drilling our first lease known as the J. W. Norris (“Norris”)lease, it was determined that significant amounts of high pressure gas existed on the lease. As each well drilled continued to hit additional gas zones, the first twelve wells were left basically shut-in and it was determined that we would need to install a gas gathering system, contract with a pipeline transmission company and then execute a contract with a company to buy our gas. We have not yet sold commercial quantities of gas and we decided to abandon the gas gathering system when it became apparent that a sustainable flow of production could not be reached. The Norris lease is now being evaluated for drilling new well(s) into a zone that we hope to find reasonable production. So far our experience with the Norris lease has not produced what we had originally expected. Management is trying to decide whether to drill additional well(s) on the Norris lease or to focus its efforts back onto the Kelly and McGee Smith leases, which have produced on a steady and increasing basis now over the last eight months. We could also make the decision to abandon the Norris lease and move to develop other leases that we have the right to work on.

We began drilling oil wells on the Kelly lease in July 2005. The first well drilled, Kelly #1 began initially with flow rates of approximately 30 barrels per day in July 2005. This increased to approximately 70 barrels per day in early August 2005 and was expected to level out at around 50 barrels per day. We drilled Kelly # 2 last year. It was completed during the quarter ended September 30, 2005. During the 12 months ended June 30, 2006, we sold approximately 16,000 barrels of oil, primarily from production from our McGee Smith and Kelly leases. During 2007 to date, we sold approximately 2,651 barrels of oil and no gas.

Going forward HYDR plans to perform work to improve its production on these leases and drill additional wells in areas that it has realized the best production from. We are also evaluating new opportunities such as acquiring shallow production leases in areas that have previously produced oil, drilling new wells and re-developing wells that have produced in the past, and reworking the related production facilities associated with those wells.

Employees and Independent Contractors

We currently have 22 full time employees and 3 part time employees. Additionally, we use independent contractors to minimize fixed overhead. No employees are represented by a union. We believe that our labor relations are good.

Alliance Partnerships, Key Vendors and Technical Certifications

Our oil industry vendors include the following:

Spectrum Geophysical Processing Company (“Spectrum”) provides us with professional data processing services. Spectrum is a member of a UK registered group of companies providing seismic data processing, nonexclusive surveys and electronic data management services to a wide range of international clients. Spectrum has its headquarters in Woking, England, with operational centers in Houston and Cairo.

Petroleum Geophysical Services (“PGS”) provides us with seismic acquisition and independent data interpretation services. PGS provides a broad range of seismic and reservoir services, including data acquisition, processing, interpretation, and field evaluation. PGS also owns and operates four floating production, storage and offloading units (FPSOs). PGS operates on a worldwide basis with headquarters in Oslo, Norway.

TDI-Brooks International (“TDI”) provides us with geochemical core analysis of our concession.  TDI is the recognized leader in offshore surface geochemical exploration and heat flow measurement.

GlobalSantaFe Corporation is a leading provider of offshore oil and gas drilling and drilling management services. The company owns or operates a mobile fleet of marine drilling rigs that operates in major drilling regions around the world, including premium and heavy-duty, harsh-environment jackups, semisubmersibles, and dynamically positioned ultra-deepwater drillships. More information can be found at www.globalsantafe.com .

Competition.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our oil and gas. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. The quantities of oil and gas that we may produce and deliver may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations, and price limitations imposed by federal and state regulatory agencies.

Key Customers.

Oil production from our Louisiana properties was  purchased by one customer, Plains Marketing LLC,  through September 2006.  Effective September 2006, we entered a contract with Shell Trading to be the sole purchaser of our oil production in Louisiana.  Louisiana Office of Conservation rules prohibit us from maintaining more than one purchaser at any given time.

Research and Development.

We do not expend a material amount on research and development.

Cost of Compliance with Environmental Laws.

Because we are engaged in extracting natural resources, our business is subject to various Federal, state and local provisions regarding the environment. Compliance with environmental laws may necessitate significant capital outlays, affect our earnings potential, and cause material changes in our current and proposed business activities. At the present time, however, the environmental laws do not materially hinder nor adversely affect our business. Capital expenditures relating to environmental control facilities have not been material to our operations since our inception. In 2005, we did one oil well clean up. The cost of the clean up was less than $5,000. We have abided by and are in compliance with the environmental law. There were no clean ups in 2006 or 2007.

RECENT EVENTS

In October 2006, we engaged the services of Applied Drilling Technology, Inc., a wholly owned subsidiary of GlobalSantaFe, an NYSE company, to provide us with a detailed report of the drilling infrastructure, the support services and the operating environment offshore the Republic of Guinea, West Africa. We will use this report in conjunction with an oil and gas well design to prepare an estimated project cost and a comprehensive drilling management services proposal to support our exploration program.

Our drilling project objectives are:

--- Preparation of the project cost estimate, securing yard space and a shore base, and procuring, inspecting and delivering tangibles).

--- Identifying a rig (preparing rig specifications for tenders and evaluation of tenders, signing a rig contract).

--- Finalize project management structure.

--- Commence drilling operations (mobilization; spudding the well and drilling; primary log; evaluation; plugging/casing/testing   options; demobilizing all equipment).

In October 2006, we engaged the services of GeoExperts of Houston, Texas to provide a consulting and farmout management contract for offshore The Republic of Guinea. The contract provides for the assessment, packaging, marketing and negotiation of a farmout bid round for a portion of the area.

DESCRIPTION OF PROPERTY

Description of Oil and Gas Properties--Foreign.

We are engaged in oil and gas operations. In West Africa, offshore Guinea, we are engaged in oil and gas geophysical exploration. We have not yet done any drilling off the coast of Guinea.

In 2002 USOil negotiated a Production and Sharing Agreement (“2002 PSA”) with the Republic of Guinea which USOil farmed out 100% of the rights and obligations of to SCS on December 10, 2002. This 2002 PSA gave exclusive rights for exploration and production across the concession of 16 million acres. All of our work from 2002 until June 27, 2005 led up to our request for a drilling. A permit was not immediately issued as expected in July of 2005 as claims were made by USOil stating the 2002 PSA was terminated. This resulted in us filing a lawsuit against USOil (See the Legal Disclosure for USOil Corporation). At the request of the Government of Guinea, we negotiated a production sharing contract directly between SCS Corporation and the Republic of Guinea. After over 14 months of work directly with the Government of Guinea, we and Guinea entered into a new 2006 Production Sharing Contract (2006 PSC) directly with Guinea. As of the filing of this prospectus, we have exclusive rights to explore, develop, and produce approximately 33,000 square miles of Guinea's offshore territory.  All time frames to achieve our exploration work according to the 2006 PSC begin with the effective date of September 22, 2006.

The minimum remaining term of our new 2006 PSC with Guinea is described as follows: The first exploration period is for two years with two one year extensions available for a total of 4 years for the first exploration period.  In the first exploration period we are required to acquire, evaluate, and analyze 2D or 3D seismic with an estimated minimum expenditure of $10MM.  The second exploration period starts after the end of the first and is 4 years long with an extension of 4 years for a total of 8 years. In the second exploration period we are required to acquire additional 2D or 3D seismic, evaluate it and analyze it with an estimated minimum cost of $6MM, and drill 2 exploration wells for an estimate minimum cost of $15MM to $20MM each.  Fulfilling the work obligation in all cases exempts us from fulfilling any minimum expenditure obligation. We have the right to perform the second exploration period work such as drilling in the first exploration period and such work will accrue to the requirements in the second exploration period.  Once we determine an area to be capable of commercial production, SCS can secure as many “Exploitation Areas” it can find in a shape defined by us.  Each “Exploitation Area defined  as a contiguous block surrounding a discovery shall be 500 square kilometers in size. Each Exploitation Area is held for 25 years but if we show the area can still produce we will get two additional extensions for 10 years each so the total exploitation period becomes effectively 45 years.  Each well has its own exploitation period that starts when it begins producing.

Upon the government entering our new contract into government law, as described under article 5.1 and 5.2 of the new 2006 PSC, we will surrender our exclusive rights under this contract area to approximately 22,000 square miles of the 33,000 square miles and then our contract area with respect to this new contract will govern an area of our choosing from the 33,000 square miles totaling approximately 11,000 square miles.  At that time, should this occur we will have another category of asset whereby we retain priority rights of participation to this 22,000 square mile area and all the work requirements above will pertain specifically to the exclusive rights area we choose of approximately 11,000 square miles.

Contract Area

The Contract Area represented on the attached map consists of an area deemed equal to approximately 80,000 sq. km.

The points indicated on this map are defined hereinafter with WGS 84 (World Geodetic System 1984) datum.

Point	Latitude Longitude
A	10:49:55:N	15:10:33:W
B	10:39:49:N	15:20:32:W
C	10.39:49:N	15.34:16:W
D	09.23:27:N	17:35:00:W
E	08.30:00:N	17.30:00:W
F	08.10:00:N	16:30:00:W
G	08.35:00:N	15:30:00:W
H	08.10:30:N	14:21:12:W
I	09:00:50:N	13:23:54:W

The coastal boundary is the line between Point A and Point I wherever the water depth is greater than 25 meters.

Description of Oil and Gas Properties--Domestic.

Beginning in 2004, in Louisiana (onshore), we started drilling for and produced oil. During that time we also started drilling for gas, sometimes in the same borehole as was drilled for oil. As of June 30, 2006, we drilled in Louisiana an aggregate of 8 wells, and reworked 8 shut in wells that predate our acquisition of the leases. We financed our Louisiana drilling and production operations from internal resources and by selling some of the working interest in oil and gas leases to investors, while retaining a portion of the working interest for ourselves.

Our domestic energy operations are conducted by our business segment HYD Resources (“HYDR”). HYDR provides drilling, work over and construction services internally and to third parties. It also operates oil properties. HYDR has approximately 518 acres of land under lease for oil and gas development. Of this total, leases held by production total approximately 234 acres . The leases held by production include the Kelly lease in La Salle Parish, in which we own 70% working interest, and two Magee Smith leases in Concordia Parish, in which we own 100% working interest.

Reserves Reported To Other Agencies.

We did not report any estimates of total, proved net oil or gas reserves to any other federal authority or agency.

Production.

The average sales price (including transfers) per unit of oil produced in fiscal 2006 was $62.59 per barrel.

Lifting Costs.

The average production cost (lifting cost) per barrel of oil produced in fiscal 2006 was $30.19 per barrel. We expect this cost to decrease as additional production is brought online.

Productive Crude Oil Wells and Natural Gas Wells.

The number of productive crude oil and natural gas wells in which we held an interest as of June 30, 2006 was as follows:

June 30, 2006	(1) Gross	(2) Net
Crude Oil Wells:

United States
Onshore	3	2.7

International:

Guinea
Offshore	0	0
Total	3	2.7

(1)  Productive wells are producing wells and wells capable of production. A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.
(2)  A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof. One or more completions in the same borehole are counted as one well in this table.

Acreage.

The developed and undeveloped acreage (including both leases and concessions) that we held as of June 30, 2006 are as follows:

	Developed Acreage (1) (2)		Undeveloped Acreage (2) (3)
Location	Gross Acres	Net Acres	Gross Acres	Net Acres
United States
Onshore

Louisiana	234	229	284	272

Foreign
Offshore

Guinea	0	0	16,000,000	13,120,000
Total	234	229	16,000,284	13,120,272

________________________

(1)  Developed acreage is acreage spaced or assignable to productive wells.
(2) A gross acre is an acre in which a working interest is owned. A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. Undeveloped acreage is considered to be those leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of crude oil and natural gas regardless of whether or not such acreage contains proved reserves.
(3) Included within undeveloped acreage are those leased acres (held by production under the terms of a lease) that are not within the spacing unit containing, or acreage assigned to, the productive well so holding such lease.

Net Exploratory and Development Wells.

The following table sets forth, as of June 30, 2006, the number of net exploratory and development wells we drilled in the fiscal year ended June 30, 2006. An exploratory well is a well drilled to find and produce crude oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of crude oil or natural gas in another reservoir, or to extend a known reservoir. A development well, for purposes of the following table is a well drilled within the proved area of a crude oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive. The number of wells drilled refers to the number of wells completed at any time during fiscal 2006, regardless of when drilling was initiated. Completion refers to the installation of permanent equipment for the production of crude oil or natural gas, or in the case of a dry hole, to the reporting of abandonment to the appropriate agency.

	Net Exploratory Wells				Net Development Wells
	Productive (1)		Dry (2)		Productive (1)		Dry (2)
Year Ended June 30, 2006	US	Int'l	US	Int'l	US	Int'l	US	Int'l

		0	1	0	1	0	0	0
___________________________

(1)	A productive well is an exploratory or development well that is not a dry hole.
(2)	A dry hole is an exploratory or development well determined to be incapable of producing either crude oil or natural gas in sufficient quantities to justify completion as an oil or gas well.

Drilling In Progress

At June 30, 2006, there was no drilling in progress.

Delivery Commitments--Offshore Guinea.

When, if and as there is production in Guinea that falls under the terms of the 2006 PSC, a 10% royalty will be paid to the Republic of Guinea.  Of the remaining 90% of the first production, 75% comes to us for cost recovery and 25% goes to Guinea, then up to the first 100,000 barrel per day of production we get 60% and Guinea gets 40%. Over 100,000 barrels per day of production, Guinea gets 60% and we get 40%.

Delivery Commitments--Onshore Louisiana.

We have no domestic delivery commitments.

Description of Physical Facilities--Description of Operations Center in Louisiana.

We own 7/10 acre of highway frontage land containing a metal building of approximately 7,000 square feet that we use for our oil and gas operations in Jena, Louisiana. In December 2005, we paid $50,000 for this property. The property is well located and well suited to facilitate the organization and mobilization of our oil and gas drilling and production in Louisiana.

Description of Physical Facilities--Description of Administrative Office Property.

Our executive and administrative offices are located at One Sugar Creek Center Blvd., Suite 125, Sugar Land, Texas 77478 where we lease 6,752 square feet of space. The lease term was amended to 87 months commencing on August 1, 2006. We will get 3 months of free rent.  We have prepaid 3 months of rent and given the landlord a $75,000 letter of credit for 24 months to secure the cost of the build-out. The letter of credit will be released after 24 months. The monthly rent is $11,816 per month. As of June 30, 2006, the buildout has not been completed. The buildout was completed in August 2006.

LEGAL PROCEEDINGS

Dixon Financial Services.

In 2001, we were named as a defendant in a lawsuit styled Dixon Financial Services, Ltd. v. Fidelity Transfer Company, Erin Oil Exploration, Inc., Bill Knollenberg, Ron Bearden, R.F. Bearden Associates, Inc., James Chang, Nick H. Johnson, Riley L. Burnett, Jr., Johnson, Burnett & Chang, L.L.P., Greenberg, Peden, Siegmyer & Oshman, P.C., George Siegmyer and Hyperdynamics Corporation; Cause No. 2001-06263; In the 215th Judicial District Court of Harris County, Texas. This suit alleged breach of contract for failure to deliver share certificates in the name of Dixon Financial Services for 574,500 shares of our stock which were held in a nominee name. Earlier, in 2000, The Erin Oil Exploration parties, including their attorneys, brought suit against us, wrongfully claiming that the shares were subject to their claims against other persons and obtained a temporary restraining order preventing the transfer of the shares. Fidelity Transfer, as our transfer agent, refused to transfer the shares to Dixon because of the restraining order. We set aside the temporary restraining order as to the shares and the shares were not subject to a later temporary injunction. However, legal counsel for the Erin Oil parties wrongfully asserted to Fidelity Transfer that the shares were subject to the injunction and Fidelity Transfer refused to transfer the shares to Dixon Financial for a period of at least three months during which the share price dropped from more than $6.00 a share to slightly more than $1.00 per share. We and Dixon Financial brought claims against the Erin Oil parties and their legal counsel for their wrongful conduct. The Erin Oil legal counsel asserted a litigation privilege under Texas law. The Erin Oil parties and their legal counsel filed motions for summary judgment asserting the litigation privilege as a bar to liability. The trial court granted all such motions for summary judgment. Fidelity Transfer asserted that it was not subject to jurisdiction in Texas and we determined that Fidelity Transfer was not currently solvent for purposes of any judgment against it in this matter. Fidelity Transfer is no longer a party to this lawsuit at this time, but we have a formal agreement allowing us to pursue recovery against Fidelity Transfer at a later time. At the end of April 2005, we and Dixon Financial entered into an agreement to settle and resolve this litigation.

Pursuant to the agreement between Dixon and Hyperdynamics, a judgment was entered in Dixon's favor against Hyperdynamics (See “contractual limitation” below). The amount of this judgment may be sought by Hyperdynamics against Knollenberg, in addition to Hyperdynamics' damages as found by the jury and attorneys fees. While proceeding with an appeal of the case, Hyperdynamics and Dixon will be working cooperatively to collect such monies as may be available from or through Knollenberg on the jury verdict and judgment. However, there remains a “contractual limitation’ for any possible required payment from Hyperdynamics to Dixon whereby Dixon Financial has agreed that it will not abstract or otherwise seek to enforce the judgment, except in the event that the appeal is unsuccessful. In that case though, as long as the appeal process is completed, and if the appeal is unsuccessful, we and Dixon Financial have agreed that we will pay only the sum of $240,000 payable in the amount of $10,000 per month for a period of 24 months. Should the appeal be successful, Hyperdynamics would expect to receive damages including but may not be limited to all of its legal expenses since this case began which could be as easily much or more than $500,000 in recovery for Hyperdynamics. Thus, the potential financial downside for Hyperdynamics regarding this litigation is to pay the cost of the appeal and if the appeal is unsuccessful, we would be required to pay $10,000 per month to Dixon for 24 months and then our total obligation would be completed at that point. If we win the appeal, we owe nothing more to Dixon and could receive substantial damages and attorney’s fees .

The Erin Oil parties's legal counsel has insurance which has been providing a defense and which may pay for any liability awarded against the Erin Oil parties' counsel. The court entered an order in June 2006 severing some of the Erin Oil parties from the main case so that the summary judgments entered in favor of those parties could be appealed. That appeal is proceeding pursuant to our agreement with Dixon.

The remainder of the case continued with Dixon, Hyperdynamics, Erin Oil Exploration and Bill Knollenberg as parties with active claims to be resolved.  The law firm of Johnson, Burnett & Chang, L.L.P., and the individual partners in that firm remained in the case pending finalization of the interlocutory summary judgments in their favor.  The court set the remaining issues for trial to a jury, which resulted in a jury verdict on February 1, 2007. The jury determined that Bill Knollenberg was personally liable to Dixon and Hyperdynamics in the amount of at least $3,500,000.00, each.  That damage amount was also determined against Erin Oil Exploration (a non-answering defendant) in favor of Dixon.  The jury determined that Knollenberg, in conspiracy with his attorneys and the other attorneys and their clients, committed breach of contract, fraud, misrepresentation and abuse of process.  As a result of the fraud, the jury awarded punitive damages to both Dixon and Hyperdynamics in the amount of $500,000.00 each.  Pursuant to the agreement between Dixon and Hyperdynamics, a judgment in Dixon's favor against Hyperdynamics was entered on February 20, 2007, in the amount of $3,500,000.00 plus attorneys fees.  The judgment also included an award in favor of Hyperdynamics against Knollenberg in the amount of $3,550,000.00, together with interest and attorneys fees, as well as a claim for indemnity or contribution against Knollenberg for the sums awarded in favor of Dixon.

Knollenberg timely filed a motion to correct or reform the judgment, which was held in May 2007 and more briefs will be filed. Hyperdynamics does not expect that the motion will be granted. Upon the finality of the judgment, Hyperdynamics will appeal the summary judgments in favor of Johnson, Burnett & Chang, LLP and the individual lawyers. Hyperdynamics will also seek to have that appeal and the current appeal considered together by the Texas Court of Appeals.

Pursuant to the agreement between Dixon and Hyperdynamics, a judgment was entered in Dixon's favor against Hyperdynamics (See “contractual limitation” below). The amount of this judgment may be sought by Hyperdynamics against Knollenberg, in addition to Hyperdynamics' damages as found by the jury and attorneys fees. While proceeding with an appeal of the case, Hyperdynamics and Dixon will be working cooperatively to collect such monies as may be available from or through Knollenberg on the jury verdict and judgment. However, there remains a “contractual limitation’ for any possible required payment from Hyperdynamics to Dixon whereby Dixon Financial has agreed that it will not abstract or otherwise seek to enforce the judgment, except in the event that the appeal is unsuccessful. In that case though, as long as the appeal process is completed, and if the appeal is unsuccessful, we and Dixon Financial have agreed that we will pay only the sum of $240,000 payable in the amount of $10,000 per month for a period of 24 months. Should the appeal be successful, Hyperdynamics would expect to receive damages including but may not be limited to all of its legal expenses since this case began which could be as easily much or more than $500,000 in recovery for Hyperdynamics. Thus, the potential financial downside for Hyperdynamics regarding this litigation is to pay the cost of the appeal and if the appeal is unsuccessful, we would be required to pay $10,000 per month to Dixon for 24 months and then our total obligation would be completed at that point. If we win the appeal, we owe nothing more to Dixon and could receive substantial damages and attorney’s fees .

Wellington, LLC.

On April 9, 2001, we were named as a defendant in a lawsuit styled Wellington, LLC vs. Hyperdynamics Corporation et al. Civil Action# 18811-NC, The Court of Chancery of Delaware.

The Plaintiff claims that we did not carry out conversion of Series A preferred stock to common stock. On August 9, 2002 Plaintiff, Defendant, and their respective counsels executed an “Agreement for Transfer of Claims in Delaware Action to Georgia. Subsequently, the lawsuit was moved in its entirety to Atlanta, Georgia to be litigated under the lawsuit discussed below. Under the agreement, the Plaintiff in the Delaware action, Wellington, LLC. would become the Defendant in Atlanta. During the fiscal year ended June 30, 2004, the Court of Chancery of Delaware dismissed the Delaware case.

On November 5, 2001, we filed a lawsuit styled Hyperdynamics Corporation, Plaintiff, v. J.P. Carey Securities, Inc., J.P. Carey Asset Management LLC, Joseph C. Canouse, John C. Canouse, James P. Canouse, Jeffrey Canouse, Southridge Capital Management LLC, Stephen Hicks a/k/a Steve Hicks, Thomson Kernaghan & Co., Limited, Mark Valentine, Talya Davies, Cache Capital (USA), L.P., Carpe Diem, Carpe Diem LTD., Wellington, LLC, Minglewood Capital, LLC, Falcon Securities, LTD, Navigator Management LTD., David Sims, and Citco Trustees (Cayman) Limited, Defendants; and Wellington LLC, Counterclaim/Third-Party Plaintiff, v. Hyperdynamics Corporation, a Delaware corporation, Kent Watts, Michael Watts, Robert Hill, Harry J. Briers, DJX, Ltd., a Belize corporation, and Does 1-10, Counterclaim/Third-Party Defendants, Civil Action File No. 2001CV44988, In The Superior Court of Fulton County, State of Georgia.

We filed our First Amended Complaint against Defendants on September 12, 2002 in which we presented thirteen counts for Causes of Action against defendants including “Violations of Georgia Racketeer Influenced and Corrupt Organizations” (RICO) Act (O.C.G.A. SS 16-14-1, ET SEO).

We believe that more than one of the Defendants worked together to create the appearance of providing initial long term financing ($3,000,000) and additional financing commitments (up to additional $5,000,000), all from reputable sources, while the Defendants' real plan was to manipulate our stock through contractually prohibited short selling and multiple breaches of the contractually agreed to selling covenants.

We are subject to counterclaims in this Georgia litigation. The counterclaimants allege that Hyperdynamics and its Officers and Directors breached their fiduciary duties to shareholders and committed other tortuous acts. We intend to continue to vigorously pursue damages and defend all counterclaims. Discovery is being primarily focused on jurisdictional issues at this time. During the litigation we have made numerous claims of discovery abuse resulting in certain defendants and defense attorneys involved being sanctioned by the court. They have filed for sanctions against us as well. The court dismissed all non-Georgia defendants. We have filed a notice of appeal of that ruling.  As of September 30, 2006, no ruling has occurred.

USOil Corporation.

On July 29, 2005, our wholly owned subsidiary filed a lawsuit styled SCS Corporation, Plaintiff v. USOil Corporation, Defendant; Cause No. 2005-49205; in the 333rd Judicial District Court of Harris County, Texas. With regard to our contract with USOil for a 100% farmout of the December 2002 Production Sharing Agreement between USOil and the Republic of Guinea, we allege breach of contract, fraud, negligent misrepresentation, and we seek a declaratory judgment and damages of over $12,000,000 and lost profits which we believe can easily exceed hundreds of millions of dollars. Early responses from the defendant indicated a general denial, that the 2002 PSA had been terminated by the government of Guinea, and a claim that we owe them $1,600,000. We have added two defendants, Dinesh Shukla and Joseph R. Delawa.  The suit remains in discovery at the date of filing this 10Q, and has been set for trial in August 2007. A mediation was unsuccessful but discovery to date and the execution of a new PSA directly with the Republic of Guinea gives rise to the likelihood of a successful resolution of this case in the near future. It is anticipated that based upon recent discovery responses by the Defendant and soon to be completed additional discovery that this case will be resolved in our favor in light of the new agreement signed by us directly with the Republic of Guinea.

Trendsetter Investors, LLC

On March 8, 2006, a lawsuit was filed against us styled Trendsetter Investors, LLC, Plaintiff vs. Hyperdynamics Corporation, Trendsetter Production Co., Kent Watts, Michael Watts, Christopher Watts and Harry Briers, Defendants; Civil Action No. H 06-0746; in the United States District Court for the Southern District of Texas, Houston Division.

The Plaintiff alleges Fraud or Deceit in the Sale of Securities, Common Law Fraud, Fraud by Omission and Control Person Liability. Plaintiff seeks unspecified monetary damages. We deny all their allegations and are vigorously defending ourselves. We have filed a motion to dismiss on behalf of all defendants. The case is currently stayed by the Court pending a ruling on these motions to dismiss. We believe this plaintiff's shareholders are one and the same as the members of a control group (the "Manning Group") led by Mr. Jack Manning. Manning is a Houston based attorney and has been a supporter of Hyperdynamics Corporation in the past. In private equity deals since April of 2003, he and his group have purchased common stock in the price range of $.15 to $.80 per share. We believe that the Manning Group through the circumstances surrounding the Trendsetter LLC working interest investment, has an agenda to unjustly enrich themselves through our securities. We are considering counter claims against Trendsetter LLC and each member of the Manning Group. We have significant concerns that they collectively have or have had over 10% of our common stock and they have been acting in concert, making them an undisclosed affiliate group. As of December 31,2006, the suit is in discovery. The Federal Judge on this case has now ruled on our Motion to Dismiss and has dismissed Christopher Watts as a Defendant and also dismissed several of the Plaintiffs’ causes of action. The Court recently signed a Docket Control Order and discovery is just beginning. The Court has ruled on our Motion to Dismiss and dismissed Christopher Watts as a defendant and dismissed several of the Plaintiffs’ causes of action narrowing the focus of the case. Discovery has begun including the production of documents and the beginning of depositions. The case has been put on the trial docket for February 29, 2008. Counterclaims have been filed. It is anticipated the case will be sent to mediation per the standard procedures in Federal Court.

Manning, Moore, Long

On May 5, 2006 a lawsuit was served styled Jack Manning, Sue Manning, Stephen Moore and Geoffrey Long, Plaintiffs versus Hyperdynamics Corporation and Kent Watts, defendants. The suit was filed in the 189th District Court of Harris County, Texas with cause no. 2006-22135. The Plaintiff alleges they had the pre-emptive right to invest in Hyperdynamics Corporation's common stock. We deny all their allegations and will vigorously defend ourselves and are evaluating all possible counter claim actions. We believe this lawsuit is tied to the Trendsetter LLC litigation discussed above, and is a part of their groups' concerted attack on the company as a strategy to receive undue enrichment in the form of our common stock. We have exchanged the first round of written discovery and intend to conduct additional discovery, including depositions.

Of far more importance to us is that this group may have been or is now acting together in concert since as far back as April 2003 when they funded a bridge loan and collectively invested and purchased 2,878,969 shares of common stock. At that time there was approximately 27,000,000 shares of common stock outstanding. This would have given them greater than 10% of the outstanding common stock of the company. In review of our records, during the period of time between October of 2003 through approximately the end of March of 2004, this group dramatically increased their holdings of Hyperdynamics Corporation's common stock. Based on concerted actions since then, we are seriously evaluating all corroborating information concerning the possibility that their group is an undisclosed affiliate of Hyperdynamics Corporation. As of December 31,2006, the suit is in discovery.

The depositions of the Corporate Officers and the company’s consultant have been taken. Following those depositions, a Motion for Summary Judgment was filed on behalf of the Company but the Judge did not rule on the Motion as he felt it was premature given the early status of discovery. Plaintiffs’ depositions are being set and discovery is proceeding. Key party depositions have been completed and additional witness depositions are anticipated. A Motion for Summary Judgment was filed and at the hearing the judge put the motions on hold being of the opinion they were premature pending further discovery. It is anticipated the case will be sent to mediation per the rules of the court.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

The Company is including the following cautionary statement to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Company. This quarterly report on form 10Q contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements: the ability of the Company to respond to changes in the information system environment, competition, the availability of financing, and, if available, on terms and conditions acceptable to the Company, and the availability of personnel in the future to support its activities and to external customers. The seismic data work is performed in the USA. HYDR is engaged in oil and gas exploration and production activities in Louisiana, USA; it also provides oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams, who are evaluated based on their segment's performance.

Overview

Our corporate mission is to explore for and develop new sources of energy worldwide. On September 22, 2006, our wholly owned subsidiary, SCS Corporation signed a new 2006 Production Sharing Contract with the Republic of Guinea. This contract gives us exclusive rights across this largest remaining exploration block offshore West Africa, of approximately 31,000 square miles.

During the quarter ended December 31, 2006, we traveled to Germany at the invitation of the Guinea Ministry of Mines and Geology and made a presentation to numerous participants from various ministries of the Guinea government. At the meeting we notified the Ministry of Mines that we had begun our exploration work towards the goal to begin drilling exploration wells and making world class discoveries.

In October 2006, we engaged Global SanteFe's Applied Drilling Technologies to evaluate resources in the Country of Guinea that can support the needs of offshore drilling operations. Thus, during the quarter, our reconnaissance team has been in Guinea surveying the facilities, ports, and capabilities there. We expect the reconnaissance team to submit an extensive report sometime during the current quarter. We feel this advance reconnaissance will shorten the time to begin drilling a well for us or any of our partners by at least six to nine months.

On November 1, 2006, the Central and South Africa Industry Forum inducted us as its newest member. This group consists of 37 members of oil and gas companies that have exploration and production operations on and offshore Africa. The members of the group are primarily “new ventures” professionals looking for new opportunities for oil and gas discoveries and production. Exxon Mobil leads the group, which meets monthly at a member sponsored luncheon. At the monthly luncheons, member companies provide status reports on their activities and members discuss and sometimes consummate ideas for mutually beneficial business ventures.

Also in November 2006, we traveled to Guinea together with our lobbyist, former Secretary of State for African Affairs, Herman Cohen. We met with numerous ministers of the Guinea government in meetings whereby they publicly gave support for our contract. We addressed the National Assembly in the presence of the President of the National Assembly of Guinea, Mr. Aboubacar Somparé. Our trip was highly publicized in Guinea and was carried extensively on Guinea's national RTG television.

While we were in Guinea, our geoscientists at our corporate offices prepared for the farm-out program, which was just announced in January 2007. We launched a program to provide the opportunity for oil companies to license and study our proprietary data and then submit proposals to us later this year. We have now begun presentations to companies under confidentiality agreements.

Oil production and service revenues were $134,000 for the quarter ended March 31, 2007 compared to $113,000 for the quarter ended March 31, 2006.  The decrease of $21,000 was due to an equipment failure on two of our Louisiana properties.  Lease operating costs were $81,000 for the quarter ended March 31, 2007 compared to $36,000 for the quarter ended March 31, 2006.  The increase of $45,000 was the result of  oil well maintenance.  Other Operational Costs were $175,000 for the quarter ended March 31, 2007 compared to $189,000 for the quarter ended March 31, 2006.  The decrease of $14,000 was due to operating efficiencies and lower well work over requirements.  Depreciation, depletion and amortization on oil and gas properties were $143,000 for the quarter ended March 31, 2007 and $23,000 for the quarter ended March 31, 2006.  Selling, general and administrative expenses were $1,927,000 for the quarter ended March 31, 2007 compared to $1,043,000 for the quarter ended March 31, 2006.  The increase of $884,000 is due the following: (1) $762,000 increase in SCS salaries and related costs and equity based compensation; (2) $50,000 increase in corporate overhead salaries and related costs; (3) $29,000 increase in rent, utilities, property taxes and other occupancy related costs in SCS; (4) $55,000 increase in HYDR salaries and related costs; and (5) $12,000 decrease in insurance expense.  Our net loss was $2,109,000 for the quarter ended March 31, 2007 compared to $2,793,000 for the quarter ended March 31, 2006.  The increase of $684,000 is due to the following factors: (1) decrease in oil production revenue; and (2) increase in general administrative costs.

On September 22, 2006, our wholly owned subsidiary, SCS Corporation signed a new 2006 Production Sharing Contract (PSC) with the Republic of Guinea. This contract gives us exclusive rights for oil and gas exploration and production across this largest remaining exploration area offshore West Africa of approximately 31,000 square miles. Compared to last year at this time, management would like emphasize to our shareholders that our position with the new 2006 PSC is believed to be infinitely better now than before with the problem riddled 2002 agreement. This new contract is in full accordance with Guinea law known as the 1986 petroleum code, and it being considered by the National Assembly of Guinea for special action of being codified as a new law in and of itself.  Our position on the 2006 PSC has been affirmed by a legal opinion issued from our counsel in Guinea as we disclosed in our 8K filed on April 16, 2007. All of this is positive for Hyperdynamics Corporation. Additionally, the world demand for oil has remained strong and it appears to be in a multi-year mega trend. Also, the west coast of Africa is expected to remain one of the hottest areas in the world for exploration. For these reasons we believe that the value of the concession has greatly increased over the last several months. Thus, management is somewhat perplexed and is looking into possible reasons for the recent drop in our stock price.

 As part of their political process the Guinea government has decided, as is entirely their prerogative, to send the 2006 PSC to the National Assembly to be considered for a special status of a “project of law”.  Concerning the actions of the government surrounding this political process, in early May, there was some propaganda generated in Guinea which found its way, unfortunately, into incorrect and misleading news articles. This triggered the Company to make a correcting news release and file an 8K on April 16, 2007. We felt we needed to do our best to correct this misinformation. The National Assembly’s working political process for this major contract status known as a “project of law” is a process whereby the Guinea government informs its people of the benefits of the government’s contracts. It also allows law makers to understand the major contracts themselves so that they can make new laws that can positively affect the people in the future. In our case, the 2006 PSC also has a special contract provision under article 5.1 whereby certain terms, conditions, and rights of the contract will change. Those changes are discussed thoroughly in our legal opinion filed in the 8K on April 16, 2007. For the National Assembly to pass or not pass a “project of law” on our contract has no bearing on the legality or enforceability of the contract. While the legality of the contract is not affected by passing a “project of law”, management may see a need to review the farm-out process and adopt to any changes that may be brought about if it indeed passes and other certain actions explained in previous filings occur as well.

During the quarter ended March 31, 2007, the Government of Guinea changed their Ministers and the President appointed a new Prime Minister, Lansana Kouyaté.  Our Vice President of Guinea Affairs, Famourou Kourouma returned to Guinea to put the Company’s unique public relations plan into action.  In summary, this plan includes television commercials, news articles, educational seminars, radio advertising, press conferences, and being available to explain our exploration work as requested by each and every branch of government in Guinea. Based on our work including this extensive public relations campaign, we have been continually educating the Guinea people of the significant truths of the value that Hyperdynamics has brought to Guinea including the potential for discovering their offshore petroleum resources. All during this quarter, European sourced petro-politics has mounted an attack of misinformation and propaganda. Our organization has become quite experienced in working in Guinea and has successfully set the record straight on numerous occasions. On May 8, 2007, Famourou Kourouma reported to us that RTG television and radio in Guinea aired a press conference with the President of the National Assembly, his honorable, Aboubacar Somparé.  As reported by Mr. Kourouma, during the press conference, Mr. Somparé answered several direct questions, effectively setting the record straight regarding the 2006 PSC and at the same time he expressed strong support for Hyperdynamics and the benefits of our oil contract. He explained to the press that Hyperdynamics has been the only company in the last thirty years significantly working on oil exploration to the benefit of Guinea. He explained that we were the only company in the world willing to take the risk and do the necessary work, at a time when no one else would. He further explained, that because we were a public company and were required to disclose our progress publicly, many companies have come to Guinea and tried to sabotage and interfere with Hyperdynamics’ concession. He expressed his strong feeling that this was wrong and would not be allowed as it is against Guinea law. Finally, he mentioned that the propaganda emanating from various factions trying to get into the Hyperdynamics concession were promoting that it was time to divide the area into smaller blocks. His honorable Somparé pointed out that it was far too early to divide the area into smaller blocks and that when it was time to do that, because of the unselfish work we historically performed, he trusted Hyperdynamics to help Guinea accomplish that task.  Based on our work and the clear support of President of the National Assembly, we believe that there is a very good chance that the National Assembly will pass the 2006 PSC as a “project of law” designation.  We view this as extremely positive for the political process in Guinea and that this will bring Hyperdynamics closer even yet in working with Guinea and the people there. Regardless of the passage of a “project of law”, Hyperdynamics will continue its work stepping forward methodically to fulfill the requirements of the 2006 PSC.

In January 2007, we implemented a farm-out procedure whereby oil companies under confidentiality agreements have been invited into our offices for private presentations.  While we established a general time line of expected participation resulting ultimately in farm-out proposals, we have realized a significant variance in the specific timing of each interested company. Early on, companies either moving out of Africa or not pursuing additional investment there came to light quickly and they were de-listed as possible farm-in partners. Other potential partners expressed significant interest in us contacting them for possible minority participation as we get further down the road with our exploration work.  Still again, several companies told us that they didn’t currently have the capacity to consider any new projects at this time due to prior budgetary and bandwidth restraints. These companies asked us to stay in touch and keep them apprised of our progress and check back with them towards the end of 2007.   Some of our prime candidates who declined meetings earlier this year are now scheduled to come in for presentations and just as many more have expressed a desire to schedule a meeting soon.  Finally, numerous companies have attended one or more meetings concerning our farm out opportunity and are in the process of making presentations to their top management about the Hyperdynamics’ farm-in opportunity. We believe there is a growing and significant chance that our opportunity fits the strategy of one or more of these oil companies. We will continue with this process as planned. In addition we have recently begun discussing the possibility for a joint venture with one or more financial partners.

In October 2006, we engaged Global SanteFe's Applied Drilling Technologies to evaluate resources in the country of Guinea that can support the needs of offshore drilling operations. We have recently received their comprehensive study. The contents of the study will be revealed in the context of future related work and drilling programs and may be discussed in more detail in our next annual report. We feel this work will help shorten the time to begin drilling a well for us or any of our partners by at least six to nine months. This report is also part of the information that we are making available to potential partners that we have confidentiality agreements with.

We are evaluating the acquisition of additional production in Louisiana to add to our existing operations in a profitable manner.  As part of our business plan we are still working toward cash flow from operations domestically while we continue the major exploration project offshore Guinea internationally.  Also, management will continue to diligently pursue our farm-out program for offshore Guinea and simultaneously begin laying out the next work program. Finally, on a prospective note, we are considering programs to enhance shareholder value. Such ideas being discussed include the possibility of having a rights offering as well as giving consideration for creating a royalty trust pertaining to the Guinea concession for the benefit of our shareholders.

Results of Operations

Reportable segments
Hyperdynamics has two reportable segments: SCS Corporation ("SCS") and its Louisiana operations ("HYDR"). SCS is engaged in oil and gas exploration activities offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYDR is engaged in oil and gas exploration and production activities in Louisiana, USA; it also provides oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams, who are evaluated based on their segment's performance.

The following table summarizes certain balance sheet data as of March 31, 2007 and June 30, 2006 and income statement data about Hyperdynamics' reportable segments and corporate overhead for the three months and Nine months ended March 31, 2007 and 2006:

	SCS	HYDR	Corporate	Total
Segment assets
As of March 31, 2007	$4,288,000	$505,000	$1,963,000	$6,756,000
As of June 30, 2006	4,175,000	457,000	3,671,000	8,303,000

Nine months ended March 31, 2007
Revenues from external customers	-	780,000	-	780,000
Depreciation, depletion and amortization - oil and gas properties	-	68,000	-	68,000
Depreciation - administration	18,000	-	22,000	40,000
Loss from operations	(2,151,000)	(493,000)	(2,921,000)	(5,565,000)
Expenditures for long-lived assets	81,000	66,000	131,000	278,000
Three months ended March 31, 2007
Revenues from external customers	-	113,000	-	113,000
Depreciation, depletion and amortization - oil and gas properties	-	23,000	-	23,000
Depreciation - administration	8,000	-	10,000	18,000
Loss from operations	(896,000)	(273,000)	(937,000)	(2,106,000)
Expenditures for long-lived assets	5,000	11,000	13,000	29,000

Nine months ended March 31, 2006
Revenues from external customers	-	329,000	-	329,000.
Depreciation, depletion and amortization - oil and gas properties	-	192,000	-	192,000
Depreciation - administration	22,000	-	17,000	39,000
Loss from operations	(517,000)	(1,636,000)	(2,021,000)	(4,174,000)
Expenditures for long-lived assets	76,000	401,000	8,000	485,000
Three months ended March 31, 2006
Revenues from external customers	-	134,000	-	134,000
Depreciation, depletion and amortization - oil and gas properties	-	143,000	-	143,000
Depreciation - administration	8,000	-	8,000	16,000
Loss from operations	(181,000)	(441,000)	(660,000)	(1,282,000)
Expenditures for long-lived assets	3,000	50,000	4,000	57,000

Geographical Information
All revenues are currently derived from domestic sources. All long-lived assets are located in the USA and in Guinea.

Nine months ended March 31, 2007 compared to nine months ended March 31, 2006

Louisiana Operations ("HYDR")

Oil and Service Revenue totaled $780,000 for the nine months ended March 31, 2007. The breakdown consists of $716,000 in oil revenues and $64,000 in service revenues compared to $329,000 in oil revenue and $0 service revenue for the nine months ended in March 2006. The increase in oil revenue of 117% or $387,000 is attributable to rework of wells, equipment upgrades and better work control procedures, which resulted in less downtime and higher oil production. The increase in service revenue of $64,000 is attributable to service work performed for third parties.

Lease Operating Costs for the nine months ended March 31, 2007 and 2006 were $204,000 and $489,000, respectively. The decrease of 58% or $285,000 is due to an equipment upgrade which reduced costs, maintenance and more cost-efficient procedures.

Severance Taxes for the nine months ended March 31, 2007 and 2006 were $83,000 and $21,000 respectively. The increase of 295% or $62,000 is due to an increase in oil revenues.

Other Operational Costs for the nine months ended March 31, 2007 and 2006 were $559,000 and $932,000, respectively. The decrease of 40% or $373,000 is due to the improved efficiency and work control procedures, and decrease in well workover requirements.

Our depreciation, amortization and depletion expense for oil and gas properties for the nine months ended March 31, 2007 and March 2006 was $68,000 and $192,000, respectively.

Selling, General and Administrative expenses for the nine months ended March 31, 2007 and 2006 were $359,000 and $331,000, respectively, representing a increase of $28,000 or 8%. The main factors contributing to the increase are: 1) an increase in insurance expenses of $10,000; 2) an increase in salaries, payroll taxes and other taxes of $62,000; 3) a decrease in bad debt expense of $159,000 due to an lower of a reserve required against on our joint interest billing; 4) an increase in legal expenses of $98,000 related to the various lawsuits. We also experienced a net increase of $17,000 in rent, utilities and other administrative expenses.

We realized a gain on sale of fixed assets of $8,000 for the nine months ended March 31, 2007 and $0 in 2006. We also realized gain on settlement of obligation of $28,000 in March 31, 2007 and $0 in March 2006.

Our Loss from operations for the nine months ended March 31, 2007 from this segment was ($493,000) in comparison to ($1,636,000) in March 31, 2006. The decrease of 70% or $1,143,000 is due to the factors discussed above.

Our expenditure for long-lived assets for the nine months ended March 31, 2007 was $66,000 compared to $401,000 in the nine months ended March 31, 2006. The net decrease of 83% or $335,000 is attributable to equipment upgrades and improvements on production facilities.

Guinea and Seismic Data Management ("SCS")

We had no revenues during the nine months ended March 31, 2007 and 2006. We signed a Production Sharing Contract (PSC) with the Republic of Guinea on September 22, 2006 and we are currently focusing on our drilling and exploration plans in the concession delineated in the PSC.

We have processed a portion of the data that we have the right to market in order to provide samples of the data to our prospects. When we sell the right to use this data, we will receive a fee and we will also be compensated for processing the data that we sell.

Other Operational Costs for the nine months ended March 31, 2007 and 2006 was $17,000 and $50,000 respectively. The decrease of $33,000 is due to a reduction in expenses related to data management.

Selling, General and Administrative expenses for the nine months ended March 31, 2007 and 2006 were $2,116,000 and $445,000, respectively. The increase of 375% or $1,671,000 is due to the following factors: 1) increase in employee salaries of $105,000; 2) an increase in office rent and utilities of $17,000; 3) an increase in insurance and auto expenses of $12,000; 4) an increase in travel expenses of $168,000; 5) an increase in consulting expenses related to the marketing farmout packet and professional expenses related to the Guinea concession as well as security for employees in Guinea of $845,000; 6) an increase in public relations, television, media and broadcast coverage in Guinea of $31,000; 7) an increase in office supplies and equipment expenses of $32,000, and 8) an increase of $461,000 in employee stock equity based compensation.

Depreciation and amortization on administrative properties for the nine months ended March 31, 2007 and 2006 was $18,000 and $22,000, respectively.

Based on the factors discussed above, our loss from operations for the nine months ended March 31, 2007 and 2006 from this segment was $2,151,000 and $517,000, an increase of 316% or $1,634,000.

Expenditures for long lived assets for the nine months ended March 31, 2007 and 2006 were $81,000 and $76,000, respectively. The increase is attributable to the addition of our new office in Guinea and purchases of office furniture, equipment and leasehold improvements.

Corporate Overhead

Selling, General and Administrative expense for the nine months ended March 31, 2007 and 2006 were $2,899,000 and $2,001,000, respectively. The increase of 44% or $898,000 is attributable to the following: 1) new employee hires and increase in employee salaries and payroll taxes of $218,000; 2) increase in public relations and investor relations of $161,000; 3) increase in stock based compensation expense of $1,013,000. 4) increase in fees related to SEC reporting and registration in the American Stock exchange of $7,000; and 5) an increase in office supplies and other administrative expenses of $101,000; 6) an increase in professional expense of $38,000 and 7) an increase in insurance and auto expense of $14,000. We also experienced a decrease of $654,000 based on 1) office rent and utilities of $83,000; 2) bank charge expenses of $4,000; 3) travel expenses of $70,000; 4) professional expenses of $16,000 and 5) consulting and other fees of $481,000.

Depreciation and amortization on administrative properties for the nine months ended March 31, 2007 and 2006 was $22,000 and $17,000, respectively.

Based on the factors discussed above, our loss from operations for the nine months ended March 31, 2007 and 2006 was $2,921,000 and $2,021,000, respectively, a decrease of 44% or $900,000.

Gain on settlement of lease for the nine months ended March 31, 2007 and 2006 is $28,000 and $135,000, respectively.

Interest Expense for the nine months ended March 31, 2007 and 2006 is $1,326,000 and $1,314,000, respectively. The increase of $12,000 arises from the convertible note debenture financing in 2006.

Our expenditures for long lived assets for the nine months ended March 31, 2007 and 2006 were $131,000 and $8,000, respectively. The increase is due to acquisitions of fixed assets and leasehold improvements in our new office.

Three months ended March 31, 2007 compared to three months ended March 31, 2006

Louisiana Operations ("HYDR")

Oil Revenue for the three months ended March 2007 and 2006, were $113,000 and $134,000, respectively. The decrease of 15% or $21,000 is attributable to a mechanical failure and subsequent crude oil spill on two properties, and an extensive rework program was performed further reducing the number of wells producing at consistent levels.

Lease Operating Costs for the three months ended March 31, 2007 and 2006 were $81,000 and $36,000, respectively. An increase of 126%, or $45,000, is due to the well rework costs and a crude oil spill and cleanup.

Severance Taxes for the three months ended March 31, 2007 and 2006 were $13,000 and $5,000 respectively.

Other Operational Costs for the three months ended March 31, 2007 and 2006 was $170,000 and $195,000, respectively. The decrease of 13% or $25,000 is attributable to the improved efficiency in other operational costs and a decrease in well work-over requirements.

Our depreciation, amortization and depletion for oil and gas properties for the three months ended March 2007 and 2006 was $23,000 and $143,000, respectively.

Selling, General and Administrative expenses for the three months ended March 31, 2007 and 2006 were $99,000 and $196,000 respectively, a decrease of $97,000 or 40%. The change includes a decrease in bad debts of $177,000, a decrease in insurance expenses of $19,000, and an increase in other expenses of $44,000. We also experienced an increase of $55,000 in salaries and payroll taxes, professional fees, office and other administrative expenses.

Based on the factors discussed above, our loss from operations for the three months ended March 31, 2007 from this segment was $273,000 in comparison to $441,000 in March 31, 2006, a decrease of $168,000 or 38%.

Our expenditure for long-lived assets in the three months ended March 2007 was $11,000 compared to $50,000 in March 2006. The decrease of $39,000 or 78%.

Guinea and Seismic Data Management ("SCS")

We had no revenues during the three months ended March 31, 2007and 2006.

Other Operational Cost for the three months ended March 31, 2007 and 2006 was $5,000 and $32,000, respectively. The decrease of $27,000 or 85% is due to a reduction in expenses related to data management.

Selling, General and Administrative expenses for the three months ended March 31, 2007 and 2006 were $883,000 and $141,000, respectively. The increase of 528% or $742,000 is due to the following factors: 1) an increase of $762,000 in salaries, payroll taxes and equity based compensation, increase in public relations, professional and consulting expenses related an extensive media and journalistic coverage, 2) an increase of $29,000 in rent and utilities, property taxes, office supplies and other administrative costs and 3) a decrease in travel and insurance expenses of $49,000.

Depreciation and amortization of administrative properties for each of the three months ended March 31, 2007 and 2006 was $8,000.

Based on the factors discussed above, our loss from operations for the periods ended March 31, 2007 and 2006 from this segment was ($896,000) and ($181,000), respectively, an increase of 395% or $715,000.

Expenditures for long lived assets for the three months ended March 31, 2007 and 2006 was $5,000 and $3,000, respectively. The increase is attributable to the addition of our new office in Guinea and purchases of office furniture, equipment and leasehold improvements.

Corporate Overhead

Selling, General and Administrative expenses for the three months ended March 31, 2007 and 2006 were $928,000 and $654,000, respectively. An increase of 42% or $274,000 is attributable to the following: 1) new employee hires and increases in officer salaries and payroll taxes and other taxes of $50,000; 2) insurance and other taxes $14,000; 2) increase in public relations and investor relations and professional expenses of $168,000; 3) increase in stock based compensation expense of $73,000, and 4) increase in auto expenses, office expenses, postage and other administrative costs of $54,000. We also experienced a decrease of $85,000 in office rent and utilities expenses, travel expenses, bank charges and consulting expenses.

Depreciation and amortization on administrative properties for the three months ended March 31, 2007 and 2006 was $10,000 and $8,000, respectively.

Based on the factors discussed above, our loss from operations for the three months ended March 31, 2007 and 2006 was $937,000 and $660,000, respectively, an increase of 42% or $277,000.

Our expenditures for long lived assets for the three months ended March 31, 2007 and 2006 was $13,000 and $4,000 respectively. The increase is due to acquisitions of fixed assets and leasehold improvements in our new office.

Liquidity and Capital Resources

Our ratio of current assets to current liabilities (current ratio) was .92 to 1 at March 31, 2007, 1.04 to 1 at March 31, 2006. Our current ratio improves and declines historically with financings completed as we raise capital and fund our ongoing exploration operations. Overall our ratios improve as we are continuing to gradually reduce our net cash used in operating activities with goals in the future to cash flow the company from domestic operations except for the major exploration investment offshore Guinea. Historically we have raised capital to continue to finance the work required by our oil and gas exploration contract in Guinea and also to fund any operating deficits. It is the operating deficits that we are working to reduce and turn into a positive. While we dropped in our Louisiana revenues during the quarter due to having wells shut down for required work over, we expect revenues to be back up this quarter and as such, our cash operating deficit is expected to be reduced going forward.

Our new Production Sharing Contract signed on September 22, 2006, requires that we acquire additional seismic in the first exploration period. The first exploration period started on September 22, 2006 and with automatic extensions available to us upon our notice, would end September 22, 2010. The estimate for expenditure in the first exploration period is $10,000,000, but the contract does not require this specific amount of expenditure as long as the work is done. In the second exploration period, which begins officially on September 23, 2010, our contract requires us to drill two exploration wells by September 22, 2018. At current costs, these wells could cost an estimated $10 million to $35 million each to drill.

Although we have several years to complete this work, we wish to initiate a successful drilling program as soon as possible. Thus, we are considering all of our options or any combination of these options to; a) increase revenues from operations; b) raise additional capital on a conventional equity financing basis; c) negotiate one or more transactions with oil company partners who share in the required work and financing risk; and d) negotiate work program related deals with oil industry vendors such as seismic acquisition companies. We believe that our ability to manage and affect one or more of these options will determine our significant current ratio and financial position in the future.

We own a very unique offshore oil and gas asset and are continuing to invest in exploring the largest oil and gas concession of 31,000 square miles. Our cash from operations was a deficit this last year and quarter based on our asset appreciation based plan. We are continuing overhead reduction steps to minimize non productive expenditures. We are spending the bulk of the capital raised directly or indirectly on enhancing the value of our offshore oil and gas concession. These expenditures, however, do not improve cash flow from operations in the short term. In order to improve our operating cash flow situation for future periods, management has budgeted certain amounts of capital and has started to build up our domestic production and service revenues.

In November 2005 we executed an investment agreement and received a commitment from Dutchess Private Equities Fund II, LP (Dutchess) to fund up to $20,000,000 in equity at 95% of the market price. We have approximately 6 million shares remaining that we can issue to raise capital from this equity line. The amount ultimately raised by the financing will be determined strictly by the stock price at each point in time the equity line is used. We have not used our equity line since May of 2006 when we closed three convertible debentures totaling $6 million in financing with Cornell Capital. As of the date of this filing, all but $2 million of this Cornell financing has been converted to equity at a fixed floor price of $2 per share. Should the stock price not be over $2 per share, we could be required to pay approximately $175,000 plus 10% per annum interest, per month in debt service. To date, we have not had to pay any debt service on this financing other than interest.

Because SCS has significant work requirements to accomplish in the future we have put a multiple strategy in place including our recently announced farm-out program to attract oil company partners to join our exploration efforts. Our strategy includes that each prospective partner would pay a license fee to get the opportunity to study our proprietary data offshore Guinea. These license fees are expected to be material to us and could enhance our liquidity and capital resources significantly.

In addition, we expect to exploit our leases increasingly in Louisiana. We have work programs to economically maximize the production we have built up. We believe the relatively high price of oil will help make these wells more economically viable. We are also evaluating niche acquisitions in the Northeast Louisiana area to bolster our production and to drill additional wells on our leases there.

Management is confident in its ability to raise additional capital under more conventional financing structures, but we also believe that ultimately we will be able to secure oil and gas working interest partners to fund and carry significant portions of the capital investment burden. As we have discussed in the press, we have implemented a farm-out program offshore West Africa. This program is expected to provide material license fees to the company. Also, with or without partners, we feel that we can successfully finance our required work programs through an equity financing plan, through 3 rd party royalty or working interest partners, or a combination of both.

Thus, management believes that additional capital funds raised has and will continue to substantially enhance our asset value in our oil and gas concession. This will yield greatly enhanced shareholder value, and make additional capital easier to come by at ever increasing stock prices.

Depending on the price of our stock, we could obtain additional capital also upon the exercise of other previously issued outstanding warrants and options for common stock.

Off-Balance Sheet Arrangements

We have a contractual arrangement and now a lawsuit against USOil Corporation. The original agreements provide for us to pay USOil $1,600,000 if SCS obtains third party financing for the Guinea development project. Also USOil will receive a 3% royalty if oil and gas is produced on this project and depending on the outcome of our legal claims against them. We also have a contingent $350,000 note payable that is only payable with 25% of the profits of SCS Corporation. We have the right to pay this note off using common stock. In conjunction with our purchase of HYD Resources Corporation in April 2004, we have two contingent obligations to pay $506,000. These obligations are payable over the five years ending in April 2009 and they are payable only in the event that HYD Resources is profitable. The determination of net income will be made quarterly and the pay down of the obligations is 25% of the net income per quarter. We do not plan on using significant debt financing except for the possibility of financing income-producing assets in the future.

Our fiscal year end is June 30.

FISCAL YEARS ENDED JUNE 30, 2006, 2005 AND 2004

Results of Operations --- Reportable segments.

Hyperdynamics has two reportable segments: Our operations in Guinea (“SCS”) and our domestic Louisiana operations (“HYDR”). SCS is engaged in oil and gas exploration activities pertaining to offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYDR is engaged in oil and gas exploration and production activities in Louisiana, USA. HYDR also provides some oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are evaluated based on their segment's performance

	Year ended June 30,
	2005	2004	%
	(in Thousands)		Change
Revenues
SCS	$3	$18	(83%)
HYDR **(2)	170	10	N/A **(1)
Corporate	-	10	(100%)
Total Revenues	$173	$38	352%

	Year ended June 30,
	2006	2005	%
	(in Thousands)		Change
Revenues
SCS	$-	$3	(100%)
HYDR	656	170	288%
Corporate	-	-	-
Total Revenues	$656	$173	281%

Note:
** (1) Data only reflects two months of operation in 2004 and is not comparable.

Results of Operations --- Louisiana Operations (“HYDR”)

Comparison for Fiscal Year 2005 and 2004

Revenues.  Our prior year revenue reflects only two months of operations. Accordingly, we are not able to compare the results for this segment. Our revenues in 2004 were $10,000 compared to $170,000 in 2005, which includes $52,000 from oil production and $118,000 from oilfield service work for 2005. The oilfield service work was performed during the six months ended December 31, 2004. Since that time, our workover crew has been devoted to improving our oil and gas properties, and we expect them to continue to provide internal services. We expect to derive our future revenues primarily from oil production and not from the provision of oilfield services.

In 2005, our cost of revenue comprised of approximately $80,000 of costs associated with oilfield service work, $271,000 associated with oil production revenues, and $860,000 of general field expenses. The breakdown for this expense is derived from the costs associated with startup costs, repairs and maintenance, tools and yard cost, equipment and service contracts of approximately $603,000 and $257,000 in operational salaries and contract labor.

Additionally, we incurred selling, general and administrative expenses of approximately $373,000 and $133,000 attributable to administrative payroll costs. Our other significant expenditures were professional fees, such as consulting, legal and accounting of $62,000, workman's compensation and insurance expenses of $77,000, bad debt expense of $34,000, office and administrative expenses of $66,000 and depreciation and amortization of $77,000. Our loss from operations for the year ended June 30, 2005 from this segment was ($1,508,000) and ($92,000) in 2004 which only reflects two months of operation for this segment.

Comparison for Fiscal Year 2006 and 2005

Revenues.   Our revenue for the year ended June 30, 2006 was $656,000 compared to $170,000 in 2005, respectively. This represents an increase of 286% or $486,000. The revenues for 2006 are all derived from oil and gas production. The revenues in 2005 include $52,000 from oil & gas revenues and $118,000 from oilfield service work. We expect to derive our future revenues primarily from oil production and not from the provision of oilfield services.

Our cost of revenues for the year ended June 30, 2006 consist of approximately $294,000 of oil production cost and $1,392,000 of general field expenses. The breakdown for general field expenses is derived from the cost associated with repairs & maintenance, tools & yard costs, equipment operating costs, working interest and royalty expenses for a combined total of $1,014,000 and $378,000 in operational salaries, payroll taxes and contract labor.

Additionally, our selling, general and administrative expenses increased 64%, or $236,000, from $373,000 to $609,000 for the years ended June 30, 2005 and June 30, 2006 respectively. The breakdown for these expenses in 2006 includes $4,000 in selling expenses $60,000 of administrative payroll costs, an establishment of a reserve for bad debt on uncollectible working interest billing of $233,000, professional fees of $172,000 due to legal expenses stemming from various lawsuits filed by our working interest partner, insurance expenses of $43,000, and office and administrative expenses of $97,000. In comparison, the 2005 breakdown includes $133,000 of payroll costs, professional fees of $62,000, insurance costs of $77,000, bad debt expense of $34,000, and office and administrative expense of $67,000. Thus, the main factors contributing to the $236,000 change are: a $73,000 decrease in payroll costs, a $199,000 increase in bad debt expense, an $110,000 increase in professional fees. We also experienced a gain of $34,000 from the settlement of our lease agreement for our previous office space.

Our depreciation and amortization expense was $116,000 and $77,000 for the years ended, June 30, 2006 and 2005, respectively. This represents an increase of 51% or $39,000 Our loss from operations from this segment was ($1,754,000) and ($1,508,000) for the years ended June 30 2006 and 2005, respectively.

Results of Operations --- Guinea And Seismic Data Management (“SCS”)

Comparison for Fiscal Year 2005 and 2004

Revenues.  We had revenues of $3,000 from this segment in 2005 and $18,000 in 2004, respectively. The lack of revenues is attributable to the decrease of internal seismic data processing work since we have focused on the acquisition of seismic data for our concession in Guinea. Cost of revenues increased 19% from $58,000 in 2004 to $69,000 in 2005.

We have processed a portion of some data that we have the right to market in order to provide samples of the data to our prospects. When we sell the right to use this data, we will receive a fee and we will also be compensated for processing the data that we sell.

Selling, General and Administrative Expenses. We had an increase of 23%, from $343,000 in 2004 to $424,000 for 2005 for selling, general and administrative expenses. The selling expenses increased 100% from $19,000 in 2004 to $38,000 in 2005 due to an addition of staff and 6801% increase in general and administrative expenses relating to the purchase of additional health insurance coverage for new employees from $0 in 2004 to $24,000 in 2005. An increase of 175% on other taxes, particularly the franchise tax , which was $5,000 higher than 2004. Utilities expense also rose 31%, or $9,000, from $36,000 in 2004 to $47,000 in 2005 due to higher electric consumption. Office expenses increased 41%, or $7,000, from $17,000 in 2004 to $24,000 in 2005 due to more conference participation by personnel. Our travel expenses increased 42% from $48,000 in 2004 to $68,000 in 2005 due to multiple trips to London and Africa in connection with the Guinea concession.

Our other significant expenditures include professional fees which reflect an increase of 305% due to accounting costs related to the fairness opinion for a preferred stock paydown matter. Our depreciation and amortization increased 17% from $24,000 in 2004 to $28,000 for year ended 2005.

Loss from Operations. Based on the factors discussed above, our loss from operations from this segment increased 30% from ($408,000) in 2004 to ($529,000) in 2005.

Comparison for Fiscal Year 2006 and 2005

Revenues.  Our revenues for the years ended June 30, 2006 and 2005 were $0 and $3,000, respectively. The lack of revenues is attributable to the decrease of internal seismic data processing work since we have focused on the acquisition of seismic data for our concession in Guinea. Cost of revenues was $62,000 and $69,000 for the years ended June 30, 2006 and 2005, respectively.

We have processed a portion of some data that we have the right to market in order to provide samples of the data to our prospects. When we sell the right to use this data, we will receive a fee and we will also be compensated for processing the data that we sell.

Selling, General and Administrative Expenses.  Our selling, general and administrative expenses were $732,000 and $424,000 for the years ended June 30, 2006 and 2005, respectively. This represents an increase of 73% or $308,000, of which our selling expenses were $0 and $38,000 for the years ended June 30, 2006 and 2005, respectively. This represents a 100% decrease. The increase in other general and administrative expenses is attributable to various significant expenditures including: an increase in salary expenses of 113% or $71,000 from $63,000 to $133,000 for the year ended June 30, 2005 and 2006, respectively, due to the hiring of our new SCS Vice President of Guinea Affairs and increased allocation of salaries from corporate office in connection with work on the Guinea concession; significant increase of 70% or $48,000 on travel expenses to Africa in connection with the Guinea concession from $68,000 to $116,000 for the year ended June 30, 2005 and 2006, respectively; professional and consulting expenses increase of 2600% or $260,000 attributable to legal and consultation expenses relating to the Guinea concession.

Although there was a significant increase in expenses, we also experienced a decrease of $14,000 on rent and utilities expenses from $179,000 to $165,000 for the years ended June 30, 2005 and 2006, respectively. This decrease is attributable to the settlement of our lease from our old office. Our new office lease agreement decreased our monthly rent payments and usage on electricity. Insurance expenses decreased $11,000 from $24,000 to $13,000 for the year ended June 30, 2005 and 2006 respectively, due to reduction of staff. Office supplies and expenses decreased $11,000 from $20,000 to $9,000 for the year ended June 30, 2005 and 2006, respectively, due to decrease in repairs and maintenance on our office equipments and reduction of purchases on supplies. We also experienced a gain of $67,000 from the settlement of our lease agreement for our previous office space.

Our depreciation and amortization increased 10% or $3,000, from $28,000 to $31,000 for year ended June 30, 2005 and 2006, respectively, due to additional assets in place at our new office in Guinea, West Africa.

Our interest expense decreased 100% due to no retirement on preferred stock or no redemption of option by investor and no loss occurred on debt retirement for the year ended June 30, 2006. Our

Loss from Operations. Based on the factors discussed above, our loss from operations from this segment increased by 56%, or ($296,000), for the year ended June 30, 2006 to ($825,000) from ($529,000) for the year ended June 30, 2005.

Results of Operations --- Corporate Overhead

Comparison for Fiscal Year 2005 and 2004

Revenues. We continued to receive occasional revenues from our prior value added reselling and computer consulting business. When this occurred, we classified the revenue to corporate overhead. This revenue was $0 for the year ended June 30, 2005 and $10,000 for the year ended June 2004, thus a 97% decline in revenues for 2005. We do not actively pursue revenues of this nature and they occur very irregularly.

Our cost of revenues decreased from $81,000 in 2004 to $68,000 in 2005. We classify certain computer expenditures and our system engineer's payroll costs as cost of revenues attributable to corporate overhead. The 15% difference in cost of revenues is attributable to the cost of computer equipment purchased and resold in June 2005.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased by $393,000, from $2,410,000 in 2004 to $2,803,000 in 2005. This represents an increase of 16% and is due to equity-based compensation costs.  Equity-based compensation costs were approximately $300,000 higher in the year ended June 30, 2005 than in the comparable period of 2004. This year's expense related to equity-based compensation to four consultants of $1,833,000 derives from the vesting of warrants to purchase 800,000 shares of common stock at an exercise price of $0.50 per share. During the year ended June 30, 2004, warrants to purchase 2,000,000 shares of common stock were granted to four consultants and warrants vested during that year. Additionally, warrants to purchase 800,000 shares of common stock vested during fiscal 2005. Warrants to purchase 200,000 shares of common stock are scheduled to vest during fiscal 2006. We record the expense associated with these warrants using the fair value of the warrants as of the date they vest as estimated by the Black-Scholes option pricing model. Thus, provided that the agreements are not terminated (which would result in the forfeiture of the unvested warrants), we will incur expense related to these warrants each quarter for the next three quarters and the expense will vary based upon the market price of our common stock in each quarter. Equity-based compensation does not impact our liquidity or net worth because the consulting expense is offset by an increase to additional paid-in capital.

Additional factors affecting the increase of selling, general and administrative expenses is attributable to the purchase of added coverage for Directors and Officers indemnity insurance, an increase of $100,000 from $15,000 in 2004. The insurance policy has been in force since April 2004. Our general office expenses increased from $49,000 in 2004 to $158,000 in 2005 due to American Stock Exchange listing fees of $65,000 and higher expenses for the annual shareholder meeting. Based on the factors discussed above, the loss from operations attributable to corporate overhead increased from ($2,617,000) in 2004 to ($2,863,000) in 2005.

Other Items

Interest Expense.  Interest expense decreased from $474,000 in the year ended June 30, 2004 to $316,000 in the year ended June 30, 2005. The interest expense during fiscal 2004 consisted of approximately $250,000 attributable to the Notes Payable, due December 31, 2007 and $230,000 of accretion on mandatorily redeemable preferred stock. These notes payable were converted during the year ended June 30, 2004. The interest expense during 2005 consisted of accretion of interest on mandatorily redeemable preferred stock and a loss on the retirement of the preferred stock.

Net Loss. Based on the factors discussed for each segment, the Net Loss chargeable to common shareholders increased $1,667,000, or 45% from ($3,678,000), or( $.12) per share in 2004 to ($5,344,000), or ($.13) per share in 2005. The net loss chargeable to common shareholders includes a provision for preferred stock dividends of $187,000 in 2004 and $128,000 in 2005. The negative results are due to the factors discussed above.

Comparison for Fiscal Year 2006 and 2005

Revenues. Our revenues for the years ended June 30, 2005 and 2006 were $0. We continue to receive occasional revenues from our prior value added reselling and computer consulting business. When this occurs, we classify the revenue to corporate overhead such as the revenue for 2005. We do not actively pursue revenues of this nature and they occur very irregularly.

Our cost of revenues for the years ended June 30, 2006 and 2005 was $0 and $68,000, respectively, a decrease of $68,000 or 100%, attributable to our system engineer's payroll costs for work not attributable to generating revenues but instead, for administrative tasks.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses were $2,443,000 and $2,803,000 for the years ended June 30, 2006 and 2005, respectively. A decrease of 13% or $360,000, was attributable to a significant reduction of combined expenses totaling $1,480,000 based on the following factors: 1) rent and utilities expense decreased $82,000 due to the termination of our old office lease agreement, a reduction in rent on our new office lease agreement and decrease in consumption of utilities on reduced office space; 2) consultant expenses decreased by $1,352,000 due to decrease in consultation services and quarterly expenses associated with prior year warrants issued and vested in the last two quarters of fiscal year 2006, using the fair value of the warrants as of the date they vest as estimated by the Black-Scholes option pricing model and based upon the market price of our common stock in each quarter. The warrants vesting date ended the second quarter of fiscal year 2006; 3) and an offset in payroll tax expenses due to a $46,000 refund from the IRS.

During the year ended June 30, 2006, our compensatory equity based options and warrants were valued at $855,000, of which $381,000 are options issued to employees, directors and officers; and $473,000 were warrants granted to four consultants in 2004, and the remaining part of their warrants vested during the first and second quarter of fiscal year 2006. We record the expense associated with these warrants using the fair value of the warrants as of the date they vest as estimated by the Black-Scholes option pricing model. Equity-based compensation does not impact our liquidity or net worth because the consulting expense is offset by an increase to additional paid-in capital.

Other factors affecting the general and administrative expenses is attributable to increase in salaries by 61% or $141,000, from $231,000 in 2005 to $372,000 in 2006, due to the hiring of additional employees; Insurance expenses increased by 19% or $28,000 from $145,000 to $173,000 attributable to Directors and Officers insurance, liability, auto and health insurance; Travel expense increased by 3162% or $119,000, from $4,000 in 2005 to $123,000 in 2006 due to various committee meetings, annual shareholder meeting, and strategic planning meeting with officers and directors; Professional fees increased by 213% or $282,000, from $132,000 in 2005 to $414,000 in 2006 due to various legal expenses related to lawsuits, review of financing agreements, registration statement filing and other SEC mandatory filings, as well as quarterly and annual audit fees. Our general office expenses increased by 47% or $75,000, from $158,000 in 2005 to $233,000 in 2006, attributable to increase in public relations expenses, American Stock Exchange listing fees, increase in annual shareholder meeting expenses, transfer agent and reporting fees, as well office supplies and expenses.

Depreciation and amortization is comparable at $20,000 for the years ended June 30, 2005 and 2006, respectively.

We also experienced a gain of $34,000 from the settlement of our lease agreement for our previous office space.

Other Items.

Interest expense was $316,000 and $1,960,895 for the year ended June 30, 2005 and 2006, respectively. The increase is attributable to payments made on our private financing related to a convertible note payable and debenture.

Net Loss. Based on the factors discussed for each segment, the Net Loss attributable to common shareholders increased ($1,908,000), or 35% from, ($5,344,000), or ($.13) per share in 2005 to ($7,253,000), or ($0.17) per share in 2006. The net loss chargeable to common shareholders includes a provision for preferred stock dividends of $128,000 in 2005 and $109,000 in 2006. The negative results are due to the factors discussed above.

CRITICAL ACCOUNTING POLICIES

Property and Equipment and Unproved Oil and Gas Properties

We have capitalized $4,437,000 in oil and gas properties as of June 30, 2006, which is subject to impairment review as of June 30, 2006. The oil and gas properties were determined to be unimpaired based on our corporate impairment analysis performed by our third party Economist and also additional support for no impairment requirements was added with the subsequent event of execution of the new 2006 Production Sharing Contract between SCS Corporation and the Republic of Guinea, signed on September 22, 2006. Thus, our asset is unimpaired and we are continuing to perform our exploration work with no further delays in accordance with this new agreement. Furthermore, based on our financing structures in place, we expect to raise significant funds, as discussed in the liquidity and capital resources section, easily sufficient to satisfy all our obligations in a timely manner, with regard to our concession offshore Guinea.

Proved reserves

Our estimates of proved reserves are based on quantities of oil and gas reserves which current engineering data indicates are recoverable from known reservoirs under existing economic and operation conditions. Estimates of proved reserves are key elements in determining our depreciation, depletion and amortization expense and our full-cost ceiling limitation. Estimates of proved reserves are inherently imprecise because of uncertainties in projecting rates of production and timing of developmental expenditures, interpretations of geological, geophysical, engineering and production data and the quality and quantity of available data. Changing economic conditions also may affect our estimates of proved reserves due to changes in developmental costs and changes in commodity prices that may impact reservoir economics. We utilize independent reserve engineers to estimate our proved reserves. See Note 20 - “Oil and Gas Disclosures” in the Notes to the Consolidated Financial Statements.

Assets Retirement Obligations

Our assets retirement obligation represent our best estimate of the fair value of our future abandonment costs associated with our oil and gas properties, including the costs of removal and disposition of tangible equipment, site and environmental restoration. We estimate the fair value of our retirement costs in the period in which the liability is incurred, if a reasonable estimate can be made. The determination of the fair value of an asset retirement obligation generally involves estimating the fair value of the obligation at the end of the property's useful life and then discounting it to present value using our credit adjusted, risk free rate of return. Estimating future asset removal costs is difficult and requires management to make estimates and judgments regarding the expected removal and site restoration costs, timing and present value discount rates. Changes in the estimated useful life and the fair value of the asset retirement obligation are imprecise since the removal activities will generally occur several years in the future and asset removal technologies and costs are constantly changing, as are political, environmental and safety considerations that may ultimately impact the amount of the obligations.

Fair Value of our debt and equity transactions

Many of our various debt and equity transactions require us to determine the fair value of a debt or equity instrument in order to properly record the transaction in our financial statements. Fair value is generally determined by applying widely acceptable valuation models, (e.g., the Black Scholes valuation model) using the trading price of the underlying instrument or by comparison to instruments with comparable maturities and terms.

Off-Balance Sheet Arrangements

We have a contractual arrangement and now a lawsuit against USOil Corporation. The original agreements provide for us to pay USOil $1,600,000 if SCS obtains third party financing for the Guinea development project. Also USOil will receive a 3% royalty if oil and gas is produced on this project and depending on the outcome of our legal claims against them. We also have a contingent $350,000 note payable that is only payable with 25% of the profits of SCS Corporation. We have the right to pay this note off using common stock. In conjunction with our purchase of HYD Resources Corporation in April 2004, we have two contingent obligations to pay $506,000. These obligations are payable over the five years ending in April 2009 and they are payable only in the event that HYD Resources is profitable. The determination of net income will be made quarterly and the pay down of the obligations is 25% of the net income per quarter. We do not plan on using significant debt financing except for the possibility of financing income-producing assets in the future.

Disclosure of Contractual Obligations as of June 30, 2006

	Payments due by period ($)
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Debt Obligations	-	-

Capital Lease Obligations	-	-		-	-

Operating Lease Obligations	$1,003,000	-	$447,000	284,000	$272,000

Purchase Obligations	-	-	-	-	-

Other Long-Term Liabilities	4,000,000	2,100,000	1,900,000	-	-

Total	$5,003,000	2,100,000	$2,347,000	284,000	$272,000

FINANCIAL STATEMENTS

                Our financial statements begin on page F-1.

MARKET RISK

                Our functional currency is the US dollar. Our revenue is directly related to the price of oil and gas. Assuming that we sell one barrel of oil, then a one dollar decrease in the price that we get for that barrel of oil will lower our revenue by one dollar, and correspondingly so for a one dollar increase in price. The same is true for changes in the price of natural gas. We intend to sell oil and gas immediately upon lifting to the wellhead. We do not contemplate retaining any oil and gas inventory. We do not hedge any market risk. Although the prices of oil and gas have recently increased substantially, there is no assurance that the price of oil and gas will not fall dramatically in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock.

Our common stock is traded on the American Stock Exchange under the trading symbol ““HDY”. The following table sets forth the quarterly high and low bid prices per share for the common stock, as reported by the OTCBB (our previous trading market) or the AMEX as the case may be. The bid prices reflect inter-dealer quotations, do not include retail markup, markdown, or commission and do not necessarily reflect actual transactions.

	High Bid	Low Bid
Fiscal 2004

First Quarter	$2.1400	$0.7300
Second Quarter	2.2500	1.4100
Third Quarter	3.7200	1.5100
Fourth Quarter	3.0200	2.2700

Fiscal 2005

First Quarter	$2.7200	$1.7600
Second Quarter	3.5000	2.1700
Third Quarter	3.4000	1.7500
Fourth Quarter	3.2000	1.9900

Fiscal 2006

First Quarter	$2.5700	$0.8700
Second Quarter	2.3700	1.09000
Third Quarter	3.4200	1.6800
Fourth Quarter	3.4200	2.0500

Fiscal 2007

First Quarter	$2.8500	$1.8100
Second Quarter	2.9600	2.2600
Third Quarter	2.230	1.700
Fourth Quarter (through May 16, 2007)	2.070	1.480

On May 16, 2007, the last price for our common stock as reported by the AMEX was $1.69 per share. On May 16,. 2007, there were approximately 244 stockholders of record of the common stock.

We have not paid, and we do not currently intend to pay in the foreseeable future, cash dividends on our common stock. The current policy of our Board of Directors is to retain all earnings, if any, to provide funds for operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of the Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors.

The following table sets forth the names and positions of each of our Executive Officers and Directors.

Name	Position	Age

Kent Watts	Director, Chief Executive Officer, Chairman and President	48

Harry J. Briers	Director and Executive Vice President	43

Harold A. Poling	Director	81

Albert F. Young	Director	69

Steven Plumb	Chief Financial Officer and Principal Accounting Officer	47

L. Gene Stohler	Director	78

Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. We have no standing committees of the Board of Directors. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of the Directors and our Executive Officers. Board vacancies are filled by a majority vote of the Board. We have determined that our Vice-President for Guinea Affairs, Famourou Kourouma, is not an executive officer. We have a corporate Secretary who we have also determined is not an executive officer.

Kent Watts, age 48, became Chairman of the Board of Directors and was named our President Chief Executive Officer (CEO) on June 4, 1997. Mr. Watts has been a certified public accountant in Texas since 1985 and a licensed real estate broker since 1979. He received a Bachelor of Business Administration Degree from the University of Houston in 1983. Mr. Watts founded MicroData Systems, Inc., our former subsidiary, in 1988 and was MicroData's CEO until he became President and Chief Executive Officer of Hyperdynamics Corporation. In 2005 he traveled to Guinea and established Hyperdynamics' foreign subsidiary and laid the groundwork for a new 2006 production sharing contract.  As our CEO and Chairman of the Board, he remains primarily responsible for managing our strategic direction and focus on the vertical oil and gas industry. Mr. Watts is the founder, president and director of American Friends of Guinea, established in March of 2005 as a non-profit with a 501(c) 3 designation for the purpose of making donations for medical relief agendas in the Republic of Guinea.

Harry James Briers, age 43, has been a Director since March 2, 2000. He began as our Director of Integrated Information Systems when he joined us in May 1998. He was elected as Vice President of Operations for Hyperdynamics Corporation in 1999 and named the Chief Operating Officer in 1999. He became our Executive Vice President in October 2002, which is the only position and title he now holds. From 1988 until May 1998, Mr. Briers owned and operated Perfect Solutions, a software consulting firm in Houston, Texas. He has extensive experience in the sale and implementation of mission critical software applications. Prior work experience included consulting for Ernst & Young in its Entrepreneurial Services Group. Mr. Briers has a B.S. in Accounting and an MBA from the University of Houston-Clear Lake. As Executive Vice President he is responsible for managing the daily operations of the organization. He holds no other directorships.

Mr. Harold A. Poling, age 81 was elected as our fourth Director on June 2, 2004. He is a former Chairman of the Board and CEO of Ford Motor Co. After finishing his MBA in accounting, he took a job with Ford in 1951. Ford of Europe had record earnings during his tenure as head of that subsidiary. He moved to Ford's North American Operations prior to being named President and COO, then Vice-chairman and CEO of , and later Chairman and CEO of Ford Motor Co., the world's second largest auto maker. He served as a member of Ford's Board of Directors from May 1979 until January 1994, and was elected Chairman in March 1990. He became a member of the Office of the Chief Executive of Ford in November 1984. He retired from Ford in January 1994. Currently, Mr. Poling serves as the Chairman of The PGA Tournament Players Club of Michigan and is also the chairman for Eclipse Aviation Corp. He is a Director of, Monmouth, IL. College Senate, and William Beaumont Hospital where he is also a trustee. He is also a member of the Board of Trustees of Spring Arbor University. In the past, Mr. Poling served on the Boards of ArvinMeritor, Flint Ink Corporation, Royal Dutch Shell, Kellogg, and is past Director of the Professional Golf Association's (PGA) Tour Policy Board.

Albert F. Young, age 68, was elected to the Board of Directors on October 18, 2004. He currently owns and operates Al Young Sales and Consulting. He retired from Venture Industries, where he had spent the preceding 14 years, in 2003. Currently, he continues to consult with Venture and is the Executive Assistant to its Chairman. During his tenure at Venture, Mr. Young was responsible for building his division's sales to approximately $500 million annually. Additionally, Mr. Young was instrumental in formulating and orchestrating several acquisitions and joint ventures including Venture's purchase of a Ford plastic plant, design center and two (2) tool shops in Melbourne, Australia. These acquisitions made Venture a supplier of automotive design projects. Additionally, Mr. Young helped Venture acquire Bailey Corporation and a third tool shop in Michigan and became a joint venture partner with Visteon in the purchase of Atlantic Automotive in Benton Harbor, Michigan. He holds no other public company directorships.

Steven Plumb, age 47, has been our CFO and Principal Accounting Officer since November 2005. He is a CPA licensed to practice in Texas. Mr. Plumb is a financial manager and senior executive experienced in operations, finance and marketing. He has Big 4 CPA experience, a background in IT, biotech, Fortune 500 firms, medical and utility companies, distribution, real estate, construction, governmental entities, and non-profit organizations. During 1981-1982, Mr. Plumb was a staff accountant at PriceWaterhouseCoopers. During 1982-1984, Mr. Plumb was a staff accountant at Kalman Phillips & Leon, P.C. During 1984-1987, Mr. Plumb was a supervising senior accountant at KPMG. During 1987-1990, Mr. Plumb was the controller of Memorial Hermann Rehabilitation Hospital. During 1990-1992, Mr. Plumb was the CFO of DePelchin Children's Center. During 1992-present, Mr. Plumb was the President of Steven M. Plumb, P.C. During 1997-2001, Mr. Plumb was the President of Orchard Consulting Group, Inc. During 2002-2004, Mr. Plumb was the CFO of ADVENTRX Pharmaceuticals, Inc. During 2003-present, Mr. Plumb was the President of Clear Financial Solutions, Inc. Mr. Plumb is a member of: American Institute of Certified Public Accountants; Texas Society of Certified Public Accountants; Houston Chapter of Texas Society of Certified Public Accountants; Houston Technology Center; and Association for Corporate Growth. Mr. Plumb is active in BioHouston and the Rice Alliance. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas, 1981. There is no family relationship between Mr. Plumb and any of our officers or directors. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to $4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

L. Gene Stohler, age 78, is a Director. One of Mr. Stohler's early activities in 1959 was supporting the inventor of the cruise control system for automobiles. Mr. Stohler provided marketing, sales and manufacturing support assistance to the inventor. In 1970, Mr. Stohler began working for Rockwell International as the General Manager of the Service Parts Group of Rockwell. In 1978, Mr. Stohler was promoted to Director of Marketing for Rockwell. In 1983, Mr. Stohler joined ITT Automotive as Vice President, World Wide Sales and Marketing. His activities at ITT Automotive included sales management for the Anti-Lock Brake System sales to the automotive industry. In 1989, Mr. Stohler joined Masco Corporation as the Vice President--Marketing and Planning for the Masco Tech Automotive Group which had $750 million in sales, including projects such as engineering and building the Ford Mustang Convertible from a basic chassis. Mr. Stohler retired from MascoTech in 2003 and joined Bankers Integration Group, a startup company at that time, as the VP--Business Development, reporting to the Chairman. Bankers Integration Group, Inc. is a technology and software development company that provides decision support tools and services to the automotive industry for the purpose of assisting automobile dealers and financial institutions with interpretation of credit data, and matching buyers with available loan programs. Mr. Stohler is a past Board member of the Automotive Hall of Fame, Oakland University and a member of the Board of Breed Technologies, a supplier of safety equipment to the automotive industry.

Information Concerning the Board of Directors and its Committees.

We have an Audit Committee. The Audit Committee was created during October 2004. Mr. Poling, Mr. Stohler and Mr. Young are the members of the Audit Committee. All committee members are independent. Mr. Poling is the financial expert based on his work as Chairman and CEO of Ford Motor Co. The Audit Committee has a written charter, which was included in our proxy statement filed on December 28, 2004. During the year ended June 30, 2006, the Audit Committee met 7 times and took action by Unanimous Consent 1 time.

We have a compensation committee that started its work during fiscal 2006. Mr. Young and Mr. Stohler are members of the Compensation Committee. Both committee members are independent. During the year ended June 30, 2006, the Compensation Committee met 4 times and took no action by Unanimous Consent .

We do not have a nominating committee. Decisions concerning nominees for Director and for fiscal 2005 were made by the full Board of Directors. The Board has not adopted formal policies with regard to the process to be used for identifying and evaluating nominees for Director. However, we are currently in the process of developing these policies and procedures. At this time, the consideration of candidates nominated by Directors are in the Board's discretion. We believe this is adequate based on our size and each current Board member's qualifications.

The Board has not adopted formal policies with regard to shareholder communications with individual Board members. However, we are currently in the process of developing these policies and procedures.

The Board of Directors held special meetings on 5 occasions during the fiscal year ended June 30, 2006. The Board of Directors also took action by written consent on 22 occasions during the fiscal year ended June 30, 2006, in which all present Directors took part.

Section 16(a) Beneficial Ownership Reporting Compliance.

We have reviewed the Forms 3, 4 and 5 submitted to us relating to fiscal 2006. We have found that Harry Briers, Harold Poling, Albert F. Young, L. Gene Stohler, Steven Plumb, DJX Ltd, and Kent Watts have filed all required Forms 3, 4 and 5 during fiscal 2006.

 The following table summarizes the results of our review:

Name	Form Type	Number of forms filed late	Number of transactions reported late

Harry Briers	4	1	3
Harold Poling	4	1	1
Albert F. Young	4	1	1
DJX Ltd	4	1	1
L. Gene Stohler	4	1	1
Steven Plumb	4	1	1

Code of Ethics.

We have adopted a Code of Ethics for our senior Executive Officers and Financial Officers, which was filed in our 10-KSB Amendment Number 1 on May 16, 2005. We will provide without charge a copy of our Code of Ethics upon request. Such request should be directed in writing to: Kent Watts, Hyperdynamics Corporation, One Sugar Creek Center Blvd., #125, Sugar Land, Texas 77478, voice: (713) 353-9400, fax: (713) 353-9421. Our Web site is www.hypd.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table reflects all forms of compensation for the fiscal years ended June 30, 2004, 2005, and 2006 for services provided by our named Executive Officers.

				Annual Compensation Awards			Long Term Compensation Payouts
Compensation Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options SARS	LTIP Payouts	All Other Compensation
Kent Watts	2006	$100,000	(1)	-0-	$16,000	(4)	-0-	-0-	-0-	-0-
Chief Executive	2005	$100,000		-0-	$9,746	(4)	-0-	-0-	-0-	-0-
Officer	2004	$100,000		-0-	$171,062	(2)	-0-		-0-	-0-

Harry Briers	2006	$99,000		-0-	16,000	(4)	-0-	-0-	-0-	-0-
Executive Vice	2005	$95,000		-0-	9,746	(4)	-0-	-0-	-0-	-0-
President	2004	$95,000		-0-	$132,861	(3)	-0-	-0-	-0-	-0-

(1) On July 21, 1999, our Board of Directors unanimously agreed to the terms of an “Executive Employment Agreement” for Kent Watts. The Agreement was duly executed on July 21, 1999 which establishes Mr. Watts as our President, Chief Executive Officer (CEO). The contract provides for a base salary of $100,000 annually with a performance based incentive salary based on 5% of adjusted net income, up to an additional $100,000 in salary. Therefore, maximum salary under the Agreement is $200,000 annually. This Agreement has been renewed on a year-by-year basis under the same terms.
(2) On August 26, 2002, the strike price of warrants to purchase 1,100,000 shares of common stock that vested in fiscal 2004 and 2003 was reduced to $0.23 per share. The repricing of the warrants was valued as a new grant in fiscal 2003. This table reflects the $129,686 original fair value of the 400,000 warrants earned during 2004, $3,175 attributable to the repricing of these warrants, and bonus income of $38,201, for a total of $171,062.
(3) On August 26, 2002, the strike price of warrants to purchase 1,100,000 shares of common stock that vested in fiscal 2004 and 2003 was reduced to $0.23 per share. The repricing of the warrants was valued as a new grant in fiscal 2003. For the year ended June 30, 2004, 400,000 warrants were earned. The original fair value of these warrants, $129,686, and $3,175 attributable to the repricing of these warrants is included in 2004 bonus income.
(4) For the year ended June 30, 2005, Mr. Briers and Mr. Watts each received 4,051 shares of common stock as $9,746 compensation for service on the Board of Directors. For the year ended June 30, 2006, Mr. Briers and Mr. Watts each received 8,244 shares of common stock as $16,000 compensation for Board of Directors service.

Option/SAR Grants.

We did not grant any options or SARS to any of our Officers during the year ended June 30, 2006. We granted options to our independent directors as discussed in the Director Compensation section.

Aggregate Options Exercised In Last Fiscal Year And Fiscal Year End Option Values (*)
Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Securities Underlying Options at FYE Exercisable/Unexercisable(*)	Value of Unexercised in the Money Options at FYE Exercisable/Unexercisable
Kent Watts Chief Executive Officer	-0-	-0-	400,000/0	$840,000/0

Harry Briers Executive Vice President	-0-	-0-	400,000/0	$840,000/0
___________________________

(*)
These are all of the remaining warrants that were in the money at fiscal year end 2006. Mr. Watts and Mr. Briers each hold 400,000 warrants for restricted common stock each that are vested but have not been exercised.

Option/SAR Repricings.

There were no option repricings during fiscal 2006.

Long-term Incentive Plan Awards.

There were no long-term incentive plan awards to any of our Officers during the year ended June 30, 2006.

Pension Plan Table

We do not have a pension plan.

Director Compensation.

During the year ended June 30, 2006, our non-independent directors, Harry Briers and Kent Watts, received compensation of $4,000 per quarter, or $16,000. The compensation was paid with 8,244 shares of common stock.

During the year ended June 30, 2006, compensation for independent directors was $8,000 per quarter. Our independent directors are Harold Poling, Al Young, and L. Gene Stohler. Mr. Young and Mr. Poling served for the entire year; thus compensation of $18,000 was paid in with 12,415 shares of common stock during the year and $8,000 was accrued as of June 30, 2006. Mr. Stohler became a director during the third quarter, so $8,000 was paid with 3,077 shares of common stock and $8,000 was accrued as of June 30, 2006. In addition, options to purchase 25,000 shares of common stock at $2.08 per share were granted to each director on May 24, 2006 as a bonus for their efforts with relation to our Guinea concession.

Effective fourth quarter 2006, independent directors who serve on the audit committee receive quarterly additional compensation of $5,000 and options to purchase 7,500 shares of common stock at a price per share determined based on the market price of our common stock on the day after the quarter ends.

Effective fourth quarter 2006, independent directors who serve on the compensation committee receive quarterly additional compensation of $2,500 and options to purchase 5,000 shares of common stock at a price per share determined based on the market price of our common stock on the day after the quarter ends.

Effective fourth quarter 2006, independent directors who serve on the nomination committee receive quarterly additional compensation of $2,500 and options to purchase 2,500 shares of common stock at a price per share determined based on the market price of our common stock on the day after the quarter ends.

Mr. Poling serves on the audit and compensation committees; accordingly, his compensation for committee service for the fourth quarter of 2006 was options to purchase 10,000 shares of common stock at $2.08 and $7,500, which was accrued as of June 30, 2006.

Mr. Stohler serves on the audit, nomination, and compensation committees; accordingly, his compensation for committee service for the fourth quarter of 2006 was options to purchase 15,000 shares of common stock at $2.08 and $10,000, which was accrued as of June 30, 2006.

Mr. Young serves on the audit, nomination, and compensation committees; accordingly, his compensation for committee service for the fourth quarter of 2006 was options to purchase 15,000 shares of common stock at $2.08 and $10,000, which was accrued as of June 30, 2006.

There was no other compensation granted by the Board for services rendered during the fiscal year ended 2006. There were no Director meeting expense reimbursements for 2005. Director meeting expense reimbursements submitted in 2006 totaled $88,700. We paid $37,000 during the year and the balance of $51,700 is accrued as of June 30, 2006.

Employment Contracts, Termination Of Employment And Change-In-Control Arrangements.

On August 14, 2006, we entered into a new employment agreement with our CEO and President, Kent Watts. The effective date of the employment agreement is deemed to be July 1, 2006. Pursuant to the employment agreement, Mr. Watts will devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and position and to such other services of a senior executive nature as may be reasonably requested by our Board of Directors.

Term. The initial term of employment ends on July 1, 2009, provided, however, that as of the expiration date of each of the initial Term of Employment and if applicable, any Renewal Period the term of employment will automatically be extended for a two (2) year periods unless either we or Mr. Watts provides 2 months' notice to the contrary.

Cash Compensation. Mr. Watts' base salary is $250,000 per year. Mr. Watts is entitled to receive a bonus equal 1% our net income before interest, taxes and the bonus. If there is no net income, the bonus is zero.

Stock compensation. Mr. Watts will receive 40,000 stock options per quarter during the term of the employment agreement beginning on the effective date for a total of 480,000 options. The shares underlying these options have been or will be registered shares. The options will expire 3 years after their issuance date. The exercise price of these options will be the greater of $2.00 or the closing price on the date of each quarterly option grant. In the event that we cannot issue the full amount of these quarterly options grants because we are or may become contractually bound to limit such option issuances, then number of options not granted for any one quarter pursuant to such a limitation will be carried forward and granted at a late date when we are not so restricted even if such future date is beyond the term of the employment agreement.

Mr. Watts is entitled to participate in any of our life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees, and such other fringe benefits as may be granted to him from time to time such as a corporate automobile lease and a membership in a country club. Mr. Watts can take a 4 week vacation each year with pay.

Mr. Watts will be added as an additional named insured under all liability insurance policies now in force or hereafter obtained covering any officer or director in his capacity as an officer or director. We will indemnify hold harmless Mr. Watts from any cost, expense or liability arising out of or relating to any acts or decisions made by him on behalf of or in the course of performing services for us.

Severance Agreement. We have a separate Severance Agreement with Mr. Watts. In the event his employment is terminated (a) by us other than for Cause, Disability or Death or (b) by Mr. Watts for good reason, then Mr. Watts shall receive:

(i) His base salary during the period commencing on the effective date of such termination and ending 2 years later; and

(ii) Medical insurance premium reimbursement through age 66 for himself and his spouse, and his children through age 25.

On October 9, 2006, we entered into a new employment agreement with our Executive Vice President, Harry Briers. The effective date of the employment agreement is deemed to be July 1, 2006. Pursuant to the employment agreement, Mr. Briers will devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and position and to such other services of a senior executive nature as may be reasonably requested by our Board of Directors which may include services for one or more of our subsidiaries or affiliates.

Compensation. We will pay Mr. Briers a base annual salary of $190,000.00. In addition to the base compensation he may receive performance bonus as determined by the Chief Executive Officer and the Board of Directors.

Long Term Incentive/Stock Options. We will grant to Mr. Briers 25,000 stock options every quarter during the term of this Agreement. These options shall have an exercise price of the greater of $2.oo per share or the closing last trade price on the date of each option grant. However, grants are limited in quantity to insure compliance with our financing agreement with Cornell Capital, and any options not granted to Mr. Briers to maintain compliance with the Cornell financing agreement will be carried forward and granted in future quarters to the extent such grants do not exceed the Cornell limitation.

Mr. Brier's Fringe Benefits During the Term of Employment:

(a)    Any life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to other senior executive employees, and other fringe benefits as may be granted to him from time to time by the Board of Directors including a corporate lease vehicle approved by the Chief Executive Officer.

(b)    Four weeks of vacation with pay on the same basis as other senior executive employees.

(c)    Reimburse for reasonable business expenses incurred in performing duties and promoting the our business.

(d)    Adding him as an additional named insured under all liability insurance policies now in force or hereafter obtained covering any officer or director of the Company in his or her capacity as an officer or director. We will indemnify him in his capacity as an officer or director and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him on behalf of or in the course of performing services to us.

Term; Termination of Employment. The term of employment commenced on the effective date and ends two years later; provided, however, that the term of employment will automatically be extended for a one year periods unless either we or Mr. Briers gives two notice to the contrary. Notwithstanding the above, the term of employment shall expire on the first to occur of the following:

(a) Termination by the Company. Notwithstanding anything to the contrary in this Agreement we may terminate Mr. Briers by giving him 60 days written notice of the effective date of termination. We may terminate his employment for cause, death or disability without prior notice.

(b) Termination by Executive. In the event that his employment with the Company is voluntarily terminated by Mr. Briers, we shall have no further obligation to him except as may be provided in the Separation and Severance Agreement.

(c) Salary, Benefits, and Severance Pay Upon Termination. In the event of termination of employment, Mr. Briers will receive all regular Base Salary due up to the date of termination, and any bonus.

Mr. Briers's stock options remain be subject to the terms of our stock option plan.

Confidential Information, Non-Solicitation and Non-Competition. Mr. Briers may not disclose our confidential information. In the event that he terminate his employment he will deliver to us any and all property owned by us.

Taxes. All payments to be made to Executive under this Agreement will be subject to any applicable withholding of federal, state and local income and employment taxes.

Severance Agreement. We have a separate Severance Agreement with Mr. Briers. In the event his employment is terminated by us other than for: cause, disability; death; or by Mr. Briers for good reason, then Mr. Briers shall receive his base salary during the period commencing on the effective date of such termination and ending one year later.

"We have a one year contract (renewing in November 2007) with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to $4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc. The CFO contract renews in November 2007 unless otherwise canceled."

In August 2005, we hired Mr. Famourou Kourouma as our new Vice President of Guinea Affairs. Famourou Kourouma will receive compensation from us in the amount of $2,000 per month and he may also receive between 200,000 and 400,000 options based upon our relations with the government of Guinea.

Board Compensation Committee Report On Executive Compensation

The compensation committee began its work in fiscal 2006 but did not make any compensation decisions until August 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Related Stockholder Matters.

Securities authorized for issuance under equity compensation plans as of June 30, 2006.

	Equity Compensation Plan Information
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	635,000	$1.30	4,771,597

Equity compensation plans not approved by security holders	1,762,000	$0.38	-0-

Total	2,397,000	$0.62	4,771,597

The Stock and Stock Option Plan (the “Plan”) of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001. On June 30, 2005, we had 4,879,075 shares available to be issued or granted pursuant to the Plan. We issued 107,478 shares under the Plan this fiscal year, leaving us with 4,771,597 shares available to be issued or granted pursuant to the Plan as of June 30, 2006.

Under the Plan, options will vest over a five year or other negotiated period and will have a strike price set at the time of grant based on the then current market value of the stock. Our President has the authority as given by the Board of Directors to negotiate stock option agreements with corporate consultants as well.

We presently have warrants to purchase 1,762,000 shares of common stock which are currently outstanding and were issued pursuant to the Plan at a weighted average price of $0.38 per share.

The purpose of the Plan is to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants and Directors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants and attorneys. The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the Plan and individual compensation arrangements to augment our compensation packages.

Security ownership of certain beneficial owners and management

The following table sets forth certain information at May 16, 2007, with respect to the beneficial ownership of shares of Common Stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our Directors, (3) each of our Executive Officers, and (4) all of our Executive Officers, Directors as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class

Kent Watts
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, TX 77478	11,712,893	(1)	20%

Harry Briers
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, TX 77478	2,004,418	(2)	4%

Harold Poling
Fairlane Plaza North
290 Town Center Drive, Suite 322
Dearborn, Michigan 48126	578,631	(3)	1%

Albert F. Young
2417 Fox Chase Blvd
Troy, Michigan 48098-5626	185,896	(4)	1%

Steven Plumb
5300 N. Braeswood, #370
Houston, TX 77096-3317	100,000	(5)	1%

L. Gene Stohler
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, TX 77478	137,801	(6)	1%

KD Trust
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, Texas 77478	3,229,630	(7)	6%

KW Trust
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, Texas 77478	3,229,630	(8)	6%

CW Trust
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, Texas 77478	3,229,630	(9)	6%

Michael Watts
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, Texas 77478	3,429,630	(8)(11)	8%

All Directors and Executive Officers as a group (6 persons)	14,719,639	(10)	25%

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______________________________

(1)
This amount includes: 2,360,300 shares of common stock; 560,000 currently exercisable warrants to purchase 560,000 shares of common stock; and 8,792,593 shares deemed beneficially owned through TW Trust. TW Trust owns the shares indirectly thought its ownership of TWJ Navigation, Inc. TWJ Navigation, Inc. owns 1,187 shares of Series B Preferred Stock which are convertible into 8,792,593 shares of common stock. The beneficiaries of TW Trust are Kent Watts’s children. Kent Watts is the trustee of TW Trust.

(2)	This amount includes: 1,529,418 shares of common stock; and 475,000 exercisable warrants to purchase 475,000 shares of common stock.

(3)	This amount includes: 378,631 shares of common stock; and 200,000 currently exercisable warrants to purchase 200,000 shares of common stock.

(4)	This amount includes: 70,896 shares of common stock; and currently exercisable warrants to purchase 115,000 shares of common stock.

(5)	Includes 100,000 immediately exercisable options to purchase 100,000 shares of common stock.

(6)	This amount includes: 37,801 shares of common stock; and 100,000 currently exercisable options to purchase 100,000 shares of common stock.

(7)
This amount includes: 3,229,630 shares beneficially owned through KD Trust. KD Trust owns the shares indirectly thought its ownership of KD Navigation, Inc. KD Navigation, Inc. owns 436 shares of Series B Preferred Stock which are convertible into 3,229,630 shares of common stock. The beneficiary of KD Trust is Kara Driver. Jeremy Driver is the trustee of KD Trust.

(8)
This amount includes: 3,229,630 shares beneficially owned through KW Trust. KW Trust owns the shares indirectly thought its ownership of KW Navigation, Inc. KW Navigation, Inc. owns 436 shares of Series B Preferred Stock which are convertible into 3,229,630 shares of common stock. The beneficiary of KW Trust is Kelly Wheeler. Michael Watts is the trustee of KW Trust.

(9)
This amount includes: 3,229,630 shares beneficially owned through CW Trust. CW Trust owns the shares indirectly thought its ownership of CW Navigation, Inc. CW Navigation, Inc. owns 436 shares of Series B Preferred Stock which are convertible into 3,229,630 shares of common stock. The beneficiary of CW Trust is Chris Watts. Chris Watts is the trustee of CW Trust.

(10)	Includes: 1,550,000 currently exercisable warrants to purchase 1,550,000 shares of common stock; and 8,793,296 shares deemed beneficially owned through TW Trust.

(11)	Includes 200,000 currently exercisable options to purchase 200,000 shares of common stock.

We are not aware of any arrangements that could result in a change of control.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with Michael E. Watts.

In November 2003, a Master Public Relations Consulting Agreement (the “Agreement”) was signed with Michael E. Watts, the brother of Kent Watts, our Chairman and CEO. The Agreement affirmed and established Michael Watts as the primary consultant with the responsibility to help manage public relations, general investor relations and shareholder communications. In the Agreement, Michael Watts was authorized and required to communicate publicly known information to shareholders and potential shareholders and to help in all reasonable ways to convey the history and story of Hyperdynamics with the goal to increase the interest of all investors in investing in Hyperdynamics publicly traded stock. The agreement additionally authorized Michael Watts to subcontract public relations services to other firms and consultants. It was contemplated that these subcontracts would include but not necessarily be limited to setting up public relations agents in different parts of the country. The total compensation for the Agreement and all underlying subcontracts is a total of 2,000,000 warrants with a strike price of $0.50 per share of restricted common stock. During January and April 2004, Hyperdynamics granted an aggregate of 1,200,000 of the warrants (of which 900,000 were vested as of June 30, 2005) under the Agreement to a company whose president is Michael Watts. We granted 800,000 warrants (of which 600,000 were vested as of June 30, 2005) under the Agreement to unrelated third parties. This compensation was designed to encourage the long term commitment to the market developing work being performed in the maintenance of our informed and orderly market. As such, it is believed that significant incentive is in place for all public relations consultants, agents, and subcontractors to continually work in communicating the Hyperdynamics story and opportunity. This agreement with Michael Watts may be canceled by us at any time by giving a 30 day written notice.

During the year ended June 30, 2004, Michael Watts received payment of $699,951 cash to pay for offering costs on private subscription agreements and exercised warrants. Additional offering costs will also be paid on 3,732,403 outstanding warrants purchased by private investors should they be exercised in the future. If all of these warrants are exercised, Mr. Watts would receive approximately $712,000 to pay these additional costs.

On February 9, 2005, the Audit Committee of Hyperdynamics Corporation preapproved a contract (the “Contract”) with Geoserve Marketing, an assumed name for Michael E. Watts, the brother of our Chief Executive Officer. The Contract was executed by and between Trendsetter Production Company (our wholly owned subsidiary) and Geoserve Marketing. Under the Contract, Geoserve Marketing was to sell up to 49% of the working interest in certain oil and gas properties owned by Trendsetter. At $55,000 per point, this was to bring in proceeds of $2,695,000. Geoserve Marketing was given the responsibilities to sell working interest in our oil and gas leases; obtain executed documents for such sales as required by us; help prepare the marketing materials for working interest sales; obtain investor nondisclosure agreements and other representations from all prospective non-operators; obtain a check or wired funds from and signatures of non-operators on all pertinent operating agreement forms; pay expenses for working interest promotion including but not limited to any brokerage fees and referral fees. Trendsetter agreed to pay 20% of the proceeds to Geoserve Marketing in return for these services. As of September 26, 2006, 35% of the working interest had been sold for proceeds of $1925,000 and a total of $385,000 has been paid to Geoserve Marketing. We subsequently repurchased 5% of the working interest in exchange for common stock.

On May 9, 2005, Harry James Briers, Executive Vice President, requested and obtained preapproval from the Audit Committee to rehire Mr. Jeremy Driver (son-in-law of Michael E. Watts, brother of the Chief Executive Officer), a past employee of Hyperdynamics Corporation, to work as General Manager for HYD. Mr. Driver had just been honorably discharged from the United States Air Force with the rank of Lieutenant. The Audit Committee approved the request and Mr. Driver was hired by Mr. Briers at an initial salary of $45,000 annually.

In September, 2006, Harry James Briers, Executive Vice President, requested and obtained pre-approval from the Audit Committee to give Christopher M. Watts, a related party of Mr. Kent Watts, our CEO, a bonus for work performed in Guinea and a raise in pay as the company's Investor Relations Coordinator. He received a bonus of $2,000 and a raise from $29,000 annually to $32,480 annually. The raise of $3,480 represents a 12% increase.

In October, 2006, the Company hired Glen Driver as a manager in our Louisiana operations. Mr. Driver is the father of Jeremy Driver, a related party of Mr. Kent Watts, our CEO. The audit committee pre-approved the hiring in accordance with the Company's conflict of interest policy.

In 2007, an original trust for grandchildren of Earnest Watts (father of Kent Watts) was divided into five trusts for the same beneficiaries pursuant to the terms of the original trust. The original trust owned DJX LTD., which in turn held shares of Series B Preferred Stock. DJX LTD. transferred its Series B Preferred Stock to five new corporations which are owned by the five trusts.

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DESCRIPTION OF SECURITIES
Common Stock.

The holders of shares of our common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. If we are required to go into liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and preferred stock. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights. Holders of common stock are entitled to dividends as declared by the Board of Directors out of funds legally available. The outstanding common stock is validly issued and nonassessable. At May 16, 2007, we had outstanding 48,925,204 shares of common stock.

Preferred Stock.

Series A Convertible Preferred Stock was issued in January 2000 in the amount of 1,945 shares. The stated value is $1,000 per share and par value is $.001. It is convertible into Hyperdynamics' common stock at a price of the lower of the trading price when purchased at $5.25 or 80% of the then current 5 day trading average. All or any of the stock may be converted at any time at the holder's option, and all shares outstanding as of January 30, 2002 were to be automatically converted. This Series is nonvoting and pays dividends of 4%, payable at conversion in either cash or shares of common stock, at Hyperdynamics' option. 1,055 shares were converted to common stock in 2000 and 2001. Hyperdynamics has not converted any of the Series A shares since fiscal 2001 because of claims filed in November 2001 in our lawsuit with the Series A shareholders. Since the outcome is not known and no conversion has been effected, Hyperdynamics has continued to accrue the dividend through September 30, 2004. Management evaluated the accrual as of September 30, 2004 and considers the accrual at that date to be adequate to cover the liability, if any, pursuant to the lawsuit.

Series B Convertible Preferred Stock was issued on May 31, 2001 in the amount of 2,725 shares of Series B Convertible Preferred Stock for the acquisition of SCS Corporation. The stated value is $1,000 per share and the par value is $.001. Each Series B share may vote 7,408 common shares for a total of 20,186,800 votes. The shares are convertible to common stock at the lesser of $.135 or 50% of the then current 5 day average trading price. Series B stockholders are entitled to a 4% cumulative dividend on the stated value, which is payable only upon conversion of the Series B Convertible Preferred Stock. Dividends may be paid in stock or cash at our discretion.

Options and Warrants.

As of May 16, 2007, we had outstanding an aggregate of 9,054,025warrants and options.

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SELLING STOCKHOLDER

The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this offering. The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholder may offer all, none or a portion of the shares for resale from time to time.

Name of Selling Stockholder	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After If All Offered Shares Are Sold	Percentage Owned After Offering If All Offered Shares Are Sold
(1)	(2)	(4)	(5)	(5)

	2,432,553 (3)

Cornell Capital Partners, LP (6)	-0-	5,100,000	-0-	-0-%

________________________________

(1)
To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer (a broker-dealer or may be a record holder). No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. Cornell has entered into a agreements to provide us with financing.

(2)
Cornell's beneficial ownership of our common stock is contractually capped at 4.99% of the shares outstanding at any particular time. Cornell cannot convert the debentures nor exercise the warrants so as to exceed the 4.99% common stock beneficial ownership contractual limit.

(3)	Represents 4.99% of our outstanding common stock as of May 16, 2007.

(4)
Includes 3,000,000 shares underlying debentures and 2,100,000 shares underlying warrants. Cornell previously received approximately 2 million shares upon conversion of a portion of the convertible debentures and may have sold all or a portion of those 2 million shares.

(5)	Assumes no other sales are transacted by the Selling Stockholder during the offering period.

(6)
The General Partner of Cornell Capital Partners, LP is Yorkville Advisors, LLC. Mark Angelo is the control person of Yorkville Advisors, LLC . Cornell became contractually obligated to purchase the three debentures and the three warrants.

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PLAN OF DISTRIBUTION

The Selling Stockholder (of record ownership and of beneficial ownership) and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder are not required to sell any shares in this offering. There is no assurance that the Selling Stockholder will sell any or all of the common stock in this offering. The Selling Stockholder may use any one or more of the following methods when selling shares:

-	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

-	An exchange distribution following the rules of the applicable exchange;

-	Privately negotiated transactions;

-	An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

-	A combination of any such methods of sale;

-	Any other lawful method.

The Selling Stockholder may also engage in:

-	Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date;

-	Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date;

-	Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus;

-	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder;

-
Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commissions from the purchaser in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

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We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

Our offering expenses are estimated to be:

Amount Paid or be Paid (1)
SEC registration fee	$1,210.00

Printing and engraving cost	1,000.00
Attorneys' fees	25,000.00
Accounting fees	10,000.00
Transfer agent and registrar cost	1,000.00
Edgar service provider cost	3,000.00
Miscellaneous	1,000.00

Total	$42,210.00

(1) The amounts set forth are all estimates.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INTEREST OF NAMED EXPERTS AND COUNSEL

Joel Seidner, Esq., Attorney At Law, 880 Tully Road #50, Houston, Texas 77079, tel. (281) 493-1311, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for us by Mr. Seidner. Mr. Seidner owns 4,000 shares of our common stock.

Our consolidated balance sheets as of June 30, 2006 and 2005, and the consolidated statements of operations, stockholders' equity, and cash flows, for each of the three years in the period ended June 30, 2006 have been included in this prospectus, in reliance on the report of Malone & Bailey, PC, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

Disclosure of our proven petroleum reserves is included in this prospectus in reliance on the report of Michael F. Stell, PE, SVP, Ryder Scott Company, L.P. of Houston, Texas, given on the authority of that firm as petroleum consultant experts.

79

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law Code provides for indemnification as follows:

§ 145.  Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

80

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Our Bylaws provide for indemnification. Our Bylaws--ARTICLE IV, as follows:

1.
INDEMNIFICATION. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim: provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article IV shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

2.
INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IV of the by-laws.

81

3.
DEFINITIONS. For purposes of this Article IV, reference to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on. or involves services by. such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IV.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

82

HYPERDYNAMICS CORPORATION
Index To Financial Statements

AUDITED:

UNAUDITED:

Consolidated Balance Sheets as of March 31, 2007 and June 30, 2006.	FF-1

Consolidated Statements of Operations-quarters ended March 31, 2007 and 2006.	FF-2

Consolidated Statements of Cash Flows- quarters ended March 31, 2007and 2006.	FF-3

Notes to Consolidated Financial Statements	FF-5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Hyperdynamics Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of Hyperdynamics Corporation as of June 30, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hyperdynamics Corporation at June 30, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

September 30, 2006

HYPERDYNAMICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Number of Shares and Per Share Amounts)

	June 30
	2006	2005
ASSETS
Current assets:
Cash	$3,435	$259
Restricted certificate of deposit	75	65
Trade accounts receivable, net of allowances for doubtful accounts of $13,000 and $31,000 as of June 30, 2006 and 2005, respectively	58	20
Inventories, net	-	4
Prepaid expenses and other current assets	578	167
Total current assets	4,146	515
Property and equipment, net of accumulated depreciation of $125,000 and $190,000 as of June 30, 2006 and 2005, respectively	93	108
Oil and gas properties using full cost accounting, net of accumulated depreciation and depletion of $169,000 and $124,000 as of June 30, 2006 and 2005, respectively	4,437	4,564
Deposits	3	22
Total assets	$8,679	$5,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$106	$248
Accounts payable and accrued expenses	637	558
Accounts payable seismic data	650	650
Asset retirement obligation	12	-
Deferred gain	159	73
Convertible debenture, net of discount of $2,068,000	1,932	-
Dividends payable	372	372
Dividends payable to related party	136	27
Total current liabilities	4,004	1,928

Deferred rent	67	135
Total liabilities	4,071	2,053

Commitments and contingencies (Note 17)

Shareholders' equity:
Convertible preferred stock, par value $0.001; stated value $1,000; 20,000,000 authorized
Series A - 1,945 shares issued and outstanding	-	-
Series B - 2,725 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 46,132,595 and 42,168,410 shares issued and outstanding	46	42
Additional Paid-in capital	31,627	22,916
Accumulated deficit	(27,065)	(19,812)
Total shareholders' equity	4,608	3,146
Total liabilities and shareholders' equity	$8,679	$5,209

The accompanying notes are an integral part of these consolidated financial statements

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Number of Shares and Per Share Amounts)

	Years Ended June 30,
	2006	2005	2004
Sales	$656	$173	$38

Operating Expenses
Cost of revenues	1,747	1,349	207
Selling	4	63	49
General and administrative expenses	3,779	3,536	2,838
Depreciation, depletion and amortization	167	125	61
Total Operating Expenses	5,697	5,073	3,155

Loss from operations	(5,041)	(4,900)	(3,117)

Other income (Expense)
Interest expense	(1,962)	(239)	(474)
Interest income	2	17	8
Loss on retirement of assets	(278)	(17)	-
Loss on retirement of mandatorily redeemable preferred stock	-	(77)	-
Gain on lease agreement settlement	135
Gain on debt payoff	-	-	92
Total Other Income (Expense)	(2,103)	(316)	$(374)

Net loss	(7,144)	(5,216)	(3,491)

Preferred stock dividend	(109)	(128)	(187)
Net loss attributable to common shareholders	$(7,253)	$(5,344)	$(3,678)

Basic and diluted loss per common share	$(0.17)	$(0.13)	$(0.12)
Weighted average shares outstanding	43,318,773	41,646,844	31,938,926

The accompanying notes are an integral part of these consolidated financial statements

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In Thousands, Except Number of Shares)

	Series A Preferred		Series B Preferred		Common Stock		Additional
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, June 30, 2003 (restated)	1,945	$-	2,725	$-	27,631,507	$28	$10,445	$(10,790)	$(317)
Common stock issued for:
• cash, net					8,575,543	8	5,871		5,879
• exercise of options for cash					179,000	-	67		67
• cashless exercise of options, net of 257,070 shares returned					2,976,263	3	(28)		(25)
• services					181,250	-	394		394
• accounts payable					35,489	-	76		76
• conversion of notes payable					1,595,573	2	266		268
• acquisition of HYD Resources					32,328	-	94		94

Issuance of stock options and warrants							1,784		1,784

Preferred stock dividends								(187)	(187)

Funds raised from sale of warrants to purchase Hyperdynamics Corporation stock in association with SCS Corp. units							119		119

Net loss								(3,491)	(3,491)
Balance, June 30, 2004	1,945	$-	2,725	$-	41,206,953	$41	$19,088	$(14,468)	$4,661
Common stock issued for:
• exercise of options					321,500	1	167		168
• services					155,756	-	390		390
• conversion of mandatorily redeemable preferred stock					269,634	-	849		849
• accounts payable					25,372	-	63		63
• acquisition of HYD Resources					101,480	-	281		281

Issuance of stock options and warrants							1,833		1,833

Preferred stock dividends								(128)	(128)

Payment of preferred stock dividends in common stock					87,715		245		245

Net loss								(5,216)	(5,216)
Balance, June 30, 2005	1,945	$-	2,725	$-	42,168,410	$42	$22,916	$(19,812)	$3,146

Common stock issued for:
• exercise of options for cash					1,130,000	1	564		565
• cashless exercise of options, net of 2,437 shares returned					2,563	-	-		-
• services					179,266	-	397		397
• to repurchase working interest					197,416	-	581		581
• options exercised associated with convertible debentures					500,000	1	449		450
• conversion of convertible debentures					1,692,845	2	1,918		1,920
• cash					135,095	-	387		387

Beneficial conversion costs associated with issuance of convertible notes payables and debentures					127,000	-	3,560		3,560

Issuance of stock options and warrants							855		855

Preferred stock dividends								(109)	(109)

Net loss								(7,144)	(7,144)
Balance, June 30, 2006	1,945	$-	2,725	$-	46,132,595	$46	$31,627	$(27,065)	$4,608

The accompanying notes are an integral part of these consolidated financial statements.

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Years Ended June 30
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(7,144)	$(5,216)	$(3,491)
Adjustments to reconcile net income to net cash provided by (used in) operating activities --
Depreciation and amortization	167	125	61
Shares issued for services	359	48	-
Options and warrants issued	855	1,833	1,782
Beneficial conversion feature associated with convertible notes payable	-	-	249
Loss on disposition of assets	278	17	-
Gain on settlement	(135)	-	-
Bad debt expense	233	15	-
Amortization of discount and financing costs on convertible debenture	1,650	-	-
Accretion of interest and amortization of offering costs of mandatory redeemable preferred stock	-	232	232
Loss on retirement of mandatory redeemable preferred stock		77	-
Shares withheld from cashless exercise of Options	-	-	(25)
Changes in operating assets and liabilities:
Accounts receivable	(272)	(6)	(21)
Inventories	4	46	(28)
Prepaid expenses and other current assets	(34)	(37)	-
Accounts payable and accrued expenses	91	302	(98)
Customer deposits	-	(3)	-
Deferred rent	67	(7)	10
Net cash used in operating activities	(3,881)	(2,574)	(1,329)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(78)	(267)	(129)
(Increase)/decrease in restricted cash	(10)	130	86
Proceeds from the sale of assets	204	13	-
Investment in oil and gas properties	(439)	(1,250)	(1,901)
Payment of deposit	(1)	(1)	-
Return of deposit	21	-	2
Net cash used in investing activities	(303)	(1,375)	(1,942)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net	387	-	5,879
Proceeds from exercise of options, net	1,015	168	68
Proceeds from sale of units consisting of warrants in Hyperdynamics and preferred stock in subsidiary, net of $ -0-, $39,500, and $12,000 offering cost, respectively	-	-	355
Proceeds from sale of working interest in oil and gas properties, net	726	814	-
Proceeds from convertible notes	5,620	-	-
Payments on convertible debentures and convertible notes payable	(247)	-	-
Proceeds from installment debt	207	227	-
Payments on installment debt	(348)	(150)	(58)
Net cash provided by financing activities	7,360	1,059	6,244
(DECREASE) INCREASE IN CASH	3,176	(2,890)	2,973
CASH AT BEGINNING OF YEAR	259	3,149	176
CASH AT END OF YEAR	$3,435	$259	$3,149

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In Thousands)

	Years Ended June 30
	2006	2005	2004
SUPPLEMENTAL DISCLOSURES:
Interest paid in cash	$175	$7	$10
Income taxes paid in cash	-	-	-

NON-CASH TRANSACTIONS

Issuance of common stock for accounts payable	-	$63	$76
Payment of preferred stock dividends in common shares	-	245	-
Conversion of notes payable to common stock	-	-	268
Conversion of mandatory redeemable preferred stock	-	849	-
Issuance of stock for oil and gas properties	37	342	394
Purchase of HYD Resources for stock and notes payable	-	-	375
Accrued and unpaid dividends	109	109	109
Stock issued for notes payable	1,893	281	-

The accompanying notes are an integral part of these consolidated financial statements.

HYPERDYNAMICS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business. Hyperdynamics Corporation (Hyperdynamics) is a Delaware corporation formed in March 1996. Hyperdynamics utilizes its integrated technology infrastructure to provide support to its wholly-owned subsidiaries, SCS Corporation (SCS), HYD Resources Corporation (HYD), and Trendsetter Production Company (Trendsetter). Through SCS, Hyperdynamics focuses on oil and gas exploration offshore the coast of West Africa. SCS began operations in oil and gas exploration, seismic data acquisition, processing, and interpretation in late fiscal 2002. In April 2004, Hyperdynamics acquired HYD, and in January 2005, Hyperdynamics acquired Trendsetter, an oil and gas operator in Louisiana that had been under common ownership with HYD. Trendsetter owns oil and gas leases. It contracts with its sister company, HYD, which drills new wells in shallow, proven areas and implements production facilities on Trendsetter leases to produce oil and gas. The fiscal year-end is June 30.

Principles of Consolidation and Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the balance sheet date and for the period then ended. Actual results could differ from these estimates. Significant estimates are required for proved oil and gas reserves which, as described in Note 20 - Oil and Gas Properties, have a material impact on the carrying value of oil and gas property. Actual results could differ from these estimates and such differences could be material. Certain prior year amounts have been reclassified to conform with the 2006 presentation.

Cash and cash equivalents

For purposes of the Consolidated Statements of Cash Flows, Hyperdynamics considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted cash at June 30, 2006 consists of a certificate of deposit at a bank that secures a letter of credit serving as the underlying collateral for a Hyperdynamics' lease commitment. The CD matures on January 6, 2008 and accrues interest at 4.03% annually. Hyperdynamics plans to renew the CD next year and the amount will be reduced to coincide with a reduction in the Letter of Credit in favor of Hyperdynamics' Landlord. The letter of credit will be returned to us on June 30, 2007.

Restricted cash at June 30, 2005 consists of a certificate of deposit at a bank secured a letter of credit serving as the underlying collateral for a Hyperdynamics' lease commitment. The CD matured in November 2005 and accrued interest at .75% annually. The restriction on the CD expired on November 1, 2005.

Concentration of Credit Risk

Accounts receivable are written down to reflect management's best estimate based upon known specific analysis, historical experience, and other currently available evidence of the net collectible amount.

Inventories

Inventory consists of oil field equipment and is stated at the lower of cost or market using the first-in first-out basis (FIFO).

Other Current Assets

As of June 30, 2006, other current assets consist of deferred financing costs of $376,000, $143,000 in prepaid insurance and $59,000 other prepaid expenses, for a total of $578,000.

As of June 30, 2005, other current assets consist of $167,000 in prepaid insurance.

Property and Equipment

Property, equipment and a building are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of 3 - 15 years.

Provision for Impairments of Long-lived Assets

The Company follows Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, by reviewing such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment loss recognized is the excess of the carrying amount over the fair value of the asset. Hyperdynamics has no impairment in the year ended June 30, 2006.

Revenue recognition.

Revenue, if any, from tape conversions, consulting, and oil field services is recognized when services are rendered. Revenues for oil and gas sales are recognized at the point when title to the oil or gas passes to the customer. For oil sales, this occurs when the customer's truck takes delivery of oil from Trendsetter's storage tanks.

Federal Income Taxes

Income taxes are computed using the tax liability method of accounting, whereby deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse.

Stock-Based Compensation

On January 1, 2006, Hyperdynamics adopted SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) replaced SFAS No. 123 and supersedes APB Opinion No. 25. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition. Hyperdynamics adopted SFAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006.

Prior to January 1, 2006, compensation was recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. For the years ended June 30, 2006, 2005 and 2004, Hyperdynamics did not issue any such stock-based compensation prior to January 1, 2006.

2. MERGER AND ACQUISITIONS

In April 2004, Hyperdynamics purchased 100% of the stock of HYD for $375,000 to be paid in Hyperdynamics common stock in four quarterly installments between April 2004 and January 2005. At the time of acquisition, HYD had no operations and consisted solely of assets donated to the company by its initial shareholders. As of June 30, 2005, the entire purchase price had been paid. The final purchase price allocation was:

Inventory	$15,000
Field equipment	360,000
Total assets	375,000
Liabilities	-
Net Assets	$375,000

HYD is a dealer of used equipment and it provides oil field services, such as well workovers, drilling services, and the repair and leasing of equipment to oil field operators. The owners of HYD also owned Trendsetter Production Company (Trendsetter), a Louisiana oil and gas operator. In January 2005, Hyperdynamics acquired Trendsetter. Trendsetter at that time had no operations and one oil lease of nominal cost. This transaction was involved entities under common control; accordingly, Trendsetter's asset was recorded at historical cost.

In conjunction with the purchase of HYD, Hyperdynamics entered into two employment agreements with HYD's prior owners under which Hyperdynamics agreed to pay each of the two employees $3,500 per month. Under the contracts, Hyperdynamics had the right to terminate the employment agreements for cause, or if HYD experiences a cumulative net loss any time after the first nine months of operation. One of the employees was terminated early in fiscal 2005 and the other was terminated mid-year.

The initial employment agreements stipulated that bonuses, in the form of three contingent notes payable, of up to $856,000 will be paid based upon HYD's net income over the next five years. The payments will be 25% of the net income for each quarter, if there is net income after offsetting any losses from previous quarters. As part of the one of the employee's separation agreement dated March 1, 2006, he agreed to forgo his contingent note payable in the amount of $350,000. Thus, as of June 30, 2006, we were obligated on two contingent notes payable to one individual totaling $506,000. As of June 30, 2006, HYD had a cumulative net loss of approximately $2,479,000. This amount would need to be earned as net income in current and future periods prior to having to pay the contingent note with 25% of net income in excess of the recovery amount.

3. PROPERTY AND EQUIPMENT

A summary of property and equipment as of June 30, 2006 and 2005 are as follows:

		June 30,
		2006	2005
		(in Thousands)
Computer equipment and software	3 years	$142	$154
Office equipment and furniture	5 years	23	14
Other equipment	5 years		80
Building	15 years	25	25
Leasehold improvements	3 years	3	-
Land		25	25
Total cost		218	298
Less - Accumulated depreciation		(125)	(190)
Net carrying value		$93	$108

Hyperdynamics reviews assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As at June 30, 2006 and 2005, there were no impairments of Hyperdynamics' Property and Equipment.

4. INVESTMENT IN OIL AND GAS PROPERTIES

Investment in Oil and Gas properties consist of Hyperdynamics' concession in offshore West Africa, as previously disclosed, and leaseholds in Louisiana, USA. Proved Oil and Gas Properties relate to three leases in Louisiana, USA. The following table provides detail of costs (in thousands) to date by country as of June 30:

	Republic of Guinea		USA		Total
	2006	2005	2006	2005	2006	2005
Lease Acquisition Costs
Proved	$-	$-	$2	$-	$2	$-
Unproved	291	291	34	17	325	308
Exploration Costs
Geological and geophysical Cost	3,848	3,782	-	-	3,848	3,782
Drilling	-	-	829	568	829	568
Development Costs	-	-	231	90	231	90
Purchased Proved Reserves	-	-	65	65	65	65
Cost Recovery (sale of working interest)	-	-	(1,161)	(740)	(1,161)	(740)
Equipment			467	615	467	615
	4,139	4,073	467	615	4,606	4,688
Less: Accumulated
Depletion and Depreciation			(169)	(124)	(169)	(124)

	$4,139	$4,073	$298	$491	$4,437	$4,564

Sale of working interest

During March 2005, Hyperdynamics began to market working interest units in one lease in Louisiana, USA. The working interest units were priced at $55,000 for each one percent working interest. 49 units were available for sale. Marketing costs related to these units was 20% of the sales price. As of June 30, 2005, 18.5 units had been sold, resulting in total proceeds of $814,000, net of marketing costs.

During the year ended June 30, 2006, Hyperdynamics sold an additional 16.5% of its working interests in Norris field for total proceeds of $726,000, net of marketing costs. During the year, four investors who owned, collectively, five units returned their units to Hyperdynamics in exchange for 179,266 shares of Hyperdynamics common stock. The market value of the common stock issued pursuant to this settlement was $581,000. $220,000 was deducted from the net proceeds from sale of working interest and the balance, $361,000, is reflected as a loss on retirement of assets as of June 30, 2006.  Thus net proceeds from sales of 11.5 units of working interest in fiscal 2006 were $506,000.

In August 2005, Hyperdynamics' operating agreement with the working interest investors was modified to add the Kelly lease to the operating agreement. This applied to the 18.5% working interest sold as of June 30, 2005 and the 11.5% during the year ended June 30, 2006. Thus, as of June 30, 2006, working interest investors held 30% working interest in both the Kelly and Norris leases and Hyperdynamics had retained 70% working interest in these properties. The total net proceeds to purchase the 30% working interest was $1,320,000.

In 2006 and 2005, net proceeds of $421,000 and $740,000, respectively, were applied against the full cost pool related to the oil and gas properties in the USA as a cost recovery. As of June 30, 2006, deferred gain in conjunction with the sales of working interests totaled approximately $159,000.

Republic of Guinea Concession

SCS performed work on its oil concession in Guinea based on its 100% farmout agreement of USOil Corporation's (“USOil”) December 2002 Production and Sharing Agreement. Accumulated costs as of June 30, 2005 included permit fees paid to the government of Guinea, seismic exploration work, coring, and seismic interpretation.  On June 27, 2005, SCS made a request for a drilling permit to the Guinea Government through USOil. The drilling permit was not immediately issued, claims were made by USOil stating the 2002 PSA was terminated which resulted in us filing a lawsuit against USOil (See the Legal Disclosure for USOil Corporation). At the request of the Government of Guinea, we negotiated a production sharing contract directly between SCS Corporation and the Republic of Guinea. With these events occurring during the fiscal year, only a small amount of additional exploration work occurred during the year ended June 30, 2006.

In September 2006, a new production sharing contract between SCS and the government of Guinea was executed (see Note 20). This is the contract we are now operating under to continue our work in Guinea as we at the same time are pursuing damages in our lawsuit against USOil.

5. OIL AND GAS ACCOUNTING POLICIES

Hyperdynamics follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, development and production of oil and gas reserves. Under this method, all costs including internal costs that are directly related to acquisition, exploration, and development activities are capitalizable as oil and gas property costs. Amortization of unproved property costs begins when the properties become proved or their values become impaired. Hyperdynamics assesses the realizability of unproved properties on at least an annual basis or when there has been an indication that an impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of Hyperdynamics to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Under full cost accounting rules for each cost center, capitalized costs of proved properties, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the "cost ceiling") equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10 percent, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserve could change in the near term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that impairment of oil and gas properties could occur. In addition, it is reasonably possible that impairment could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

6. ASSET RETIREMENT OBLIGATIONS

SFAS No. 143, “Accounting for Asset Retirement Obligations,” addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying cost of the asset. The company's asset retirement obligations consist of estimated costs for dismantlement, removal, site reclamation and similar activities associated with its oil and gas properties. An asset retirement obligation and the related asset retirement cost are recorded when an asset is first drilled, constructed or purchased. The asset retirement cost is determined and discounted to present value using a credit-adjusted risk-free rate. After initial recording, the liability is increased for the passage of time, with the increase being reflected as accretion expense in the statement of operations. Subsequent adjustments in the cost estimate are reflected in the asset retirement obligation liability and the amounts continue to be amortized over the useful life of the related long-lived asset.

The reconciliation of the beginning and ending asset retirement obligations for the period ending June 30, 2006 is as follows (in thousands):

Asset retirement obligation at June 30, 2005	$-
Liabilities incurred	12
Liabilities settled	-
Accretion expense	-
Asset retirement obligation at June 30, 2006	$12

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of June 30, 2006 and 2005 include the following:

	2006	2005
	(in Thousands)
Accounts payable	$436	$333
Accrued payroll and payroll related expenses	19	112
Accrued insurance	146	110
Accrued revenue interest payable	30
Taxes payable	6	2
Accrued warranty	-	1
	$637	$558

8. ACCOUNTS PAYABLE SEISMIC DATA

In February 2003, SCS agreed to pay $650,000 to Offshore Seismic Surveys, Inc. (OSS), an offshore seismic company, for OSS agreeing to release GHRC from the $550,000 due to OSS for the Guinea seismic data. The additional $100,000 as charged to expense in 2003. OSS maintains a lien on the ownership and sale of 1,000 kilometers of the seismic data acquired in 2002, for the $650,000 less any payments made on this amount.

Any user license sales proceeds generated from user licenses of the 2002 acquired data shall first go to payoff the $650,000 liability at a rate of 90 percent of gross user license sales proceeds for OSS and 10 percent for SCS until the $650,000 is paid in full. Any funding arrangement SCS enters into with respect to the Guinea PSA, whereby all rights and obligations under the PSA are transferred, shall cause the $650,000 to become immediately due upon signing and funding of such agreement.

9. INSTALLMENT NOTES PAYABLE

Installment notes payable consist of the following as of June 30:

	2006	2005
	(in Thousands)
Lease payable in approximately 6 equal remaining monthly installments of $1,693 including interest at 10% APR, and secured by electrical equipment	$-	$10

Vendor settlement payable in 9 equal monthly installments of $1,000 plus a balloon payment of $24,500 due May 1, 2006, no interest and no collateral	-	33

Lease/Purchase payable for acquisition of oil and gas operations center with 5 equal remaining monthly installments of $6,541.09 including interest of 12% APR, and secured by a metal building of approximately 7,000 sq. ft. located on about 7/10 of an acre of land	-	32

Directors and Officers Liability Insurance premium notes payable with $20,994 down and the balance in 9 monthly installments of $9,545. including interest of 5.5% APR for the period ended June 30, 2005;		105

Directors and Officers Liability Insurance premium notes payable with $23,800 down and the balance in 9 monthly installments of $10,866 including interest of 6.5% APR for the period ended June 30, 2006;	95

Workman's Compensation finance agreement payable with $10,117 down and balance in 9 monthly installments of $4,826	-	50

Auto insurance finance agreement payable with $7,000 down and balance in 9 monthly installments of $2,000 and $1,276 for 2006 and 2005, respectively.	11	17
	106	248
Less: current portion of long-term debts	(106)	(248)
Long-term portion	$-	$-

10. CONVERTIBLE NOTES PAYABLE

During the year ended June 30, 2006, the company entered into two note agreements. Both notes were repaid during the year. They are described below:

Convertible Note Payable

In August 2005, Hyperdynamics closed a private financing convertible note payable with Dutchess Private Equities Fund II, LP (Dutchess). The proceeds from the transaction were received in two tranches. The first tranche of $1,000,000 was received at closing and the second tranche of $500,000 was received upon the filing of a registration statement with the SEC. The registration statement was filed with the SEC in October 2005. Upon effectiveness of the registration statement, Dutchess may elect to receive loan payments in the form of stock at a conversion price based upon the prevailing market price of Hyperdynamics' common stock but in no event less than $1.00 per share. In conjunction with the transaction, Hyperdynamics issued a detachable warrant to Dutchess to purchase 500,000 shares of common stock at $1.00 per share. The relative fair value of the warrants was $305,000 and the intrinsic value of the conversion feature of the two tranches was $580,000. Effective February 9, 2006, Hyperdynamics has the option to enter into another debenture with Dutchess for an additional $1,500,000. During the quarter ending March 31, 2006 this note was converted into common stock.

Short Term Note Payable

In December 2005, Hyperdynamics issued 127,000 shares of stock with a market value of $240,030 and a non-interest bearing note to Dutchess in exchange for $640,000. Upon effectiveness of the aforementioned registration statement, Dutchess may elect to receive loan payments in the form of stock at a conversion price based upon the prevailing market price of Hyperdynamics' common stock. The intrinsic value of the conversion feature was $575,000. In June 2006 this note was paid off via the aforementioned conversion feature.

Hyperdynamics analyzed its convertible notes payable instruments for derivative accounting consideration under SFAS 133 and EITF 00-19. Hyperdynamics determined the conversion feature met the criteria for classification in stockholders' equity under SFAS 133 and EITF 00-19. Therefore, derivative accounting is not applicable for the convertible instruments.

The activity on the notes during the year ended June 30, 2006 is as follows:

Face value of debentures	$2,140,000
Less: Discount related to warrants	(305,000)
Discount related to conversion feature	(1,155,000)
Discount related to financing costs	(155,000)
Subtotal	525,000
Add: Amortization of discount	1,615,000
Total principal	2,140,000
Less payments:
Conversion to common shares	(1,893,000)
Cash payments	(247,000)
Balance of debentures at June 30, 2006	$-

11. CONVERTIBLE DEBENTURES

In June 2006, Hyperdynamics entered into a financing arrangement with Cornell Capital Partners, LP whereby Hyperdynamics received net proceeds of $5,440,000 in exchange for three debentures and warrants to purchase 955,000, 715,000 and 430,000 shares of our common stock at exercise prices of $2.50, $3.50 and $4.00 per share, respectively.

The first two debentures were funded at closing and upon the filing of a registration statement with the SEC, in June 2006. The third debenture of $1,800,000 was funded in August 2006 when the aforementioned registration statement became effective.

The debentures bear interest at an annual rate of 10% and are to be repaid in monthly installments of $175,000 plus interest. The debenture maturity date is June 19, 2009. The debentures may be converted into shares of our common stock at the option of the holder. The debentures are secured by substantially all of the assets of the company, except for the assets of our subsidiaries SCS Corp and SCS Guinea SARL and our assets and operations in the Republic of Guinea.

Hyperdynamics analyzed the convertible debentures for derivative accounting consideration under SFAS 133 and EITF 00-19. Hyperdynamics determined the conversion feature met the criteria for classification in stockholders' equity under SFAS 133 and EITF 00-19. Therefore, derivative accounting is not applicable for the convertible instruments.

The carrying value of the debentures at June 30, 2006 is as follows:

Face value of debentures	$4,000,000
Less: Discount related to warrants	(1,331,000)
Discount related to conversion feature	(759,000)
Add: Amortization of discount	32,000
Carrying value of debentures at June 30, 2006	$1,932,000

12. LETTER OF CREDIT

Hyperdynamics opened a Time Certificate of Deposit with Frost Bank on January 6, 2006 for an initial deposit amount of $75,000 securing a letter of credit. The purpose of the letter of credit is to serve as a guarantee the lease payments on Hyperdynamics' new office space in Sugar Land, TX. The letter of credit is guaranteed by a security interest in a certificate of deposit with Frost Bank that may not be redeemed until the letter of credit expires. There were no draws against this letter of credit as of June 30, 2006. The letter will not be renewed upon expiration and the funds will be free of restriction at that time. The term is 24 months and the maturity date is January 6, 2008.

13. INCOME TAXES:

Income taxes are not due since Hyperdynamics has had losses since inception. Hyperdynamics has net operating loss carryforwards of approximately $18,800,000 at June 30, 2006. Components of income tax expense for the years ended June 30, 2006, 2005 and 2004 are as follows:

	2006	2005	2004
Deferred Tax asset	$6,393,000	$4,389,000	$2,255,000
Increase in valuation allowance for deferred tax assets	(6,393,000)	(4,389,000)	(2,255,000)

Income tax expense	$-	$-	$-

Internal Revenue Section 382 restricts the ability to use these carryforwards whenever an ownership change as defined occurs. Hyperdynamics incurred such an ownership change on January 14, 1998 and again on June 30, 2001, As a result of the first ownership change, Hyperdynamics' use of net operating losses as of January 14, 1998 of $949,000 are restricted to $151,000 per year. The availability of losses from that date through June 30, 2001 of $3,313,000 are restricted to $784,000 per year. Losses in fiscal 2002 and beyond are not restricted. The net operating loss carryforwards expire from 2011 to 2026.

14. SHAREHOLDERS' EQUITY:

Series A and B Preferred Stock

Series A Convertible Preferred Stock was issued in January 2000 for net proceeds of $2,604,190. The stated value is $1,000 per share and par value is $.001. By terms of the agreement, it is convertible into Hyperdynamics' common stock at a price of the lower of the trading price when purchased at $5.25 or 80% of the current 5-day trading average. All or any of the stock may be converted at any time at the holder's option, and all shares outstanding as of January 30, 2002 were to be automatically converted. This series is non-voting and has a dividend rate of 4%, payable at conversion in either cash or shares of common stock, at Hyperdynamics' option. 1,055 shares were converted to common in 2000 and 2001. Hyperdynamics has not converted any of the Series A shares since fiscal 2001 because of claims filed in November 2001 in our lawsuit with the Series A shareholders. Since the outcome is not known and no conversion had been effected, Hyperdynamics continued to accrue the dividend through September 30, 2004. Management evaluated the accrual as of September 30, 2004, and considers the accrual as of that date to be adequate to cover the liability, if any, pursuant to the lawsuit.

As of June 30, 2004, $352,953 in dividends were accrued. In 2005 dividends of $19,445 were accrued resulting in total accrued Series A dividends of $372,398 as of June 30, 2005 and 2006. No dividends have been accrued in 2006.

22,725 shares of Series B Convertible Preferred Stock were issued for the acquisition of SCS Corporation on May 31, 2001. The stated value is $1,000 per share and the par value is $0.001. Each Series B share may vote 7,408 common shares for a total of 20,186,800 votes. The shares are convertible to common stock at the lesser of $0.135 or 50% of the current 5- day average trading price. Series B stockholders are entitled to a 4% cumulative dividend on the stated value, which is payable only upon conversion of the preferred stock. Dividends may be paid in stock or cash at Hyperdynamics' option. Dividends accrued on the Series B as of June 30, 2004 were $163,500. In 2005 dividends of $81,750 were accrued for the first three (3) quarters of FYE 2005, resulting in accrued dividends as of March 31, 2005 of $245,250. The board of directors approved the issuance of 87,715 shares of restricted common stock to pay the March 31, 2005 accrued series B dividend. Dividends were accrued for the fourth quarter leaving a balance of $27,250 as of June 30, 2005. In 2006 dividends of $109,000 were accrued. The resulting balance in accrued dividends was $136,000 as of June 30, 2006.

Accrued dividends on Series A and Series B stock as of June 30, 2005 totaled $ 508,000.

If all Preferred Series A and B shares were converted as of June 30, 2006, total common shares outstanding would be approximately 66,962,000 shares.

Common Stock

For exercise of options and warrants:

In November 2005, a warrant to purchase 25,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $12,500.

In December 2005, a warrant to purchase 25,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $12,500.

In February 2006, a warrant to purchase 20,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $10,000.

In February 2006, a warrant to purchase 510,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $255,000.

In February 2006, a warrant to purchase 300,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $150,000.

In March 2006, a warrant to purchase 100,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $50,000.

In April 2006, a warrant to purchase 100,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $50,000.

In April 2006, a warrant to purchase 25,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $12,500.

In June 2006, a warrant to purchase 25,000 shares of common stock at $0.50 per share was exercised for gross proceeds of $12,500.

In May 2006, the Company issued 2,563 shares of common stock upon the cashless exercise of a warrant to purchase 5,000 shares of common stock.

For services:
During the year ended June 30, 2006, Hyperdynamics issued 179,266 shares of common stock for consulting services valued at $397,000.

To repurchase working interest:

In February 2006, 197,416 shares of common stock were issued to four investors who had purchased 5% working interest in leases owned by Trendsetter Production Company, ( a wholly owned subsidiary of Hyperdynamics) in a transaction by which their working interest was returned to Trendsetter Production Company. The settlement was recorded at Hyperdynamics' common stock price as of the date of settlement, $581,000.

For options exercised associated with convertible note payable:

In August, 2005, Hyperdynamics entered into financing agreement in which an outside investor purchased a convertible note payable and a short-term note payable. (see note 10) In connection with the convertible note payable, Hyperdynamics issued a detachable warrant to purchase 500,000 shares of common stock at $1.00 per share. The exercise price was adjusted to $0.90 per share as a penalty for filing the S-1 to register the stock associated with the financing after a contractually stipulated date. These warrants were exercised for In February 2006 for $450,000.

For conversion of convertible notes payable:

1,488,817 shares of common stock were issued as conversion of principal payments of $1,313,000 and to pay interest of $27,000 on the convertible note payable (see Note 10) during February and March 2006. 204,028 shares of common stock were issued as conversion of principal payments of $580,000 on the short-term note payable (see Note 10). Thus, a total of 1,692,845 shares of common stock were issued associated with the payment of $1,695,000 of principal and interest on the financing agreement entered into during August 2005.

For cash:

During April and May 2006, 135,095 shares of common stock were sold at current market prices, which then ranged from $2.21 to $3.00 per share, for $387,000.

Beneficial conversion costs:

Hyperdynamics entered into a short-term note as described in Note 10 in December 2005. 127,000 shares of common stock with a market value of $240,000 were issued in conjunction with the note closing. The value of the stock issued is a component of the beneficial conversion feature associated with the transaction. Discounts related to the beneficial conversion feature and to the detachable warrant totaled $1,460,000.

During June 2006, Hyperdynamics entered into a convertible debenture agreement with another investor (see Note 11). Discounts related to the beneficial conversion feature and to the detachable warrant issued with these debentures totaled $2,100,000.

Thus, total discounts associated with the issuance of convertible notes payable and convertible debentures totaled $3,560,000.

15. STOCK OPTIONS AND WARRANTS

Hyperdynamics' Stock Option Plan provides for the grant of non-qualified options to directors, employees and consultants, and opportunities for directors, officers, employees and consultants to make purchases of stock in Hyperdynamics. In addition, Hyperdynamics issues stock warrants from time to time to employees, consultants, stockholders and creditors as additional financial incentives. The plans and warrant issuances are administered by the Board of Directors, who have substantial discretion to determine which persons, amounts, time, price, exercise terms, and restrictions, if any. Options differ from warrants in that the options awards are immediately exercisable and are assignable. In contrast, warrants have employment termination restrictions, vesting periods and are non-transferable.

During 2005, Hyperdynamics did not grant any compensatory warrants or options. In 2004, Hyperdynamics granted 2,360,000 warrants to consultants, which vested during 2004, 2005 and 2006. The compensation cost recognized for these warrants was $474,000, $1,833,000 and $1,518,000 for the years ended June 30, 2006, 2005 and 2004, respectively, based on the Black-Scholes option pricing model.

During 2006, 2005 and 2004, respectively, Hyperdynamics issued 640,000, 0 and 333,333 options or warrants to employees. The compensation cost recognized for this share-based compensation was $381,000, $0 and $266,000 for the years ended June 30, 2006, 2005 and 2004, based on the Black-Scholes option pricing model.

In addition to warrants and options issued to consultants and employees, warrants to purchase 2,939,373 shares were issued in conjunction with two convertible debenture arrangements in 2006 and investors purchased 3,732,403 warrants in conjunction with purchases of SCS preferred stock and Hyperdynamics common stock in 2005.

The weighted average fair value of the employee and consultant stock options and warrants vested during 2006, 2005 and 2004 was $1.26, $2.29 and $1.45, respectively. Variables used in the Black-Scholes option-pricing model include (1) risk-free interest rates ranging from 1% to 2.5%, depending on the grant dates and the expected lives of the options, (2) expected option life is the actual remaining life of the options as of the grant date, (3) expected volatility is the actual historical stock price fluctuation volatility and (4) zero expected dividends.

Summary information regarding options and warrants is as follows:

	Options	Weighted Average Share Price	Warrants	Weighted Average Share Price
Outstanding at year ended June 30, 2003	-	-	4,625,000	$1.16
Granted	-	-	6,425,736	1.31
Exercised	-	-	(3,412,333)	.28
Expired	-	-	(355,000)	.83
Outstanding at year ended June 30, 2004	-	-	7,283,403	$1.69
Granted	-	-	250,000.55
Exercised	-	-	(321,500)	.52
Expired	-	-	(600,000)	6.50
Outstanding at year ended June 30, 2005	-	-	6,611,903	$1.27
Granted	640,000	$1.30	2,600,000	2.72
Exercised	(5,000)	1.55	(1,630,000)	.62
Expired	-	-	(10,000)	.28
Outstanding at year ended June 30, 2006	635,000	$1.30	7,571,903	$1.90

Warrants outstanding and exercisable as of June 30, 2005
Exercise Price	Outstanding Number of Shares	Remaining Life	Exercisable Number of Shares
$ .23	800,000	2 years	800,000
.25	175,000	3 years	175,000
.28	10,000	1 year	10,000
.50	100,000	1 year	100,000
.50	1,992,000	2 years	1,392,000
2.00	3,534,903	2 years	3,534,903
	6,611,903		6,011,903

Warrants outstanding and exercisable as of June 30, 2006
Exercise Price	Outstanding Number of Shares	Remaining Life	Exercisable Number of Shares
$.23	800,000	1 year	800,000
$.25	175,000	2 years	175,000
$.50 - $1.00	962,000	1 year	962,000
$2.00	3,534,903	1 year	3,534,903
2.50	955,000	5 years	955,000
3.50	715,000	5 years	715,000
4.00	430,000	5 years	430,000
	7,571,903		7,571,903

Options outstanding and exercisable as of June 30, 2006
Exercise Price	Outstanding Number of Shares	Remaining Life	Exercisable Number of Shares
$1.00 - 1.49	400,000	1 year	40,000
$1.50 - 1.99	120,000	1 year	120,000
$2.00 - 2.49	115,000	3 years	115,000

	635,000		275,000

16. SEGMENT INFORMATION

Reportable segments

Hyperdynamics management has two reportable segments: SCS Corporation ("SCS") and its Louisiana operations (“HYD"). SCS is engaged in oil and gas exploration activities pertaining to offshore Guinea, West Africa. Additionally, to provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYD is engaged in oil and gas exploration and production activities in Louisiana, USA; it also provides some oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are valuated based on their segment's performance.

The following tables summarize certain balance sheet and income statement data about Hyperdynamics' reportable segments and corporate overhead:

Year ended June 30, 2006 (in Thousands)
	SCS	HYD	Corporate	Total
Revenues from external customers	$-	$656	$-	$656
Depreciation, Depletion and Amortization	31	116	19	167
Loss from Operations	(825)	(1,754)	(2,462)	(5,041)
Expenditures for long-lived assets	93	450	11	554

Year ended June 30, 2005 (in Thousands)
	SCS	HYD	Corporate	Total
Revenues from external customers	$3	$170	$-	$173
Depreciation, Depletion and Amortization	28	77	20	125
Loss from Operations	(529)	(1,508)	(2,863)	(4,900)
Expenditures for long-lived assets	889	958	17	1,864

Year ended June 30, 2004 (in Thousands)
	SCS	HYD	Corporate	Total
Revenues from external customers	$18	$10	$10	$38
Depreciation, Depletion and Amortization	24	19	18	61
Loss from Operations	(408)	(92)	(2,618)	(3,117)
Expenditures for long-lived assets	2,339	359	1	2,699

17. COMMITMENTS AND CONTINGENCIES

From time to time, Hyperdynamics and its subsidiaries are involved in a number of routine business disputes that may occur in the ordinary course of business. Hyperdynamics is unable to predict the outcome of such matters when they arise. Other than disputes currently disclosed under litigation, the company is unaware of any other disputes that exist and does not believe that the ultimate resolution of such matters would have a material adverse effect on the financial statements of Hyperdynamics.

Hyperdynamics is granted the option to terminate the lease on the current headquarters office lease at the end of month sixty (60) by providing the landlord with written notice not less than nine months prior to such termination date.

In addition, Hyperdynamics is involved in a dispute with its series A preferred shareholders over conversion rights to common stock and whether monetary damages are due for various claims against the preferred shareholders. The economic effects of and the probable outcome of this contingency are not known. Hyperdynamics' subsidiary, SCS, has $350,000 remaining of a contingent note payable due to Seacon Computer Systems Inc., the former owners of SCS Corporation's assets.

Hyperdynamics' subsidiary, SCS, has arrangements with one individual and one corporation to provide geological and geophysical services in exchange for Hyperdynamics common stock. This arrangement was temporarily put on hold beginning in July 2005. Should SCS continue with the 2002 PSA or proceed with rights to explore and exploit the concession off the coast of Guinea, Hyperdynamics may be obligated under these agreements to issue 41,250 - 46,250 shares per quarter, depending upon the price of Hyperdynamics common stock, or it may, at the company's option renegotiate or cancel such agreements going forward in any respect.

18. RELATED PARTY TRANSACTIONS

Related party transactions include payments to the CEO's brother, Michael Watts, as follows: during the year ended June 30, 2004, Michael Watts, the CEO's brother, received payment of $700,000 cash to pay for offering costs on private subscription agreements and warrants exercised. Additional offering costs will also be paid on 3,732,403 warrants purchased by private investors should they be exercised in the future. If all of these warrants were exercised, Mr. Watts would receive approximately $712,000 to pay these additional costs.

Additionally, warrants to purchase 1,200,000 shares of common stock with an exercise price of $.50 per share were issued to a company of which Michael Watts is president for public relations/investor relations services. The warrants vest quarterly from January 2004 through December 2005 and expire July 18, 2007. As of June 30, 2006 all of these warrants had vested. The value of the 1,200,000 warrants, as computed using the Black-Scholes model, was $2,257,000 of which $196,000, $1,101,000 and $960,000 was recognized in 2006, 2005 and 2004, respectively.

On February 9, 2005 the Audit Committee of Hyperdynamics Corporation, acting under the Audit Committee Charter adopted by the board of directors on October 18, 2005 (see Exhibit 14.1 hereunder), pre-approved a contract with Geoserve Marketing, an assumed name for Michael E. Watts, the brother of the Chief Executive Officer. The contract was executed by Trendsetter Production Company, (our wholly owned subsidiary) with Geoserve Marketing. Under the Agreement Geoserve Marketing was to sell up to 49% of the working interest in certain oil and gas properties owned by Trendsetter. At $55,000 per point, this was to bring in gross proceeds of $2,695,000 once sold out. Geoserve Marketing was given the responsibilities to sell working interest on the company's oil and gas leases; obtain executed documents for such sales as required by the company; help prepare the marketing materials for working interest sales; obtain investor non-disclosure agreements and other representations from all prospective non-operators; obtain a check or wired funds from and signatures of non-operators on all pertinent operating agreement forms; pay expenses for working interest promotion including but not limited to any brokerage fees and referral fees. Trendsetter agreed to pay 20% of the proceeds to Geoserve Marketing in return for these services. On June 30, 2005, the independent audit committee pre-approved an extension of the working interest sales contract through July 30, 2005. As of June 30, 2005, 18.5% working interest, or $1,017,500, had been sold and Geoserve Marketing had been paid promotion fees of $204,000.

On July 29, 2005, the audit committee pre-approved that Trendsetter Production Company may extend the term of the contract with Geoserve Marketing until a total of gross sales of $2,695,000 has occurred or it has been determined that HYDR is cash flowing, as a whole, or the company otherwise reaches a cash position net of current liabilities equal to at least $1,500,000 with projected cash surplus to last a minimum of one year based on current operations. As of June 30, 2006, and additional 16.5% or $908,000 had been sold and an additional $181,000 in promotion fees have been paid to Geoserve Marketing. Total fees paid in conjunction with this arrangement were $385,000.

On May 9, 2005, Harry James Briers, Executive Vice President, requested and obtained pre-approval from the audit committee to rehire Mr. Jeremy Driver (son-in-law of Michael E. Watts, brother of the Chief Executive Officer), a past employee of Hyperdynamics Corporation, to work as General Manager for HYD Resources Corporation. Mr. Driver had just been honorably discharged from the United States Air Force with the rank of Lieutenant. The audit committee approved the request and Mr. Driver was hired by Mr. Briers at an initial salary of $45,000 annually.

In September, 2006, Harry James Briers, Executive Vice President, requested and obtained pre-approval from the Audit Committee to give Christopher M. Watts, a related party of Mr. Kent Watts, our CEO, a bonus for work performed in Guinea and a raise in pay as the company's Investor Relations Coordinator. He received a bonus of $2,000 and a raise from $29,000 annually to $32,480 annually. The raise of $3,480 represents a 12% increase.

In October, 2006, the Company hired Glen Driver as a manager in our Louisiana operations. Mr. Driver is the father of Jeremy Driver, a related party of Mr. Kent Watts, our CEO. The audit committee pre-approved the hiring in accordance with the Company's conflict of interest policy.

19. SUBSEQUENT EVENTS

New 2006 Production Sharing Contract (2006 PSC) Between the Republic of Guinea and SCS

Under the new 2006 PSC signed on September 22, 2006, SCS has the following obligations:

a.	The 2006 PSC specifies royalties and production sharing if oil and/or gas is discovered.

b.
During the first exploration period that started on September 22, 2006, SCS must perform 2-D or 3-D seismic and other work on the seismic to be acquired. The estimated expenditure is $10,000,000. The completion of the work exempts SCS from the expenditure obligation. SCS has 2 years with two 1 year extensions provided for in the 2006 PSC or a minimum of 4 years to complete the work in the first exploration period.

c.
During the second exploration period, SCS is required to drill at least two exploratory wells at an estimated cost of $15 to $20 million each. The time frame for SCS has to complete this requirement is at least four years with a four year extension or 8 years.

d.
SCS may conduct second exploration period work during the first exploration period and the work performed will accrue to the requirement of the second exploration period. SCS has at least 12 years to complete its work obligations and the completion of any of our work obligations will exempt us from the expenditure obligation.

e.
Upon a commercial discovery, SCS can choose a 500 square kilometer area as an exploitation area and SCS may have as many exploitation areas as it decides. Each well within an exploitation area will have a separate 25 year exploitation term with two 10 year extensions (by SCS showing the well can still be produced) for a total of 45 years total to produce each producing well.

Debt Conversion

In August and September 2006, the holder of our convertible debentures elected to convert a portion of the convertible debentures into our common stock. $2,125,000 of debt was converted through the issuance of 1,062,000 shares of our common stock.

20. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The following supplemental information regarding the oil and gas activities of the Hyperdynamics is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Standards (“SFAS”) No. 69, Disclosures About Oil and Gas Producing Activities. Since there were no proved reserves the oil and gas properties located in the Republic of Guinea, the following supplemental information only include the oil and gas activities in Louisiana, USA.

The following estimates of reserve quantities and related standardized measure of discounted net cash flows are estimates only, and are not intended to reflect realizable values or fair market values of the Hyperdynamics' reserves. The Hyperdynamics emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than producing oil and gas properties. Additionally, the price of oil has been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and these changes may be significant.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on a year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.

Proved Reserves

The following reserve schedule summarizes the Hyperdynamics' net ownership interests in estimated quantities of proved oil reserves and changes in proved reserves, all of which are located in the continental United States. Reserve estimates for crude oil contained below were prepared by Ryder Scott Company, L.P. independent petroleum engineers.

	JUNE 30, 2006
PROVED RESERVES AS OF:	OIL (BARRELS)	GAS (MMCF)
Beginning of the period (1)	-	-
Revisions of previous estimates	-	-
Extensions, discoveries and other additions	57,514	-
Production	(13,869)	-
Purchase (Sales) of minerals in place	(2,040)	-
End of the year	41,605	-

Oil and Gas Operations

Costs Incurred in Oil and Gas Activities

Costs incurred in connection with the Hyperdynamics' crude oil and natural gas acquisition, exploration and development activities for each of the years are shown below:

USA	YEAR ENDED JUNE 30, 2006	YEAR ENDED JUNE 30, 2005
Property acquisition costs:
Proved	$$2,000	$-
Unproved	17,000	17,000
Total acquisition costs	19,000	17,000
Exploration costs	261,000	568,000
Development costs	141,000	90,000
Purchase of reserves	-	65,000
Cost Recovery (sales of working interests)	(421,000)	(740,000)
Total US operations	$-	$-

REPUBLIC OF GUINEA	YEAR ENDED JUNE 30, 2006	YEAR ENDED JUNE 30, 2005
Property acquisition costs:
Proved	$-	$-
Unproved	-	-
Total acquisition costs	-	-
Exploration costs	66,000	590,000
Development costs	-	-
Purchase of reserves	-	-
Cost Recovery (sales of working interests)	-	-
Total Republic of Guinea operations	$66,000	$590,000

Aggregate Capitalized Costs

Aggregate capitalized costs relating to the Hyperdynamics' crude oil and natural gas producing activities, including asset retirement costs and related accumulated DD&A, as of June 30 are shown below.

USA	2006	2005
Unproved oil and gas properties	$738,000	$585,000
Proved oil and gas properties	423,000	155,000
Oilfield equipment	467,000	615,000
Cost Recovery (sales of working interests)	(1,161,000)	(740,000)
Total oil and gas properties	467,000	615,000
Accumulated DD&A	(169,000)	(124,000)
Net capitalized costs in the US	$298,000	$491,000

REPUBLIC OF GUINEA

Unproved oil and gas properties	$4,139,000	$4,073,000
Proved oil and gas properties	-	-
Oilfield equipment	-	-
Cost Recovery (sales of working interests)	-	-
Total oil and gas properties	4,139,000	4,073,000
Accumulated DD&A	-	-
Net capitalized costs in the Republic of Guinea	4,139,000	4,073,000
Total net capital costs	$4,437,000	$4,564,000

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table presents the standardized measure of future net cash flows from proved oil reserves in accordance with SFAS No. 69. All components of the standardized measure are from proved reserves, all of which are located within the continent of the United States. As prescribed by this statement, the amounts shown are based on prices and costs at June 30, 2006 and 2005, and assume continuation of existing economic conditions. Future income taxes are based on year-end statutory rates, adjusted for tax credits. A discount factor of 10 percent was used to reflect the timing of future net cash flows. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred through the remaining lives of the fields. Accordingly, the estimates of future net revenues from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimated to be incurred in developing and producing the estimated proved oil reserves, the results are not necessarily indicative of the fair market value of estimate proved reserves, and the results may not be comparable to estimates by other oil producers.

JUNE 30,
2006
Future cash inflows	$2,963,000
Future production costs	(1,690,000)
Future development costs	-
Future income tax expenses	(339,000)
Future net cash flows	934,000
10% annual discount for estimated timing of cash flows	(80,000)
Standardized measure of discounted future net cash flows at the end of the year	$854,000

The standardized measure of discounted future net cash flows as of June 30, 2006 and 2005 was calculated using prices in effect as of that date. See the following table for average prices.

JUNE 30,
2006

Average crude oil price per Barrel	$69.44

Sources of Changes in Discounted Future Net Cash Flows

Principal changes in the aggregate standardized measure of discounted future net cash flows attributable to the Hyperdynamics' proved crude oil reserves, as required by SFAS No. 69, at year end are set forth in the table below (in thousands). Since there were no productions or proved reserves for the year ended 2004 and minimal oil production volume for the year ended June 30, 2005, no data is available to compute the changes in discounted future cash flows for year ended June 30, 2005.

YEAR ENDED JUNE 30, 2006
Standardized measure of discounted future net cash flows at the beginning of the year	$-
Net changes in prices and production costs	(55,000)
Changes in estimated future development costs	-
Sales of oil and gas produced, net of production costs	222,000
Extensions, discoveries and improved recovery, less related costs	364,000
Purchases (sales) of minerals in place	(9,000)
Revisions of previous quantity estimates	261,000
Previously estimated development costs incurred	-
Net change in income taxes	(72,000)
Accretion of discount	143,000
Standardized measure of discounted future net cash flows at the end of the year	$854,000

HYPERDYNAMICS CORPORATION
Consolidated Balance Sheets
(In thousands, except number of shares and per share amounts)
(Unaudited)

	March 31,	June 30,
	2007	2006

ASSETS
Current assets
Cash	$1,815	$3,435
Restricted certificate of deposit	75	75
Accounts receivable, net of allowance for doubtful accounts of $44 and $13	67	58
Inventories, net	13	-
Prepaid expenses and other current assets	77	202

Total current assets	2,047	3,770

Property and equipment, net of accumulated depreciation of $136 and $125	264	93
Oil and gas properties, using full cost accounting, net of accumulated depreciation and depletion of $210 and $169	4,438	4,437
Deposits	7	3

Total assets	$6,756	$8,303

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$13	$106
Accounts payable and accrued expenses	787	637
Accounts payable seismic data	650	650
Asset retirement obligation	12	12
Deferred gain	159	159
Convertible debentures, net of discount of $1,993 and $2,444	7	1,556
Dividends payable	372	372
Dividends payable to related party	218	136

Total current liabilities	2,218	3,628

Deferred rent	109	67

Total liabilities	2,327	3,695

Commitments and contingencies	-	-
Shareholders' equity
Convertible preferred stock, par value $0.001; 20,000,000 shares authorized
Series A - 1,945 shares issued and outstanding	-	-
Series B - 2,725 shares issued and outstanding	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized, 48,677,422 and 46,132,595 shares issued and outstanding	49	46
Additional paid-in capital	38,301	31,627
Accumulated deficit	(33,921)	(27,065)

Total shareholders' equity	4,429	4,608

Total liabilities and shareholders' equity	$6,756	$8,303

(See accompanying notes to consolidated financial statements)

HYPERDYNAMICS CORPORATION
Consolidated Statements of Operations
(In thousands, except number of shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,			Nine Months Ended March 31,
	2007	2006		2007	2006

Revenues	$113		$134	$780	$329

Operating Expenses
Lease operating costs	81		36	204	489
Severance taxes	13		5	83	21
Other operational costs	175		189	576	985
Depreciation, depletion and amortization - oil gas properties	23		143	68	192
Selling, general and administrative, including depreciation expense of $18, $16, $40 and $40	1,927		1,043	5,414	2,816
Total Operating Expenses	2,219		1,416	6,345	4,503

LOSS FROM OPERATIONS	(2,106)		(1,282)	(5,565)	(4,174)

Other Income (Expense)
Interest income	23		-	81	2
Interest expense	(54)		(1,150)	(1,326)	(1,314)
Gain on settlement	28		-	28	135
Gain(loss) from disposition of assets	-		(361)	8	(361)

NET LOSS	(2,109)		(2,793)	(6,774)	(5,712)

Preferred stock dividend	(28)		(27)	(82)	(82)
Deemed dividend	(333)		-	(333)	-
Net loss chargeable to common shareholders	$(2,470)	$$	(2,820)	$(7,189)	$(5,794)

Basic and diluted loss per common share	$(0.05)		$(0.06)	$(0.15)	$(0.14)
Weighted average shares outstanding	48,323,566		43,880,008	47,422,094	42,468,964

(See accompanying notes to consolidated financial statements)

HYPERDYNAMICS CORPORATION
Consolidated Statements of Cash Flows
(In thousands, except number of shares and per share amounts)
(Unaudited)

	Nine months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,774)	$(5,712)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	108	231
Shares issued for services	383	153
Options and warrants expense	1,618	651
(Gain)loss on disposition of assets	(8)	361
Gain on settlement	(28)	(135)
Bad debt expense	31	202
Amortization of discount and financing costs on convertible debenture	1,081	1,110

Changes in operating assets and liabilities:
Accounts receivable	(9)	(202)
Accounts receivable - recovery from working interest	(31)	(30)
Inventories	(13)	4
Prepaid expenses and other current assets	95	80
Accounts payable and accrued expenses	178	354
Deferred rent	42	-

Net cash provided in operating activities	(3,327)	(2,933)

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in restricted cash	-	(10)
Investment in oil and gas properties	(96)	(385)
Purchase of property and equipment	(182)	(63)
Proceeds from the sale of assets	36	-
(Payment) return of deposits	(5)	20
Proceeds from sale working interest in oil and gas properties, net	-	726

Net cash provided by (used in) investing activities	(247)	288

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	940
Proceeds from warrant exercises, net	226	-
Proceeds from convertible notes	1,820	1,981
Proceeds from installment debt	58	78
Payments on short-term note payable	-	(187)
Payments on installment debt	(150)	(265)

Net cash provided by financing activities	1,954	2,547

Net increase (decrease) in cash	(1,620)	(98)
Cash at beginning of period	3,435	259

Cash at end of period	$1,815	$161

(See accompanying notes to consolidated financial statements)

HYPERDYNAMICS CORPORATION
Consolidated Statements of Cash Flows (Continued)
(In thousands, except number of shares and per share amounts)
(Unaudited)

	Nine Months Ended March 31,
	2007	2006
SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$408	$112
Income taxes paid in cash	-	-

NON-CASH TRANSACTIONS

Conversion of notes payable to common stock	$4,000	$-
Payment of preferred stock dividends in common shares	82	82
Debt discount on convertible debt	450	1,465
Deemed dividend	333
Reclassification of downpayment made in prior year to property and equipment	30	-
Geological/Geophysical work on unproved properties paid with equity-based compensation	-	37

(See accompanying notes to consolidated financial statements)

HYPERDYNAMICS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. Basis of Presentation

The unaudited consolidated financial statements of Hyperdynamics Corporation ("Hyperdynamics") have been prepared in accordance with accounting principles generally accepted in the United States and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Hyperdynamics' latest Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year 2006 as reported in the Form 10-K, have been omitted.

2. Reclassifications.

Certain amounts in the 2006 financial statements have been reclassified to conform with the 2007 financial statement presentation.

3. Convertible Debentures

In June 2006, Hyperdynamics entered into a financing arrangement with Cornell Capital Partners, LP (“Cornell”) whereby Hyperdynamics received net proceeds of $5,440,000 in exchange for three debentures and warrants to purchase 955,000, 715,000 and 430,000 shares of our common stock at exercise prices of $2.50, $3.50 and $4.00 per share, respectively.

The first two debentures were funded at closing and upon the filing of a registration statement with the SEC, in June 2006. The third debenture of $1,800,000 was funded in August 2006 when the aforementioned registration statement became effective.

The debentures bear interest at an annual rate of 10% and are to be repaid in monthly installments of $175,000 plus interest. The debentures may be converted into shares of our common stock at the option of the holder. The debentures are secured by substantially all of the assets of the company, except for the assets of our subsidiaries SCS Corp and SCS Guinea SARL and our assets and operations in the Republic of Guinea.

Hyperdynamics analyzed the convertible debentures for derivative accounting consideration under SFAS 133 and EITF 00-19. Hyperdynamics determined the conversion feature met the criteria for classification in stockholders' equity under SFAS 133 and EITF 00-19. Therefore, derivative accounting is not applicable for the convertible instruments.

During the six months ended December 31, 2006, Cornell converted $4,000,000 of their debentures to 2,000,000 shares of Hyperdynamics common stock.

The carrying value of the debentures as of March 31, 2007 is as follows (in thousands):

Face value of debentures	$6,000
Less: discount related to warrants	(1,331)
discount related to conversion feature	(1,219)
financing costs	(560)
Subtotal	2,890
Add: amortization of discount	1,117
Total principal	4,007
Less payments:
Conversion to common shares	(4,000)
Carrying value of note at March 31, 2007	$7

4. Deemed Dividend

In March 2007 the Company modified the terms of certain warrants previously issued between October 2003 and March 2004.  The term and price of the warrants, originally 3 years and $2.00, respectively, were changed to 5 years and $4.00, respectively.  The modification resulted in a deemed dividend which was calculated using the Black-Scholes method assuming volatility of between 110% and 135% and a risk adjusted interest rate of 5%.

5. Segment Information

Reportable segments

Hyperdynamics has two reportable segments: SCS Corporation ("SCS") and its Louisiana operations ("HYDR"). SCS is engaged in oil and gas exploration activities offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYDR is engaged in oil and gas exploration and production activities in Louisiana, USA; it also provides oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are evaluated based on their segment's performance.

The following tables summarize certain balance sheet data as of March 31, 2007 and June 30, 2006 and income statement data about Hyperdynamics' reportable segments and corporate overhead for the three and six months ended December 31, 2006 and 2005:

	SCS	HYDR	Corporate	Total
Segment assets
As of March 31, 2007	$4,288,000	$505,000	$1,963,000	$6,756,000
As of June 30, 2006	4,175,000	457,000	3,671,000	8,303,000

Nine months ended March 31, 2007
Revenues from external customers	-	780,000	-	780,000
Depreciation, depletion and amortization - oil and gas properties	-	68,000	-	68,000
Depreciation - administration	18,000	-	22,000	40,000
Loss from operations	(2,151,000)	(493,000)	(2,921,000)	(5,565,000)
Expenditures for long-lived assets	81,000	66,000	131,000	278,000
Three months ended March 31, 2007
Revenues from external customers	-	113,000	-	113,000
Depreciation, depletion and amortization - oil and gas properties	-	23,000	-	23,000
Depreciation - administration	8,000	-	10,000	18,000
Loss from operations	(896,000)	(273,000)	(937,000)	(2,106,000)
Expenditures for long-lived assets	5,000	11,000	13,000	29,000

Nine months ended March 31, 2006
Revenues from external customers	-	329,000	-	329,000.
Depreciation, depletion and amortization - oil and gas properties	-	192,000	-	192,000
Depreciation - administration	22,000	-	17,000	40,000
Loss from operations	(517,000)	(1,636,000)	(2,021,000)	(4,174,000)
Expenditures for long-lived assets	76,000	401,000	8,000	485,000
Three months ended March 31, 2006
Revenues from external customers	-	134,000	-	134,000
Depreciation, depletion and amortization - oil and gas properties	-	143,000	-	143,000
Depreciation - administration	8,000	-	8,000	16,000
Loss from operations	(181,000)	(441,000)	(660,000)	(1,282,000)
Expenditures for long-lived assets	3,000	50,000	4,000	57,000

FORM S-1
POST EFFECTIVE AMENDMENT NUMBER 2
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our offering expenses are estimated to be:

Amount Paid or be Paid (1)
SEC registration fee	$1,210.00

Printing and engraving cost	1,000.00
Attorneys' fees	25,000.00
Accounting fees	10,000.00
Transfer agent and registrar cost	1,000.00
Edgar service provider cost	3,000.00
Miscellaneous	1,000.00

Total	$42,210.00
_____________________

(1) The amounts set forth are all estimates.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law Code provides for indemnification as follows:

§ 145.  Indemnification of officers, directors, employees and agents; insurance.

a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Our Bylaws provide for indemnification. Our Bylaws--ARTICLE IV, as follows:

1.  INDEMNIFICATION. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim: provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article IV shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

2.  INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IV of the by-laws.

3.  DEFINITIONS.  For purposes of this Article IV, reference to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on. or involves services by. such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IV.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the 3 year period ended May 16, 2007 we issued unregistered securities in transactions summarized below.

In January-March 2004, we sold 7,376,090, shares of common stock to 84 investors for an aggregate of $5,664,614. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In February-April 2004, we issued 125,000 shares of common stock to one vendor for services rendered. We valued these transactions at $252,188. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April 2004, we issued 2,333,333 shares of common stock to employees upon cashless exercise of options. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April 2004, we issued 32,328 shares of common stock to person upon the acquisition of assets. We valued these transaction at $93,750. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April-June 2004, we issued 70,822 shares of common stock to four vendors for services rendered. We valued these transactions at $182,789. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April-June 2004, we issued 55,000 shares of common stock to two investors who exercised warrants for $15,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In August-September 2004, we sold 22,50 shares of common stock to two investors for an aggregate of $8,125. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In September 2004, we issued 46,250 shares of common stock to two vendors for services rendered. We valued these transaction at $99,750. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In December 2004, we issue 33,250 shares of common stock to two vendors for services rendered. We valued these transactions at $136,238. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In October-November 2004, we sold 260,000 shares of common stock to two investors for an aggregate of $140,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In March 2005, we issued 101,480 shares of common stock to acquire assets from two persons. We valued these transactions at $281,250. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In March 2005, we sold 28,000 shares of common stock to two investors for an aggregate of $14,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In January-March 2005, we issued 81,616 shares of common stock to 15 employees and vendors for services rendered. We valued these transactions at $191,044. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2005, we issued 87,715 shares of common stock to one investor as a dividends on preferred stock. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2005, we issued 10,012 shares of common stock to one vendor for services rendered. We valued these transactions at $21,126. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In June 2005, we sold 11,000 shares of common stock to one investor for $5,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

During August 2005, we sold a convertible denture and a warrant to on investor who paid us the gross amount of $1 million when we signed the agreements and Dutchess paid us an additional $500,000 a short time later. The warrant has been exercised and the debenture has been converted. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In June 2003, we issued an aggregate of 150,000 options to one vendor for services rendered. These options had an exercise price of $0.50 per share with an expiration of June 2005. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In July-December 2003, we issued an aggregate of 197,500 options to one vendor for services rendered. These options had an exercise price of $0.25 per share with a pro rata expiration of December 2008. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In December 2003, we issued an aggregate of 2,000,000 options to five vendors for services rendered. These options had an exercise price of $0.50 per share with an expiration of June 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In October 2003- March 2004, we issued an aggregate of 3,534,903 to 102 investors concurrent with purchase of common stock. These options had an exercise price of $2.00 per share with a expirations of October 2006-March 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In August 2005 we issued to one investor a convertible debenture that was convertible into 1,500,000 shares, and a warrant to purchase 500,000 shares with an exercise price Of $1.00 per share. We received the aggregate amount of $1,500,000 for these securities. In December 2005 we issued to the same investor an option to purchase 127,000 shares at an exercise price of $1.89 per share as partial consideration for a loan. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2005, we issued 30,000 shares of common stock to one vendor for services rendered. We valued this transaction at $52,200. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2005, we issued 25,000 shares of common stock to one investor who exercised warrants for $12,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In December 2005, we issued 127,000 shares of common stock to a lender in partial consideration of a loan to us of $500,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2005, we issued 24,351 shares of common stock to our directors as compensation. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In January 2006, an investor exercised 25,000 options. The exercise price was $12,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In November 2005, we issued 40,000 options to Seacon Computer Systems Inc. These options have an exercise price of $0.01 per share and expire in one year. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In December 2005, we issued 10,000 options to one employee as compensation. These options have an exercise price of $1.55 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In December 2005, we issued 500,000 options to two employees as compensation. These options have an exercise prices from $1.00 per share to $1.55 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In February March and April 2006, one investor exercised warrants with an exercise price of $0.50 per share to acquire 1,030,000 shares of common stock for an aggregate exercise price of $515,000. We issued these shares to the investor. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In February 2006, one investor exercised warrants with an exercise price of $0.50 per share to acquire 20,000 shares of common stock for an aggregate exercise price of $10,000. We issued these shares to the investor. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In March 2006, one investor exercised options to purchase 25,000 shares and we received $12,500 as consideration. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investor was an accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor were knowledgeable about our operations and financial condition.

In December 2005 through June 2006, we issued 30,000 shares to one vendor as compensation for services rendered that we valued at approximately $125,000.

In February 2006, we issued an aggregate of 197,146 shares to buy back oil and gas working interests from owners. We valued these transactions at $2.39 per share. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In February 2006, we issued 300,000 shares of restricted common stock to investors upon the exercise of options. We received an aggregate of $150,000 in exercise proceeds. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In June 2006, one investor exercised options to purchase 25,000 shares of stock and paid us $12,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investor was an accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor were knowledgeable about our operations and financial condition.

In May 2006, we issued 75,000 options to three employees as compensation. These options have an exercise price of $2.09 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In April 2006, we issued 40,000 options to three employees as compensation. These options have an exercise price of $2.09 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In July 2006, we issued 134,999 options to seven employees as compensation. These options have an exercise price of $2.15 per share and expire in three years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In June 2006, we entered into a financing arrangement with Cornell Capital Partners, LP whereby we received net amount of $1,800,000 by selling a convertible debenture to Cornell. The debenture has a fixed conversion price of $2.00 per share and matures in 2009. In connection with the Cornell transaction, we issued a total of 3 warrants expiring in 2011 Cornell as follows:

(a)	one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share

(b)	one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share

(c)	one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share.

Later in June 2006, we entered into a financing arrangement with Cornell Capital Partners, LP whereby we received net amount of $1,800,000 by selling a convertible debenture to Cornell. The debenture has a fixed conversion price of $2.00 per share and matures in 2009.

In July 2006, we issued options to purchase 40,000 shares of common stock to three employees as compensation. These options have an exercise price of $2.08 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In August 2006, we issued an option to purchase 40,000 shares of common stock to an employee as compensation. This option has an exercise price of $2.20 per share and expires in three years. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In October 2006, we issued an option to purchase 25,000 shares of common stock to an employee as compensation. This option has an exercise price of $2.88 per share and expires in three years. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In October 2006, we issued options to purchase 40,000 shares of common stock to three employees as compensation. These options have an exercise price of $2.74 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In October 2006, we issued an option to purchase 40,000 shares of common stock to an employee as compensation. This option has an exercise price of $2.74 per share and expires in three years. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In November 2006, one investor exercised warrants to purchase 12,500 shares of common stock and paid us $25,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In November 2006, one investor exercised a warrant to purchase 5,000 shares of common stock and paid us $10,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In November 2006, one investor exercised warrants to purchase 2,110 shares of common stock and paid us $4,220. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

Also in November 2006, another investor exercised a warrant to purchase 2,110 shares of common stock and paid us $4,220. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In January 2007, we issued options to purchase 65,000 shares of common stock to two employees as compensation. These options have an exercise price of $2.23 per share and expire in three years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In January 2007, we issued options to purchase 40,000 shares of common stock to three directors as compensation. These options have an exercise price of $2.23 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In January 2007, we issued 41,400 shares of common stock to one investor who exercised warrants for $82,800. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In January 2007, we issued 80,669 shares of common stock to a consultant upon cashless exercise of warrants. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In February 2007, we issued 31,778 shares of restricted common stock to a consultant for services rendered. The services were valued at $63,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In April 2007, we issued options to purchase 65,000 shares of common stock to two employees as compensation. These options have an exercise price of $2.00 per share and expire in three years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In April 2007, we issued options to purchase 40,000 shares of common stock to three directors as compensation. These options have an exercise price of $1.90 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In April 2007, we issued 200,000 shares of common stock to one investor who exercised warrants for $100,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In March 2007, we issued a warrant to purchase 300,000 shares of common stock at $5.00 per share to an employee in conjunction with his employment agreement. This warrant expires three years from the date it vests. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In March 2007, we modified the terms of previously issued investors’s warrants by extending their expiration dates for an additional two years and repricing the exercise price by increasing the exercise price to $4.00 per share from $2.00 per share. Approximately 90 warrants to purchase an aggregate of 3,471,783 shares of common stock were effected, which had original expiration dates ranging from October 2006 to March 2007. These approximately 90 warrants now have an exercise price of $4.00 per share and expire on dates ranging from October 2009 to March 2010. The warrant holders did not pay any consideration for the extension and repricing. These transactions were made in reliance upon exemptions from registration under Securities Act Section 3(a)(9) and Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter or solicitation firm participated in, nor did we pay any commissions or fees to any underwriter or solicitation firm, in these transactions. These transactions did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In April 2007, we issued 25,000 shares of restricted common stock to a consultant for services rendered. The services were valued at $40,000. This transaction was made in reliance upon exemptions from registration under Section4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

In April 2007, we issued options to purchase 50,000 shares of common stock to a consultant as compensation. These options have an exercise price of $5.00 per share and expire three years from the vesting date. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)
Exhibit Number	Description

1.1	Placement Agent Agreement -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

3.1	Articles of Incorporation as amended -- Incorporated by reference to our Form 10-KSB/A filed May 16, 2005.

3.2	By-laws as amended -- Incorporated by reference to our Form 10-KSB/A filed May 16, 2005.

4.1	Form of Common Stock Certificate -- -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

4.2	Form of Series A Preferred Stock Certificate -- Incorporated by reference to our Form SB-2 filed February 5, 2000, as amended.

4.3	Form of Series B Preferred Stock Certificate -- Incorporated by reference to our Form 8-K filed June 15, 2001.

4.4	Cornell First Convertible Debenture---Incorporated by reference to our Form 8-K filed June 23, 2006.

4.5A	Cornell Second Convertible Debenture---Incorporated by reference to our Form 8-K filed June 23, 2006.

4.5B	Cornell Third Convertible Debenture--- Incorporated by reference to our Form POS AM filed October 24, 2006.

4.6	Cornell First Warrant---Incorporated by reference to our Form 8-K filed June 23, 2006.

4.7	Cornell Second Warrant---Incorporated by reference to our Form 8-K filed June 23, 2006.

4.8	Cornell Third Warrant---Incorporated by reference to our Form 8-K filed June 23, 2006.

4.9	Cornell Registration Rights Agreement---Incorporated by reference to our Form 8-K filed June 23, 2006.

5.1	Opinion re: legality -- provided herewith.

10.1	Dutchess Global Amendment -- Incorporated by reference from 8-K filed August 18, 2005

10.2	Dutchess Subscription Agreement -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

10.3	Dutchess Investment Agreement -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

10.4	Dutchess Equity Line of Credit Registration Rights Agreement -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

10.5	Dutchess Irrevocable Transfer Agent Instructions -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

10.6A	Employment Agreement of Kent Watts, and addendum thereto -- Incorporated by reference to our Form 8-K filed August 18, 2006.

10.6B	Employment Agreement of Harry Briers and addendum thereto -- Incorporated by reference to our Form 10-K filed October 13, 2006 .

10.7	2002 Production Sharing Agreement (PSA) -- Incorporated by reference to our Form 8-K filed July 28, 2005.

10.8	2006 Production Sharing Contract (PSC) -- Incorporated by reference to our Form 8-K filed September 28, 2006.

10.9	Farmout Agreement -- Incorporated by reference to our Form 8-K filed December 20, 2002.

10.10	CFO Agreement -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

10.11	Cornell Securities Purchase Agreement---Incorporated by reference to our Form 8-K filed June 23, 2006.

10.12	Cornell Amendment to the Securities Purchase Agreement---Incorporated by reference to our Form 8-K filed June 23, 2006.

10.13	Cornell Parent Security Agreement---Incorporated by reference to our Form 8-K filed June 23, 2006.

10.14	Cornell Subsidiary Security Agreement---Incorporated by reference to our Form 8-K filed June 23, 2006.

10.15	Cornell Irrevocable Transfer Agent Instructions---Incorporated by reference to our Form 8-K filed June 23, 2006.

10.16	Cornell Investment Agreement for equity line of credit-- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

23.1	Consent Of Consent Of Independent Registered Public Accounting Firm--Provided herewith.

23.2	Consent of Counsel (see Exhibit 5.1).

23.3	Consent of Ryder Scott Company, L.P.- provided herewith.

99.1	Map of Guinea lease - Incorporated by reference to our Form 8-K filed September 28, 2006.

99.2	Map of Louisiana leases -- Incorporated by reference to our Form S-1 filed January 12, 2006, as amended.

(B)

FINANCIAL STATEMENT SCHEDULES

The financial statement schedules required by this item are set forth in the notes to our financial statements set forth on page 57 and F-1.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

i. If the registrant is relying on Rule 430B (?230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on May 23, 2007.

HYPERDYNAMICS CORPORATION
May 23, 2007
By: /s/ Kent Watts
Kent Watts
Chairman of the Board,
Director,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kent Watts Kent Watts	Chairman of the Board, Director, President, and Chief Executive Officer	May 23, 2007

/s/ Harold A. Poling Harold A. Poling	Director	May 23, 2007

/s/ Harry J. Briers Harry J. Briers	Director, Chief Operating Officer and Executive Vice-president	May 23, 2007

/s/ Al Young Al Young	Director	May 23, 2007

/s/ Steven M. Plumb Steven M. Plumb	Chief Financial Officer and Principal Accounting Officer	May 23, 2007

/s/ L. Gene Stohler L. Gene Stohler	Director	May 23, 2007